PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JULY 3, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Schedule 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Enzo Biochem, Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JULY 3, 2025

ENZO BIOCHEM, INC.
21 Executive Blvd.
Farmingdale, New York 11735

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2025

To All Shareholders of Enzo Biochem, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of Enzo Biochem, Inc., a New York corporation (“we” or the “Company”), will be held virtually via live webcast at [•] on [•], 2025 at [•] a.m., EDT.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of June 23, 2025 (the “Merger Agreement”), by and among the Company, Bethpage Parent, Inc., a Delaware corporation (“Parent”), and Bethpage Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and approve the Merger and the transactions contemplated by the Merger Agreement (the “Merger Proposal”). At the Special Meeting, you also will be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

If the Merger is completed, you will be entitled to receive $0.70 in cash (the “per share price”), without interest thereon and subject to any applicable withholding taxes, for each share of the Company’s common stock, par value $0.01 per share (“Common Stock” and each such share, a “Share” and, collectively, the “Shares”) that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you have properly exercised your dissenters’ rights. This per share price constitutes (i) a premium of approximately 32% over the closing price per share of Common Stock on June 23, 2025, the last full trading day prior to the Company’s announcement of its entry into the Merger Agreement, and (ii) a premium of approximately 23% over the volume weighted average price of Common Stock for the 30-day period ending June 23, 2025.

The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the enclosed proxy statement and upon the recommendation of a special committee of the Board, unanimously (i) determined that the entry into the Merger Agreement is in the best interests of, the Company and its shareholders, and advisable; (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (iii) recommended that the Company’s shareholders approve the Merger Agreement; and (iv) directed that the Merger Agreement be submitted for consideration by the Company’s shareholders at the Special Meeting for their approval.

The Board recommends that you vote: (i) “FOR” the Merger Proposal and (ii) “FOR” the Adjournment Proposal.

The proxy statement attached to this letter provides you with information about the proposed Merger and the Special Meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about us from documents filed with the U.S. Securities and Exchange Commission (the “SEC”), including our financial statements and notes thereto included in our most recent filing on Form 10-K for the fiscal year ended July 31, 2024 and subsequent periodic and interim report filings (see the section captioned “Where You Can Find More Information” beginning on page 76 of the enclosed proxy statement).

Only shareholders of record as of the close of business on July [•], 2025, the date fixed by the Board as the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. This Special Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in our virtual Special Meeting as they would at an in-person meeting. For more information on our virtual Special Meeting, including details on how to attend the meeting, see the instructions under the section captioned “Instructions for the Virtual Special Meeting” on page C-4 of the enclosed proxy statement.

Your vote is very important. The Merger cannot be completed unless the Merger Proposal is approved by the affirmative vote of a majority of the shares of our Common Stock outstanding and entitled to vote thereon. Failing to vote on the Merger Proposal, or to instruct your broker or other nominee on how to vote, will have the same effect as a vote “AGAINST” the Merger Proposal.

Whether or not you plan to attend the Special Meeting, and regardless of the number of shares of Common Stock you own, please vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your proxy card, even if you plan to attend the Special Meeting, so that if you are unable to attend the Special Meeting, your shares can be voted. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EDT on [•], 2025; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EDT on [•], 2025; or (iii) attending the Special Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, New York 11735, Attention: Kara Cannon, Chief Executive Officer. If you hold shares of Common Stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please carefully read the enclosed proxy statement, which explains the proposals to be considered by you and acted upon at the Special Meeting. Please consult your financial, income tax or other professional advisor as appropriate.

The Board has fixed the close of business on July [•], 2025 as the record date for the determination of holders of record of shares of Common Stock entitled to notice of, and to vote at, the Special Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Special Meeting until the closing of the polls.

If you have any questions about the procedures for admission to the Special Meeting, please contact Investor Relations at (631)-755-5500.

[•], 2025	By Order of the Board of Directors,
/s/ Kara Cannon
Kara Cannon
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement. Any representation to the contrary is a criminal offense.

ALL HOLDERS OF RECORD OF SHARES OF COMMON STOCK (WHETHER THEY
INTEND TO ATTEND THE SPECIAL MEETING OR NOT) ARE STRONGLY
ENCOURAGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY
CARD ENCLOSED WITH THE ACCOMPANYING PROXY STATEMENT.

ENZO BIOCHEM, INC.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2025

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Enzo Biochem, Inc., a New York corporation (“we” or the “Company”) and is being first made available to our shareholders on [•], 2025, for use at a Special Meeting of Shareholders (the “Special Meeting”) to be held virtually via live webcast at [•], on [•], 2025 at [•] a.m., EDT, for the following purposes:

(i)     to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of June 23, 2025 (the “Merger Agreement”), by and among the Company, Bethpage Parent, Inc., a Delaware corporation (“Parent”), and Bethpage Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and approve the Merger and the transactions contemplated by the Merger Agreement (the “Merger Proposal”); and

(ii)    to consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

If the Merger is completed, you will be entitled to receive $0.70 in cash (the “per share price”), without interest thereon and subject to any applicable withholding taxes, for each share of the Company’s common stock, par value $0.01 per share (“Common Stock” and each such share, a “Share” and, collectively, the “Shares”) that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you have properly exercised your dissenters’ rights. This per share price constitutes (i) a premium of approximately 32% over the closing price per share of our Common Stock on June 23, 2025, the last full trading day prior to the Company’s announcement of its entry into the Merger Agreement, and (ii) a premium of approximately 23% over the volume weighted average price of our Common Stock for the 30-day period ending June 23, 2025.

Only shareholders of record of our Common Stock as of the close of business on July [•], 2025 are entitled to notice of, and to vote at, the Special Meeting and any adjournment of the Special Meeting. If you hold shares through a broker or other nominee, you must follow the procedures provided by your broker or other nominee in order to vote your shares at the Special Meeting.

The Board may use the services of the Company’s directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other materials to their principals and reimburse them for their out-of-pocket expenses in so doing. We have also retained Kingsdale Advisors, a proxy advisory and solicitation firm, to assist with the solicitation of proxies and provide related advice and informational support, for a services fee of $15,000, plus customary disbursements. The cost of services and solicitation of proxies will be borne by the Company. Each proxy duly executed and returned to the Company is revocable. The procedure a shareholder must follow to revoke its proxy depends on how such shareholder holds its shares. Registered holders of our Common Stock may revoke a previously submitted proxy by submitting another valid later dated proxy or by providing a written notice of such revocation to the Chief Executive Officer of the Company before the closing of the polls at the Special Meeting. Only the latest dated validly executed proxy will count. Shareholders also may revoke any previously submitted proxy by attending the Special Meeting and voting their shares during the Special Meeting. Note that simply attending the Special Meeting without taking one of the above actions will not revoke a proxy. In general, shareholders holding shares in “street name” may revoke previously submitted voting instructions by submitting to their custodian another valid voting instruction or a signed letter of revocation. Shareholders holding shares in “street name” should contact their custodian for detailed instructions on how to revoke their voting instruction and the applicable deadlines.

Instructions for the Virtual Special Meeting

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location. The Special Meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in the virtual Special Meeting as they would at an in-person meeting.

To attend the virtual Special Meeting, visit [•] and enter the 16-digit control number included on your proxy card or voting instruction form. The meeting will start at [•] [a.m./p.m.], EDT on [•], 2025. We encourage you to access the virtual Special Meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at [•] a.m., EDT on [•], 2025.

The virtual Special Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Special Meeting.

While we strongly encourage you to vote your shares prior to the virtual Special Meeting, shareholders may also vote during the meeting. Once logged in, you will be able to vote your shares by clicking the “Vote Here!” button.

Shareholders may submit written questions once logged into the virtual Special Meeting platform. Questions pertinent to meeting matters will be answered during the question-and-answer portion of the virtual Special Meeting, subject to a time limit prescribed by the Rules of Conduct that will be posted to the virtual Special Meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters.

If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual shareholder meeting login page.

Voting Securities and Votes Required

The Board has fixed the close of business on July [•], 2025 as the record date for determination of shareholders entitled to notice of, and to vote at, the Special Meeting (the “Record Date”). As of the Record Date, the Company had [•] outstanding shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Special Meeting. No shares of preferred stock were outstanding as of the Record Date. The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum.

Under New York law, you have the right to file a written objection including a notice of election to dissent to the Merger and demand payment of the “fair value” of your shares with the Company. If you intend to dissent and demand payment of the “fair value” of your shares, you must comply with the provisions of Section 623 of the New York Business Corporation Law in order to receive payment for your shares. For more information about your right to dissent, please see the section captioned “The Merger — Dissenters’ Rights” beginning on page 44.

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Special Meeting for the purpose of determining the presence of a quorum. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Neither the Merger Proposal nor the Adjournment Proposal is considered “routine.” Accordingly, your broker will only be permitted to vote your shares on the approval of each of the Merger Proposal and the Adjournment Proposal if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not instruct your broker to vote your shares, your shares will not be voted, and your shares will not be counted as present for purposes of determining the presence or absence of a quorum at the Special Meeting.

The approval of the Merger Proposal (Proposal 1) will require the affirmative vote of a majority of the outstanding Shares entitled to vote. Shareholders may vote “for,” “against” or “abstain” with respect to the Merger Proposal.

The approval of the Adjournment Proposal (Proposal 2) will require the affirmative vote of a majority of the total votes cast at the Special Meeting by the holders of Shares present in person or represented by proxy and entitled to vote on such action at the Special Meeting. Shareholders may vote “for,” “against” or “abstain” with respect to the Adjournment Proposal.

If you are a shareholder whose shares are registered directly in your name with Equiniti Trust Company, LLC, our transfer agent, and you return a signed proxy card without giving specific voting instructions, then the individuals designated as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board: (i) “FOR” Proposal 1, and (ii) “FOR” Proposal 2.

Please vote your proxy so your vote can be counted.

The enclosed materials require the Company’s shareholders to make important decisions with respect to the Company. Please read carefully this proxy statement and its annexes, as these documents contain detailed information relating to the Merger. If you are in doubt as to how to make these decisions, please consult your financial, legal or other professional advisors.

The accompanying proxy statement is dated            , 2025 and, together with the enclosed form of proxy card, is first being made available to shareholders on or about            , 2025.

Company shareholders who have questions about matters to be voted on at the Special Meeting or who desire additional copies of this proxy statement or additional proxy or voting instruction cards should contact:

Enzo Biochem, Inc.
21 Executive Blvd.
Farmingdale, New York 11735
(631) 755-5500
Attn.: Investor Relations

or

Kingsdale Advisors
+1 (888) 518-1554 (toll-free in North America)
+1 (917) 341-5244 (call collect outside of North America)
e-mail: contactus@kingsdaleadvisors.com

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This proxy statement, the form of proxy card, and our Annual Report on Form 10-K for our fiscal year ended July 31, 2024, are available to you on our website at www.enzo.com. Shareholders may also obtain a copy of these materials by writing to Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, New York 11735, Attention: Kara Cannon, Chief Executive Officer. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2024.

i

ii

SUMMARY

Except as otherwise specifically noted in this proxy statement, “Enzo,” the “Company,” “we,” “our,” “us” and similar words refer to Enzo Biochem, Inc., including, in certain cases, its subsidiaries. Throughout this proxy statement, the “Board” refers to the Board of Directors of the Company. We refer to Enzo common stock, $0.01 par value per share, as the “Common Stock.” When we refer to “Company Options,” we mean stock options to purchase shares of Common Stock, and when we refer to “Company RSUs,” we mean restricted stock units issued by the Company to be settled with shares of Common Stock.

Throughout this proxy statement, we refer to Bethpage Parent, Inc., as “Parent,” and Bethpage Merger Sub, Inc., as “Merger Sub.” In addition, throughout this proxy statement, we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of June 23, 2025, among Parent, Merger Sub and the Company as the “Merger Agreement.” This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly-owned subsidiary of Parent) with and into the Company, with the Company surviving and continuing as a wholly-owned subsidiary of Parent, pursuant to the Merger Agreement. We refer to this transaction as the “Merger.” If the Merger is completed, you will be entitled to receive $0.70 in cash, which we refer to as the “per share price” or the “Merger Consideration,” without interest thereon and subject to any applicable withholding taxes, for each share of Common Stock (each, a “Share” and together the “Shares”) that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you have properly exercised your dissenters’ rights.

This proxy statement may not contain all of the information that is important to you. To understand the Merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Introduction

On June 23, 2025, the Company agreed to be acquired by Parent pursuant to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. If the Merger is completed, each outstanding Share as of immediately prior to the Effective Time will be converted into the right to receive the $0.70 in cash without interest thereon and subject to applicable withholding taxes.

The Board (acting upon the recommendation of a special committee composed of independent directors), after considering various factors described in the section of this proxy statement captioned “The Merger — Reasons for the Merger,” unanimously (i) determined that the entry into the Merger Agreement is in the best interests of, the Company and its shareholders, and advisable; (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (iii) recommended that the Company’s shareholders approve the Merger Agreement; and (iv) directed that the Merger Agreement be submitted for consideration by the Company’s shareholders at the Special Meeting for their approval.

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board for use at the Special Meeting and at any adjournments thereof where our shareholders will be asked to consider and vote on proposals:

•        to adopt the Merger Agreement and approve the merger and the transactions contemplated by the Merger Agreement (the “Merger Proposal”); and

•        to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The Companies

Enzo Biochem, Inc.

Enzo Biochem, Inc. has operated as a life sciences company for over 45 years. The primary business of the Company today is conducted through its Enzo Life Sciences division, which focuses on labeling and detection technologies from DNA to whole cell analysis, including a comprehensive portfolio of thousands of high-quality products, including antibodies, genomic probes, assays, biochemicals, and proteins. The Company’s proprietary products and technologies play central roles in translational research and drug development areas, including cell biology, genomics, assays, immunohistochemistry, and small molecule chemistry. The Company monetizes its technology primarily via sales through our global distribution network and licensing. Enzo Life Sciences is operated through the Company’s wholly-owned subsidiary Enzo Life Sciences, Inc. and its wholly-owned domestic and foreign subsidiaries.

Our Common Stock is currently registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and is traded on the OTC Marketplace under the symbol “ENZB.” The Company’s principal executive offices are located at 21 Executive Blvd. Farmingdale, New York 11735 and our telephone number is (631) 755-5500.

Bethpage Parent, Inc.

Bethpage Parent, Inc. is a newly formed entity formed solely for purposes of entering into the Merger Agreement. Parent is an affiliate of Battery Ventures, global, technology-focused investment firm.

Bethpage Merger Sub, Inc.

Bethpage Merger Sub, Inc. is a newly formed entity formed solely for purposes of entering into the Merger Agreement. Parent is an affiliate of Battery Ventures, global, technology-focused investment firm.

The Merger Summary

This following discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Effects of the Merger (page 25)

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the New York Business Corporation Law (the “NYBCL”), at the Effective Time: (i) Merger Sub will merge with and into the Company; (ii) the separate corporate existence of Merger Sub will cease; and (iii) the Company will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to the Company as the surviving corporation following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the Merger. The Merger will become effective upon the filing of a certificate of Merger with, and acceptance of that certificate by, the Department of State of the State of New York (or at a later time as the Company, Parent and Merger Sub may agree and specify in the certificate of Merger).

Effect of the Merger on Our Outstanding Common Stock (page 26)

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each Share that is issued and outstanding as of immediately prior to the Effective Time (other than (i) shares of Common Stock and shares of preferred stock that are directly owned by (a) the Company immediately prior to the Effective Time (including as treasury stock or otherwise, in each case, not held on behalf of third parties) or (b) Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time (the “Cancelled Shares”) and (ii) shares of Common Stock as to which, at the Effective Time, dissenters’ rights have been perfected (the “Dissenting Shares”, together with the Cancelled Shares, the “Excluded Shares”) will be automatically converted into the right to receive cash in an amount equal to the per share price, without interest thereon and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the Merger Agreement). After the Merger is completed, you will have the right to receive the per share price for each Share that you own, without interest thereon and subject to any applicable withholding taxes, but you will no longer have any rights as a shareholder (except that any of our shareholders who has properly and validly exercised and perfected, and has not validly withdrawn or otherwise subsequently lost, their dissenters’ rights will have the right to receive a payment for the “fair value” of their Shares as determined pursuant to an appraisal proceeding as contemplated by the NYBCL, as described in the section of this proxy statement captioned “The Merger — Dissenters’ Rights”). At or promptly following the Effective Time, on the same date thereof, Parent will deposit (or cause to be deposited) a sufficient amount of cash (including from the Company’s or any of its subsidiaries’ cash) with a designated paying agent to pay the aggregate per share price to our shareholders in accordance with the Merger Agreement. Once a shareholder has provided the paying agent with the documentation required by the paying agent, the paying agent will pay the shareholder the aggregate per share price payable under the Merger Agreement (less applicable withholding taxes) in exchange for the Shares held by that shareholder. For more information, see the section of this proxy statement captioned “The Merger Agreement — Paying Agent, Payment Fund and Payment Procedures.”

Opinion of the Company’s Financial Advisor (page 37)

The Company retained BroadOak Partners, LLC, the Broker Dealer of BroadOak Capital Partners, LLC (“BroadOak”) to act as its financial advisor in connection with a potential sale of the Company and to provide financial advice and assistance and, upon the request of the Company, to render a financial opinion in each case in connection therewith. The Company selected BroadOak to act as its financial advisor based on BroadOak’s qualifications, expertise and reputation and its knowledge of and involvement in recent transactions in the Company’s industry. On June 19, 2025, BroadOak rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by BroadOak as set forth in BroadOak’s written opinion, the Merger Consideration to be received by the holders of shares of Common Stock was fair, from a financial point of view, to such holders of Common Stock. The full text of the written opinion of BroadOak delivered to the Board, dated June 19, 2025, is attached as Annex B and is incorporated by reference into this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by BroadOak in rendering its opinion. Shareholders and beneficial owners of the Company are urged to, and should, read the opinion carefully and in its entirety. BroadOak’s opinion was directed to the Board (in connection with and for purposes of its consideration of the fairness of the Merger Consideration) and addressed only the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of Common Stock. BroadOak did not express any view on, and the opinion did not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. BroadOak’s opinion did not address the relative merits of the Merger as compared to any other alternatives available to the Company, or whether or not such alternatives could be achieved or are available. BroadOak’s opinion does not constitute an opinion or recommendation as to how the shareholders of the Company should vote at the special meeting to be held in connection with the Merger. The summary of BroadOak’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of BroadOak’s opinion. For additional information, see the section of this proxy statement captioned “The Merger — Opinion of the Company’s Financial Advisor” and Annex B to this proxy statement.

Treatment of the Company’s Equity (page 44)

Treatment of the Company Options

At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time and will, automatically and without any required action on the part of holder thereof, be cancelled for no consideration.

Treatment of the Company RSUs

At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and is either (i) held by a member of the Company’s Board (whether vested or unvested) or (ii) vested in accordance with its terms but not yet settled as of the Effective Time (each, a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount of cash, without interest, equal to the product obtained by multiplying (a) the total number of shares of common stock underlying each Company RSU, by (b) the Meger Consideration, less applicable withholding taxes. At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU will, automatically and without any required action on the part of the holder thereof, be cancelled for no consideration.

Treatment of Company Warrants

Prior to the execution of the Merger Agreement, the Company entered into a Warrant Cancellation Agreement (a “Warrant Cancellation Agreement”) with each holder of an outstanding warrant to purchase shares of Common Stock (each, a “Company Warrant”). Pursuant to the terms the Warrant Cancellation Agreements, each Company Warrant that is outstanding as of immediately prior to the Effective Time will be cancelled, terminated and extinguished as of the Effective Time, and in exchange for and upon such cancellation thereof, each such Company Warrant that is outstanding as of immediately prior to the Effective Time will be converted into the right to receive, without interest, the Black-Scholes Value, as calculated pursuant to the Warrant Cancellation Agreement.

Employee Benefits (page 44)

Except as set forth below, the Merger Agreement does not (i) entitle any current or former employee, independent contractor or director of the Company or any of its subsidiaries to severance pay, or any other payment or benefit from the Company or its subsidiaries, (ii) accelerate the time of funding, payment or vesting, or increase the amount of, compensation or benefits due to any such current or former employee, independent contractor or director, (iii) result in any funding (through a grantor trust or otherwise) of any compensation or benefit, (iv) limit or restrict the right of Parent to merge, amend or terminate any Company Benefit Plan without material liability or (v) result in the payment of any amount that could, individually or in combination with any other amount, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

Immediately prior to the Effective Time, all unvested RSUs held by members of the Board (including Kara Cannon, who is both a director and the Chief Executive Officer of the Company) will be treated as Vested Company RSUs at the Effective Time.

Dissenters’ Rights (page 44)

Prior to the Effective Time, any shares of Common Stock issued and outstanding immediately prior to the Effective Time that are held by shareholders of the Company who did not vote in favor of the adoption of the Merger Agreement and who complied with the requirements to dissent set forth in Section 623 of the NYBCL will not be converted into or represent the right to receive a portion of the Merger Consideration, but instead will be entitled to only those rights that are granted by Section 623 of the NYBCL.

If, after the Effective Time, a dissenting shareholder fails to perfect, waives, withdraws, or loses his or her right to dissent under Section 623 of the New York Business Corporation Law, the Shares held by the shareholder will be treated as if they had been converted into the right to receive the Merger Consideration, without interest.

The Company has agreed to provide Parent notice of any demands that the Company receives relating to dissenters’ rights under Section 623 of the NYBCL. Parent will also have the opportunity and right to direct all negotiations with respect to such demands.

Material U.S. Federal Income Tax Consequences of the Merger (page 50)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to such Non-U.S. Holder’s exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax. For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” The discussion in such section is for general information purposes only, however, and does not address all of the tax consequences that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances. U.S. Holders and Non-U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Financing of the Merger (page [•])

Contemporaneously with its entry into the Merger Agreement, Parent entered into an Equity Commitment Letter, dated as of June 23, 2025 (the “Equity Commitment Letter”) with Battery Ventures XIV, L.P., Battery Investment Partners XIV, L.P. and Battery Ventures XIV EF, L.P. (collectively, the “Investors”). Pursuant to the Equity Commitment Letter, each Investor has committed, severally and not jointly, to capitalize or cause the capitalization of Parent up to $30,000,000 (each such Investor’s pro rata portion thereof, its “Commitment Amount”, and, such transaction, the “Equity Financing”).

Simultaneously with the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), each such Investor shall, pursuant to and subject to the terms of the Equity Commitment Letter, fund or cause to be funded its pro rata portion (up to such Investor’s Commitment Amount) of an aggregate amount (the “Financing Amount”) to be not less than equal to the amount that Parent requires to perform its obligations in respect of the payment of the aggregate Merger Consideration (after taking into account any use of the Company’s or any of its subsidiaries’ cash for such purpose), provided that the Financing Amount shall not exceed $30,000,000. The proceeds of the Equity Financing are to be used to fund all or a portion of the payment of the aggregate Merger Consideration to be paid pursuant to the Merger Agreement and, following the payment of the aggregate Merger Consideration as provided under the Merger Agreement, any transaction expenses incurred in connection with the transactions contemplated by the Merger Agreement.

The Company is an express third party beneficiary of the Equity Commitment Letter and has the right, subject to the terms and conditions of the Equity Commitment Letter, to enforce the rights of Parent with respect to each Investor’s funding of its pro rata portion of the Financing Amount; provided, that, specific performance would be the Company’s sole and exclusive remedy and, if sought by the Company, the Company shall be prohibited from seeking or accepting any other remedies, including, monetary damages, in respect of any breach by an Investor of the Equity Commitment Letter; provided, further, that as provided in the Merger Agreement, the Company will only be entitled to specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if: (i) the Merger Agreement has not been validly terminated in accordance with its terms and all of the conditions to Parent’s obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition is then capable of being satisfied at Closing) are satisfied or have been waived, such that Parent is required under the Merger Agreement to consummate the Closing; (ii) Parent fails to consummate the Closing by the date the Closing is required to have occurred; (iii) the Company has irrevocably confirmed in writing to Parent that if the Equity Financing is funded, the Company will take such actions that are required of it to cause the Closing to occur (and the Company shall not have revoked, withdrawn, modified or conditioned such confirmation); and (iv) Parent shall have failed to consummate the Closing within three Business Days after the fulfillment of the foregoing conditions.

For the avoidance of doubt, the Company is not permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded, and payment of the Parent Termination Fee (as defined below) or monetary damages. Further, any recovery of monetary damages shall be subject to the Parent Liability Limitation (as defined below).

Support Agreements (page 49)

In connection with the execution of the Merger Agreement, each of the Company’s officers and directors, as well as shareholders Harbert Discovery Fund, LP and Harbert Discovery Co-Investment Fund I, LP (each, a “Signing Shareholder”) entered into a voting and support agreement (collectively, the “Support Agreements”). As of the record date, the Signing Shareholders held, in the aggregate, Shares representing approximately 23% of the outstanding Shares. Under the Support Agreements, the Signing Shareholders have agreed, subject to the terms and conditions set forth therein, to, among other things, vote all of the Signing Shareholders’ Shares in favor of (i) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, (ii) any other proposals presented by the Company to its shareholders in connection with the transactions contemplated by the Merger Agreement, and (iii) any proposal to adjourn or postpone any applicable meeting of shareholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger or there are not sufficient shares of capital stock of the Company represented to constitute a quorum necessary to conduct the business of the applicable meeting. In accordance with the foregoing, the Signing Shareholders are required to vote all of their Shares in favor of the Merger Proposal and the Adjournment Proposal. In addition, under the Support Agreements, the Signing Shareholders are required to vote against (i) any Alternative Acquisition Proposal (as defined in the Merger Agreement) or any of the transactions contemplated thereby; (ii) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of such Signing Shareholder under the Support Agreement; and/or (iii) any action proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the transactions or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company except as required by the Merger Agreement.

The Support Agreements terminate upon the earliest to occur of: (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with its terms; provided, however, that if the Merger Agreement has been validly terminated under specified sections of the Merger Agreement, and if Parent or Merger Sub thereafter continues actively pursuing the Company at a value equal to or greater than the Merger Consideration (as evidenced by a tender offer to Company shareholders or a public bid for the Company), then the Signing Shareholder’s obligation to vote against any Alternative Acquisition Proposal or related transaction shall survive any termination of the Support Agreements until December 31, 2025; (iii) by written agreement of Parent and each Signing Shareholder party hereto; and (iv) with respect to any Signing Shareholder, the delivery by such Signing Shareholder of written notice to Parent of such Signing Shareholder’s election, in its sole discretion, to terminate its Support Agreement following any amendment or modification to the Merger Agreement as in effect on June 23, 2025, that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s shareholders as a whole (the first to occur of the foregoing clauses (i) through (iv), the “Expiration Date”).

No Solicitation or Negotiation (page 61)

Pursuant to the terms of the Merger Agreement, the Company has agreed to (i) terminate any discussions or negotiations with such a third party and their representatives, other than Parent and its Representatives with respect to any Alternative Acquisition Proposal, (ii) promptly request the prompt return or destruction of all non-public information concerning the Company or our subsidiaries previously furnished to any person who entered into a confidentiality agreement with respect to its consideration of an Alternative Acquisition Proposal (other than Parent and its Representatives), (iii) cease providing any further information with respect to the Company or any Alternative Acquisition Proposal to any such person or its Representatives, and (iv) terminate all access granted to any such person and its Representatives to any physical or electronic data room, other than, in each case, Parent and its Representatives.

In addition, we have agreed that, from the execution of the Merger Agreement to the earlier to occur of the Termination Date and the Effective Time, the Company or our subsidiaries will not (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (ii) furnish to any such third party any non-public information relating to the Company or our subsidiaries or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or our subsidiaries, in any such case, with the intent to induce the making or submission or announcement of, or to encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to an Alternative Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any third party with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to an Alternative Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (v) negotiate or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Alternative Acquisition Proposal, other than an Acceptable Confidentiality Agreement; or (vi) authorize or commit to do any of the foregoing.

Notwithstanding the foregoing, until the Company’s receipt of the approval of the Merger Proposal, each of the Company and the Board is permitted to, directly or through representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to an approved confidentiality agreement to any person or entity who has delivered an Alternative Acquisition Proposal to the Company (but only if such delivery did not result from the Company’s breach of its obligations described in the first sentence of this paragraph) and otherwise facilitate such Alternative Acquisition Proposal or assist such person or entity (and its representatives) with such Alternative Acquisition Proposal (in each case, to the extent so requested), if the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Acquisition Proposal either constitutes a transaction that, as determined by the Board in accordance with the terms of the Merger Agreement, would be more favorable from a financial point of view to the Company’s shareholders than the Merger (a “Superior Proposal”) or could reasonably be expected to lead to or result in a Superior Proposal and the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions would be inconsistent with its fiduciary duties under the NYBCL; provided, that, in such event the Company is required to promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company or any of its subsidiaries that is provided to any such person or entity, or its representatives, that was not previously made available to Parent. The Board may not terminate the Merger Agreement in order to pursue a Superior Proposal.

For more information, see the section of this proxy statement captioned “The Merger Agreement — No Solicitation or Negotiation”.

Board Recommendation Change (page 62)

The Board of Directors has unanimously recommended that you vote “FOR” the Merger Proposal (the “Company Recommendation”). The Merger Agreement provides that the Board may not change the Company Recommendation, or take other actions constituting a Recommendation Change (as defined below), except upon the occurrence of an Intervening Event (as defined below) or upon the Company’s receipt of a Superior Proposal, in each case, subject to numerous conditions set forth in the Merger Agreement and described more fully below (see the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Board Recommendation Change”). The Company does not have the right, under the Merger Agreement, to terminate the Merger Agreement in the event of a Recommendation Change; however, Parent may terminate the Merger Agreement in the event of a Recommendation Change and, in such event, the Company shall be required to pay to Parent the Company Termination Fee and the Parent Expense Reimbursement (each, as defined below).

For more information, see the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Conditions to the Closing of the Merger (page [•])

The respective obligations of Parent, Merger Sub and the Company, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the Closing of certain conditions, including the following:

•        the Company shall have obtained the requisite shareholder approval of the Merger under the NYBCL (the “Company Shareholder Approval”); and

•        the absence of any law, order or injunction that prohibits the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the Closing of each of the following additional conditions:

•        the accuracy of the representations and warranties of the Company set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the closing date of the Merger or, if a representation or warranty was expressly made as of an earlier date or time, the date or time in respect of which such representation or warranty was specifically made;

•        the Company having performed and complied in all material respects with all covenants in the Merger Agreement required to be performed or complied with by it at or prior to the closing of the Merger;

•        the absence of any Material Adverse Effect (as defined below) having occurred since June 23, 2025,

•        the holders (excluding specified holders with whom the Company is involved in ongoing litigation (the “Specified Holders”)) of no more than ten percent (10%) of the outstanding Shares as of the Record Date (excluding any of the Shares held by the Specified Holders), in the aggregate, shall have exercised statutory dissenters’ rights pursuant to the NYBCL with respect to such Shares or shall continue to be eligible to exercise such statutory dissenters’ rights pursuant to the NYBCL;

•        the receipt by Parent of a customary officer’s certificate of the Company; and

•        the receipt by Parent of the executed Warrant Cancellation Agreements by the holders of all of the Company Warrants and the Company.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the Closing of each of the following additional conditions:

•        the accuracy of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the closing date of the Merger or, if a representation or warranty was expressly made as of an earlier date or time, the date in respect of which such representation or warranty was specifically made;

•        Parent and Merger Sub having performed and complied in all material respects with all covenants in the Merger Agreement required to be performed and complied by Parent and Merger Sub at or prior to the closing of the Merger; and

•        the receipt by the Company of a customary officer’s closing certificate of Parent and Merger Sub.

For more information see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”

Termination of the Merger Agreement (page [•])

The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of the Company of the matters presented in connection with the Merger, in the following circumstances:

•        by the mutual written consent of the Company and Parent;

•        by either Parent or the Company:

•        if the Closing shall not have occurred on or before October 23, 2025 (the “End Date”); provided that the right to so terminate the Merger Agreement may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has materially contributed to, the failure of the Closing to have occurred on or before the End Date;

•        if any law prohibits or makes illegal the consummation of the Merger or if any final and non-appealable order from certain governmental entities permanently enjoins, restrains or otherwise prohibits the consummation of the Merger; provided that the right to so terminate the Merger Agreement may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has materially contributed to the issuance of such order, decree or ruling; or

•        if the Special Meeting (including any adjournments or postponements thereof) will have been held and the requisite the Company Shareholder Approval was not obtained;

•        by the Company:

•        if there is a breach of, or a failure to perform or comply with, any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, where such breach or failure (i) would result in, and be the primary cause of, a failure of a closing condition relating to their performance of any covenant, agreement, or obligation or the accuracy of their representation and warranties would not be satisfied at the Closing, and (ii) cannot be cured by the End Date or if curable by such date, is not cured within the earlier of 30 days following the date of delivery of written notice by the Company to Parent of such breach or failure to perform and the End Date; provided that the Company is not then in breach of the Merger Agreement such that Parent has the right to terminate the Merger Agreement for a failure or breach of a representation, warranty, or covenant by the Company; or

•        if the mutual conditions to Closing and the Company’s conditions to Closing have been satisfied and continue to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), Parent fails to consummate the Closing on the date on which it is required to under the Merger Agreement and the Company has, at least three business days before seeking to terminate the Merger Agreement, confirmed in writing to Parent that the Company is ready, willing, and able to consummate the Closing at the end of such three day period; or

•        by Parent:

•        if there is a breach of, or a failure to perform or comply with, any representation, warranty, covenant, or agreement on the part of the Company set forth in the Merger Agreement, where such breach or failure (i) would result in, and be the primary cause of, a failure of a closing condition relating to their performance of any covenant, agreement, or obligation or the accuracy of their representation and warranties would not be satisfied at the Closing, and (ii) cannot be cured by the End Date or if curable by such date, is not cured within the earlier of 30 following the date of delivery of written notice by Parent, to the Company of such breach or failure to perform and the End Date; provided that Parent is not then in breach of the Merger Agreement such that the Company has the right to terminate the Merger Agreement for a failure or breach of a representation, warranty or covenant by Parent; or

•        if, prior to the receipt of the requisite the Company shareholder approval, a Recommendation Change has occurred (which we define in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Board Recommendation Change”).

Termination Fees and Certain Remedies (page 69)

The Merger Agreement provides for the payment of a termination fee in the amount of $2,500,000 (the “Company Termination Fee”) to Parent in certain circumstances. The Company Termination Fee shall become payable (i) upon termination of the Merger Agreement by Parent because a Recommendation Change has occurred, or (ii) if (a) an Alternative Acquisition Proposal shall have become publicly known or otherwise known to the Board and shall not have been withdrawn prior to the date that is 10 days prior to the date of the Company Shareholder Meeting, (b) Parent or the Company shall have terminated the Merger Agreement for failure to obtain the Company Shareholder Approval or Parent shall have terminated the Merger Agreement because of the Company’s uncured breach of the Merger Agreement such that certain of Parent’s conditions to the Closing would not be satisfied, and (c) concurrently with or within 12 months after such termination of the Agreement, the Company shall have either consummated such Alternative Acquisition Proposal or entered into a definitive agreement providing for any Alternative Acquisition Proposal (substituting for this purpose in the definition thereof “50%” for “20%” and “80%” in each place each such phrase appears). In addition, upon termination of the Merger Agreement by (i) Parent because a Recommendation Change has occurred or (ii) Parent or the Company for failure to obtain the Company Shareholder Approval or by Parent because of the Company’s uncured breach of the Merger Agreement such that certain of Parent’s conditions to the Closing would not be satisfied, the Company will be required to reimburse Parent’s expenses in connection with the transactions contemplated by the Merger Agreement actually incurred as of the date of such termination, up to a cap of $1,000,000 (the “Parent Expense Reimbursement”).

Parent will be required to pay to the Company a termination fee of $1,000,000 (the “Parent Termination Fee”) if the Company terminates the Merger Agreement because of either (i) a failure of Parent to consummate the Merger when required to or (ii) Parent’s or Merger Sub’s uncured breach of the Merger Agreement such that certain of the Company’s conditions to the Closing would not be satisfied. The Investors have agreed to guarantee the payment of the Parent Termination Fee, subject to and in accordance with the terms of that certain Limited Guaranty, dated as of June 23, 2025, between the Company and the Investors (the “Guaranty”).

The Company Termination Fee and/or the Parent Expense Reimbursement, as applicable under the terms of the Merger Agreement, on the one hand, and the Parent Termination Fee, on the other hand, are intended to be liquidated damages and, if received by the applicable party, are to be such party’s sole and exclusive remedy for any breaches by the other party of the Merger Agreement, subject to each party’s rights to specific performance, as described below. For the avoidance of doubt, the Company will not be entitled to receive both the Parent Termination Fee and any specific performance to cause the Equity Financing to be funded or the Closing to occur.

Further, the Merger Agreement provides that, under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their affiliates for breaches (including any fraud or willful and material breach) under the Merger Agreement (taking into account the payment of the Parent Termination Fee), the Guaranty or the Equity Commitment Letter exceed an amount equal to $1,000,000 in the aggregate for all such breaches (such total amount, the “Parent Liability Limitation”).

Specific Performance

Parent, Merger Sub, and the Company are entitled to an injunction, specific performance, and other equitable relief to prevent breaches or threatened breaches, or to cure breaches, of the Merger Agreement and to specifically enforce the terms of the Merger Agreement; provided, that as provided in the Merger Agreement, the Company will only be entitled to specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if: (i) the Merger Agreement has not been validly terminated in accordance with its terms and all of the conditions to Parent’s obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition is then capable of being satisfied at Closing) are satisfied or have been waived, such that Parent is required under the Merger Agreement to consummate the Closing; (ii) Parent fails to consummate the Closing by the date the Closing is required to have occurred; (iii) the Company has irrevocably confirmed in writing to Parent that if the Equity Financing is funded, the Company will take such actions that are required of it to cause the Closing to occur (and the Company shall not have revoked, withdrawn, modified or conditioned such confirmation); and (iv) Parent shall have failed to consummate the Closing within three Business Days after the fulfillment of the foregoing conditions. Further, under the Equity Commitment Letter, if the Company pursues specific performance to cause the Equity Financing to be funded, the Company will not be permitted to seek or receive other recovery for the breach, by the non-funding Investors, of the Equity Commitment Letter, including any monetary damages.

For the avoidance of doubt, the Company is not permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the Closing to occur, on the one hand, and payment of the Parent Termination Fee or monetary damages, on the other hand; further, the Company’s receipt of any monetary damages from Parent, Merger Sub, or any of their affiliates shall be subject to the Parent Liability Limitation.

Delisting and Deregistration of Our Common Stock (page 49)

If the Merger is completed, our Common Stock will no longer be traded on OTCQX and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (the “SEC”) on account of our Common Stock.

Effect on the Company if the Merger is Not Completed (page 25)

If the Merger Proposal is not approved by our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their Shares in connection with the Merger. Instead: (i) the Company will remain an independent public company: (ii) our Common Stock will continue to be listed and traded on OTCQX and registered under the Exchange Act; and (iii) the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that: (i) our management will continue to operate the business as it is currently being operated; and (ii) our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the industry in which the Company operates and adverse economic conditions. Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of our Shares may decline significantly. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of the Shares you hold. If the Merger is not completed, the Board will continue to evaluate and review, among other things, the Company’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted by our shareholders or if the Merger is not completed for any other reason, the Company’s business, prospects or results of operation may be adversely impacted. In specified circumstances in which the Merger Agreement is terminated, the Company has agreed to pay Parent the Company Termination Fee and/or the Parent Expense Reimbursement, as applicable; conversely, Parent has agreed to pay the Company the Parent Termination Fee if the Merger Agreement is terminated in certain other specified circumstances.

The Special Meeting (page 22)

The Special Meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in the virtual Special Meeting as they would at an in-person meeting. To attend the virtual Special Meeting, visit [•] and enter the 16-digit control number included on your proxy card or voting instruction form. The meeting will start at [•] [a.m./p.m.], EDT on [•], 2025. We encourage you to access the virtual Special Meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at [•] a.m., EDT on [•], 2025.

At the Special Meeting, you will consider and vote upon proposals to (i) approve the Merger Proposal, and (ii) approve the Adjournment Proposal.

Record Date; Stock Entitled to Vote; Quorum (page 22)

If you owned shares of our Common Stock at the close of business on July [•], 2025, the record date for the Special Meeting, you are entitled to notice of and to vote at the Special Meeting. You have one vote for each share of our Common Stock that you own on the record date. As of the close of business on July [•], 2025, there were [•] shares of our Common Stock outstanding and entitled to be voted at the Special Meeting. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting.

Vote Required (page 22)

For the Merger Proposal and as a condition to the completion of the Merger, approval requires the affirmative vote of a majority of the shares of our Common Stock outstanding and entitled to vote thereon.

Failing to vote or to instruct your broker or other nominee on how to vote will have the same effect as a vote “AGAINST” the Merger Proposal.

For the Adjournment Proposal, approval requires the affirmative vote of a majority of the total votes cast at the Special Meeting by the holders of shares present in person or represented by proxy and entitled to vote on such action at the Special Meeting.

Each holder of a share of our Common Stock is entitled to one vote per share.

Voting (page 22)

You may grant a proxy by completing and returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

Submitting Proxies via Internet or by Telephone (page 23)

We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your proxy card, even if you plan to attend the Special Meeting, so that if you are unable to attend the Special Meeting, your shares can be voted.

Revocability of Proxies (page 24)

Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EDT on [•], 2025; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EDT on [•], 2025; or (iii) attending the Special Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, New York 11735, Attention: Kara Cannon, Chief Executive Officer. If you hold shares of Common Stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Recommendations of Our Board of Directors (page 24)

After careful consideration, our Board has determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of the Company and its shareholders. For a description of the factors considered by our Board in reaching its decision to adopt and approve the Merger Agreement and recommend its approval, see the section of this proxy statement captioned “The Merger — Reasons for the Merger and Recommendation of Our Board of Directors” on page 33. Accordingly, our Board has adopted and approved the Merger Agreement and recommends that you vote (i) “FOR” the approval of the Merger Proposal, and (ii) “FOR” the approval of the Adjournment Proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement, the Merger Proposal and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q.     Who is soliciting my vote?

A.     This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board for use at the Special Meeting.

Q.     Why am I receiving this proxy statement?

A.     On June 23, 2025, we entered the Merger Agreement, which provides that Parent will acquire the Company for $0.70 in cash per share of our Common Stock, without interest and subject to any applicable withholding taxes, for each share of our Common Stock that you own at the Effective Time. In order to complete the Merger, among other conditions, our shareholders must vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). We are also requesting that shareholders approve a proposal to adjourn the Special Meeting to a later date or time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of our Common Stock without attending the Special Meeting and to ensure that your shares of our Common Stock are represented and voted at the Special Meeting.

You have been identified as a shareholder of the Company as of the close of business on the Record Date (defined below) and are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. See below under “How do I vote?”

Although it is not currently expected, the Special Meeting may be adjourned or postponed. If there is no quorum, the holders of a majority of shares present at the Special Meeting in person or represented by proxy may adjourn the meeting to another date. The Board may also adjourn the Special Meeting without approval of the shareholders whether or not a quorum is present. Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting.

Q.     What is the Merger and what effects will it have on the Company?

A.     The proposed Merger is the acquisition of the Company by Parent. If the Merger Proposal is approved by our shareholders and the other closing conditions set out in the Merger Agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company will become an subsidiary of Parent, and our Common stock will no longer be publicly traded and will no longer be listed on OTCQX. In addition, our Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

After careful consideration, our Board (acting on the recommendation of the Special Committee, whose analyses and determinations the Board adopted as its own in its evaluation of the fairness of the Merger) has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of the Company and the Company’s shareholders and has approved the Merger Agreement and the transactions contemplated thereby. Accordingly, the Board recommends that its shareholders vote “FOR” the approval of the Merger Proposal and “FOR” the Adjournment Proposal, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Q.     What will I receive if the Merger is completed?

A.     Upon completion of the Merger, you will be entitled to receive $0.70 in cash, without interest and subject to any applicable withholding taxes, for each share of our Common Stock that you own immediately prior to the Effective Time. For example, if you own 100 shares of our Common Stock, you will receive $70 in cash in exchange for your shares, without interest and less any applicable withholding taxes.

Q.     How does the per share price compare to the market price of our Common Stock?

A.     This amount constitutes a premium of approximately 32% over our closing stock price on June 23, 2025, the last full trading day prior to the public announcement of our entry into the Merger Agreement.

Q.     What will happen to the Company’s incentive awards?

A.     Company RSUs.    At the Effective Time, each Vested Company RSU will, automatically and without any required action on the part of the holder, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying the total number of shares of Common Stock underlying such Company RSU, by the per share price, subject to any required withholding taxes. Each Company RSU that is outstanding as of the Effective Time that is not a Vested Company RSU will be canceled without any consideration payable therefor.

Company Options.    At the Effective Time, each outstanding Company Option will, automatically and without any required action on the part of the holder, be cancelled without any consideration payable therefor.

Q.     What will happen to the Company’s warrants?

A.     At the Effective Time, each outstanding Company Warrant will be canceled and will be converted into the right to receive, without interest, an amount equal to the Black-Scholes Value, as calculated in accordance with the Warrant Cancellation Agreement.

Q.     When and where is the Special Meeting?

A.     The meeting will be held on [•], 2025, at [10:00 a.m.] Eastern Time, conducted solely online via live webcast at [•], and can also be accessed by phone at [•]. There is no physical location for the Special Meeting.

Q.     What am I being asked to vote on at the Special Meeting?

A.     At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote on the Merger Proposal and the Adjournment Proposal.

Q.     How does the Board recommend that I vote?

A.     After careful consideration, the Board recommends (acting on the recommendation of the Special Committee, whose analyses and determinations the Board adopted as its own in its evaluation of the fairness of the Merger) that you vote your shares of our Common Stock “FOR” the approval of the Merger Proposal and “FOR” the approval of the Adjournment Proposal.

Pursuant to an engagement letter, the Board retained BroadOak as its financial advisor in connection with the Merger. On June 19, 2025, at a meeting of the Special Committee, BroadOak rendered its oral opinion to the Special Committee, subsequently confirmed in writing on the same day, that, as of the date of the Merger Agreement and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per share Merger Consideration to be paid in the Merger is fair, from a financial point of view.

For a discussion of the factors that the Board and Special Committee considered in determining to approve the execution and delivery of the Merger Agreement by the Company and to recommend the approval of the transactions contemplated by the Merger Agreement, please see the section of this proxy statement captioned “Reasons for the Merger and Recommendation of Our Board of Directors.” In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, those of the Company shareholders generally.

For a discussion of these interests, please see the section of this proxy statement captioned “Interests of Certain Persons in the Merger.”

Q.     Who is entitled to vote at the Special Meeting?

A.     All holders of shares of Common Stock as of the Record Date, which is the close of business on [•], 2025, are entitled to vote at the Special Meeting. Each holder of shares of our Common Stock is entitled to one vote for each share of our Common Stock held on the Record Date. As of the close of business on the Record Date, there were 52,432,129 shares of our Common Stock outstanding. The Company’s holders of warrants to purchase shares of Common Stock are not entitled to vote at the Special Meeting.

Q.     What is the difference between holding shares as a shareholder of record and in “street name” as a beneficial owner?

A.     Our shareholders may hold their shares of our Common Stock through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. Summarized below are some of the differences between shares held of record and those owned beneficially in “street name.”

•        Shareholder of Record.    If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered, with respect to those shares, the shareholder of record and this proxy statement was sent directly to you by the Company. As the shareholder of record, you have the right to vote your shares at the Special Meeting or to grant your proxy directly to certain officers of the Company to vote your shares at the Special Meeting.

•        Beneficial Owner.    If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the Special Meeting, or you may contact your broker, bank or other nominee to obtain a “legal proxy” giving you the right to vote at the Special Meeting.

Q.     Why are you holding a virtual meeting instead of a physical meeting?

A.     We believe that hosting our Special Meeting virtually will enable greater shareholder attendance and participation from any location around the world.

Q.     How can I attend the virtual Special Meeting?

A.     The Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Special Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting [•] or by phone at [•]. You also will be able to vote your shares online by attending the Special Meeting by webcast.

To participate in the Special Meeting, you will need to review the information included on your proxy card, voting instruction form or on the Notice. In addition, if you hold your shares through an intermediary, such as a broker, bank or other nominee, you must register in advance using the instructions below.

The virtual Special Meeting will begin promptly at [10:00 a.m.], Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time to check in.

Q.     How do I register to attend the Special Meeting virtually on the internet?

A.     To register to attend the Special Meeting, you must follow the instructions below:

Q.     How do I vote?

A.     You may vote your shares before the Special Meeting via the internet, by telephone, or by mail. If you vote via the internet or by telephone, you do not need to mail in a proxy card or voting instructions.

Shareholder of Record:    If you hold your shares of Common Stock as a record holder, you can vote your shares without attending the Special Meeting in the following ways:

•        By Internet — Visit [•] (or scan the barcode on your proxy card) before the Special Meeting. Have your proxy card available when you access the website.

•        By Telephone — Dial [•]. Have your proxy card available when you call.

•        By Mail — Complete, sign and return the accompanying proxy card using the enclosed postage-paid envelope.

Shares Registered in Street Name:    If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares without attending the Special Meeting. Your broker, bank or other nominee will allow you to deliver your voting instructions over the internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this proxy statement and promptly returning it in the enclosed postage-paid envelope.

Whether or not you plan to attend the virtual Special Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the internet, prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

Q.     What is the deadline for voting?

A.     If you are a shareholder of record, your proxy must be received by telephone or internet by 11:59 p.m., Eastern Time, on [•], 2025, the day before the Special Meeting, in order for your shares to be voted at the Special Meeting. If you are a shareholder of record and you cause your shares to be voted by completing, signing, dating and returning the enclosed proxy card by mail, your proxy card must be received before the Special Meeting for your shares to be voted at the Special Meeting.

If you hold your shares in “street name,” please comply with the deadlines for voting provided by the broker, bank or other nominee that holds your shares.

Q.     How can I change or revoke my vote?

A.     If you are a shareholder of record, you may change or revoke a previously submitted proxy at any time before it is exercised by one of the following methods:

•        signing another proxy card with a later date and returning it to us by mail or by submitting a new proxy electronically by telephone or the internet after the date of the earlier submitted proxy (your latest telephone or internet voting instructions will be followed) but prior to the Special Meeting so that it is received no later than 5:00 p.m., EDT on [•], 2025;

•        delivering to the Chief Executive Officer of the Company a written notice of revocation prior to the voting of the proxy at the Special Meeting so that it is received no later than 5:00 p.m., EDT on [•], 2025; or

•        by attending the Special Meeting and voting at the virtual Special Meeting using the control number on the enclosed proxy card. Attendance at the Special Meeting will not, by itself, revoke your proxy.

Written notices of revocation should be addressed to:

ENZO BIOCHEM, INC.
21 Executive Blvd.
Farmingdale, NY 11735
Attn: Chief Executive Officer

Any change to your proxy that is provided by telephone or the internet must be submitted by 11:59 p.m., Eastern Time, on [•], 2025, the day before the Special Meeting.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

Q.     How will my shares be voted on the proposals at the Special Meeting?

A.     The shares of Common Stock represented by all properly submitted proxies will be voted at the Special Meeting as instructed or, if no instruction is given, will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Q.     What happens if I do not give specific voting instructions?

A.     If you are a shareholder of record and you properly submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the named proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement. See above under “How does the Board recommend that I vote?”

If you hold your shares through a brokerage account and you fail to provide voting instructions to your broker, your broker may generally vote your uninstructed shares of Common Stock in its discretion on routine matters at a shareholder meeting. However, a broker cannot vote shares of Common Stock held in “street name” on non-routine matters unless the broker receives voting instructions from the shareholder. Generally, if a broker exercises this discretion on routine matters at a shareholder meeting, a shareholder’s shares will be voted on the routine matter in the manner directed by the broker but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the shareholder meeting. There are no “routine” matters proposed at the Special Meeting. Both the Merger Proposal and the Adjournment Proposal are non-routine matters. Accordingly, if you hold your shares in “street name” through a brokerage account, your broker will not be able to exercise its discretion to vote uninstructed shares on the Merger Proposal or the Adjournment Proposal.

Q.     What will happen if I abstain from voting or fail to vote on the proposals or fail to instruct my broker, bank or other nominee how to vote on the proposals?

A.     You may vote “FOR,” “AGAINST” or “ABSTAIN.” If a shareholder abstains from voting, that abstention will have the same effect as if the shareholder voted “AGAINST” each of the Merger Proposal and the Adjournment Proposal. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists.

Q.     Who will count the votes?

A.     The votes will be counted by the inspector of elections appointed for the Special Meeting.

Q.     What do I do if I receive more than one proxy or set of voting instructions?

A.     If you received more than one proxy card or voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card or voting instruction form that you received in order for all of your shares to be voted at the Special Meeting.

Q.     How many votes must be present to hold the Special Meeting?

A.     A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date must be present at the Special Meeting, in person or by proxy, in order to conduct business at the Special Meeting. This is called a “quorum.” Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned pursuant to our Amended and Restated Bylaws (the “Bylaws”) upon the affirmative vote of the holders of a majority of the Shares present at the Special Meeting. In addition, the Board may adjourn the Special Meeting without approval of the shareholders whether or not a quorum is present.

Q.     What vote is required for the Company’s shareholders to approve the Merger Proposal?

A.     Approval of the Merger Proposal requires a quorum and the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding as of the Record Date and entitled to vote thereon at the Special Meeting. Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting. If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), if you do not provide voting instructions with respect to your shares of Common Stock, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” The Merger Proposal is a “non-routine” proposal. Abstentions and broker non-votes shall be counted as votes “AGAINST” the Merger Proposal.

Q.     What vote of the Company’s shareholders is required to approve the Adjournment Proposal?

A.     Approval of the Adjournment Proposal requires a quorum and the affirmative vote of a majority of the total votes cast at the Special Meeting by the holders of Shares present in person or represented by proxy and entitled to vote on such action at the Special Meeting. Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting. If you hold your shares in “street name”, your broker or other organization may not vote your shares if you do not provide voting instructions with respect to your shares of Common Stock, your shares will not be voted on any “non-routine” proposal. This is called a “broker non-vote”. The Adjournment Proposal is a “non-routine” proposal. Abstentions and broker non-votes shall be counted as votes “AGAINST” the Adjournment Proposal.

Q.     How many votes can be cast by all shareholders?

A.     Each share of Common Stock is entitled to one vote. There is no cumulative voting. There were 52,432,129 shares of Common Stock outstanding and entitled to vote on the Record Date.

Q.     When do you expect the Merger to be completed?

A.     We are working towards completing the Merger as soon as possible. Assuming timely satisfaction of closing conditions, including approval by our shareholders of the Merger Proposal, we anticipate that the Merger will be completed in the third quarter of calendar year 2025.

Q.     What happens if the Merger is not completed?

A.     If the Merger Proposal is not approved by the shareholders of the Company or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead: (i) we will remain an independent public company; (ii) our Common Stock will continue to be listed and traded on OTCQX and registered under the Exchange Act; and (iii) we will continue to file periodic reports with the SEC.

In certain specified circumstances in which the Merger Agreement is terminated, we have agreed to pay Parent a Company Termination Fee (in the amount of $2,500,000) and the Parent Expense Reimbursement (in the amount of up to $1,000,000). Conversely, if the Merger Agreement is terminated in certain other circumstances, Parent has agreed to pay us a termination fee in the amount of $1,000,000.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fee; Effect of Termination.”

Q.     What conditions must be satisfied to complete the Merger?

A.     The Company and Parent are not required to complete the Merger unless a number of conditions are satisfied or waived. These conditions include, among others: (i) the approval of the Merger Proposal by our shareholders at the Special Meeting; (ii) no law, injunction, order or prohibition preventing the consummation of the Merger issued by a court or other governmental entity of competent jurisdiction law has been entered, enacted, or promulgated that prohibits or makes illegal the consummation of the Merger; and (iii) customary conditions in favor of each of the parties regarding the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s performance and compliance with its covenants, obligations and conditions contained in the Merger Agreement (subject to customary materiality qualifiers). For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Merger, see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger.”

Q.     Is the Merger expected to be taxable to U.S. shareholders?

A.     Yes. The Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder (defined below) will recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Common Stock exchanged therefor.

A Non-U.S. Holder (as defined below) generally will not be subject to U.S. federal income tax with respect to the exchange of our capital stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax. A more complete description of material U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement captioned “The Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger.” Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder.

Q.     What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A.     The Record Date for shareholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you sell or transfer your shares of our Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the per share Merger Consideration with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of our capital stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q.     Who will solicit and pay the cost of soliciting proxies?

A.     The Company has engaged Kingsdale Advisors (the “Proxy Solicitor”) to assist in the solicitation of proxies for the Special Meeting. The Proxy Solicitor may solicit proxies by telephone, by facsimile, by mail, on the internet or in person. The expense of soliciting proxies will be borne by the Company. The Company estimates that it will pay the Proxy Solicitor a fee of approximately $15,000, plus reimbursement of related expenses. The Company has also agreed to reimburse the Proxy Solicitor for certain reasonable and documented fees and expenses and will indemnify the Proxy Solicitor and all of its directors, officers, employees and agents against certain claims, expenses, losses, damages and/or liabilities. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.     Who can help answer any other questions I might have?

A.     If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of our Common Stock or need additional copies of the proxy statement or the enclosed proxy card, please contact Kingsdale Advisors, our Proxy Solicitor using the contact information below:

Kingsdale Advisors

+1 (888) 518-1554 (toll-free in North America)

+1 (917) 341-5244 (call collect outside of North America)

e-mail: contactus@kingsdaleadvisors.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer in this proxy statement, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about our plans, objectives, expectations and intentions. All statements in this proxy statement that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include, include, without limitation, statements regarding the intent, belief or current expectations of the Company and its management concerning possible or assumed future results of operations of our Company, the expected completion and timing of the Merger and other information relating to the Merger. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation,

•        the satisfaction of the conditions to consummate the Merger, including the approval of the Merger Proposal by our shareholders;

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•        the effects, including expense or delay, or outcome, of any legal proceedings that may be instituted against us and others following the announcement of the Merger Agreement;

•        the amount of the costs, fees, expenses and charges related to the Merger;

•        the effect of the announcement of the Merger on our customer relationships, operating results and business generally, including the ability to retain key employees; and

•        any effect of diverting the attention of the Company’s management from ongoing business operations;

and other risks detailed in this proxy statement and our current filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See the section of this proxy statement captioned “Where You Can Find More Information” on page 76. You should not place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a shareholder of the Company, as part of the solicitation of proxies by our Board for use at the Special Meeting.

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting will be held virtually over the internet using the link, [•], on [•], 2025 at [•] a.m., EDT, for the following purposes:

(i)     to consider and vote on a proposal to approve the Merger and adopt the Merger Agreement (the “Merger Proposal”); and

(ii)    to consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Recommendation of Our Board of Directors

Our Board has determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of, the Company and its shareholders. Accordingly, our Board has adopted and approved the Merger Agreement and recommends that our shareholders vote (i) “FOR” the approval of the Merger Proposal, and (ii) “FOR” the approval of the Adjournment Proposal.

Record Date; Shares Entitled to Vote; Quorum

The holders of record of shares of our Common Stock as of the close of business on July [•], 2025 (the “Record Date”), which is the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting.

On the Record Date, there were 52,432,129 shares of our Common Stock outstanding held by approximately [•] shareholders of record. Holders of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of any business at the Special Meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum.

Vote Required

The approval of the Merger Proposal requires the affirmative vote of a majority of shares of Common Stock outstanding and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the total votes cast at the Special Meeting by the holders of shares present in person or represented by proxy and entitled to vote on such action at the Special Meeting.

Each holder of a share of our Common Stock is entitled to one vote per share.

Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum at the Special Meeting, and will have the same effect as a vote “AGAINST” each of the Merger Proposal and the Adjournment Proposal.

Voting

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location. The Special Meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in the virtual Special Meeting as they would at an in-person meeting.

To attend the virtual Special Meeting, visit [•] and enter the 16-digit control number included on your proxy card or voting instruction form. The meeting will start at [•] a.m., EDT on [•], 2025. We encourage you to access the virtual Special Meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at [•] a.m., EDT on [•], 2025.

The virtual Special Meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Special Meeting.

While we strongly encourage you to vote your shares prior to the virtual Special Meeting, shareholders may also vote during the Special Meeting. Once logged in, you will be able to vote your Shares by clicking the “Vote Here!” button.

Shareholders may submit written questions once logged into the virtual Special Meeting platform. Questions pertinent to meeting matters will be answered during the question and answer portion of the virtual Special Meeting, subject to a time limit prescribed by the Rules of Conduct that will be posted to the virtual Special Meeting platform on the day of the Special Meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to Special Meeting matters.

If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual shareholder meeting login page.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are shareholders may be “householding” our proxy materials. A single Notice or Proxy Statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (i) notify your broker, (ii) direct your written request to: Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, New York 11735, Attention: Chief Executive Officer, or contact us at (631) 755-5500. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay the costs of this proxy solicitation, including all expenses of filing, printing and mailing this proxy statement. We have also retained Kingsdale Advisors, a proxy advisory and solicitation firm, to assist with the solicitation of proxies and provide related advice and informational support, for a services fee of $15,000, plus customary disbursements.

Submitting Proxies via Internet or by Telephone

Whether or not you plan to attend the Special Meeting, and regardless of the number of shares of Common Stock you own, please vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your proxy card, even if you plan to attend the Special Meeting, so that if you are unable to attend the Special Meeting, your shares can be voted.

Revocability of Proxies

Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EDT on [•], 2025; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EDT on [•], 2025; or (iii) attending the Special Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, New York 11735, Attention: Kara Cannon, Chief Executive Officer. If you hold shares of Common Stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Other Business

As of the date of this proxy statement, our Board does not intend to present at the Special Meeting of shareholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

THE MERGER

The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement. This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Enzo Biochem, Inc.

Enzo Biochem, Inc. has operated as a life sciences company for over 45 years. The primary business of the Company today is conducted through its Enzo Life Sciences division, which focuses on labeling and detection technologies from DNA to whole cell analysis, including a comprehensive portfolio of thousands of high-quality products, including antibodies, genomic probes, assays, biochemicals, and proteins. The Company’s proprietary products and technologies play central roles in translational research and drug development areas, including cell biology, genomics, assays, immunohistochemistry, and small molecule chemistry. The Company monetizes its technology primarily via sales through our global distribution network and licensing. Enzo Life Sciences is operated through the Company’s wholly-owned subsidiary Enzo Life Sciences, Inc. and its wholly-owned domestic and foreign subsidiaries.

Our Common Stock is currently registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and is traded on the OTC Marketplace under the symbol “ENZB.” The Company’s principal executive offices are located at 21 Executive Blvd., Farmingdale, New York 11735 and our telephone number is (631) 755-5500.

Bethpage Parent, Inc.

Bethpage Parent, Inc. is a newly formed entity formed solely for purposes of entering into the Merger Agreement. Parent is an affiliate of Battery Ventures, global, technology-focused investment firm.

Bethpage Merger Sub, Inc.

Bethpage Merger Sub, Inc. is a newly formed entity formed solely for purposes of entering into the Merger Agreement. Parent is an affiliate of Battery Ventures, global, technology-focused investment firm.

Effects of the Merger (page [•])

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the NYBCL, at the Effective Time: (i) Merger Sub will merge with and into the Company; (ii) the separate corporate existence of Merger Sub will cease; and (iii) the Company will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to the Company as the surviving corporation following the Merger.

As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the Merger.

The Merger will become effective upon the filing of a certificate of Merger with, and acceptance of that certificate by, the Department of State of the State of New York (or at a later time as the Company, Parent and Merger Sub may agree and specify in the certificate of Merger).

Effect on the Company if the Merger is Not Completed (page [•])

If the Merger Proposal is not approved by our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their Shares in connection with the Merger. Instead: (i) the Company will remain an independent public company; (ii) our Common Stock will continue to be listed and traded on OTCQX and registered under the Exchange Act; and (iii) the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that: (i) our management will continue to operate the business as it is currently being operated; and (ii) our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the industry in which the Company operates and adverse economic conditions. Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of our Shares may decline significantly. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of the Shares you hold. If the Merger is not completed, the Board will continue to evaluate and review, among other things, the Company’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted by our shareholders or if the Merger is not completed for any other reason, the Company’s business, prospects or results of operation may be adversely impacted. In specified circumstances in which the Merger Agreement is terminated, the Company has agreed to pay to Parent the Company Termination Fee, in the amount of $2,500,000, and/or the Parent Expense Reimbursement, in the amount of up to $1,000,000. In specified other circumstances in which the Merger Agreement is terminated, Parent has agreed to pay to the Company the Parent Termination Fee, in the amount of up to $1,000,000.

Effect of the Merger on Our Outstanding Common Stock (page [•])

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each Share that is issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares will be automatically converted into the right to receive cash in an amount equal to the per share price, without interest thereon and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the Merger Agreement). After the Merger is completed, you will have the right to receive the per share price for each Share that you own, but you will no longer have any rights as a shareholder (except that any of our shareholders who has properly and validly exercised and perfected, and has not validly withdrawn or otherwise subsequently lost, their dissenters’ rights will have the right to receive a payment for the “fair value” of their Shares as determined pursuant to an appraisal proceeding as contemplated by the NYBCL, as described in the section of this proxy statement captioned “The Merger — Dissenters’ Rights”). At or promptly following the Effective Time, but on the same date thereof, Parent will deposit (or cause to be deposited) a sufficient amount of cash (including from the Company’s or any of its subsidiaries’ cash) with a designated paying agent to pay the aggregate per share price to our shareholders in accordance with the Merger Agreement. Once a shareholder has provided the paying agent with the documentation required by the paying agent, the paying agent will pay the shareholder the aggregate per share price payable in respect of such shareholder’s Shares under the Merger Agreement (less applicable withholding taxes) in exchange for the Shares held by that shareholder. For more information, see the section of this proxy statement captioned “The Merger Agreement — Paying Agent, Payment Fund and Payment Procedures.”

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement, including the Company’s identification and evaluation of strategic alternatives and the negotiation of the Merger Agreement. The following chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management team, the representatives of each party to the Merger Agreement, their respective advisors, or any other persons.

The Board, acting independently and with information from the Company’s management team, and in the ordinary course of business, regularly evaluates the operations, financial performance, liquidity, future growth prospects, market perception, and industry conditions of the Company in light of the totality of the circumstances, including current and anticipated business and industry trends, regulatory conditions, future growth prospects, the current and expected financing environment, and overall strategic direction of its business, in each case, with the goal of maximizing short-term and long-term value for its shareholders. The Board and management team have, from time to time, considered various strategic alternatives, including the continued execution of the Company’s strategy as a stand-alone public company, the pursuit of various partnerships, potential combinations, and potential acquisitions and partial dispositions.

In connection with a prior strategic process that commenced in 2022, the Board had retained Jefferies LLC (“Jefferies”) as its investment bank to assist with a strategic review process. This prior process resulted in no offers by any potential counterparty to purchase the entire Company, however, it resulted in the sale of certain assets and assignment of certain liabilities of the Company’s clinical laboratory business in 2023. Additionally, during this process, the Company engaged in discussions with two potential acquirers of its life sciences business, both of whom conducted diligence, but declined to submit offers.

In 2024, from time to time, Company management received inquiries (including one inquiry from Battery Ventures (“Battery”)) regarding potential strategic transactions from potential counterparties. The Board was apprised of all such inquiries.

Following Battery’s inquiry, on October 2, 2024, the Company and Battery entered into a non-disclosure agreement (“NDA”), which contained a standstill restriction, and Battery began receiving financial information concerning the Company, conducting due diligence, including meetings with management. At such time, the Board determined to consider a potential strategic transaction, including a sale of the Company.

The Company met with Jefferies several times and discussed engaging them to assist the Company with a potential strategic transaction, including a sale of the Company. At this point, Jefferies advised the Company that, given the size of the Company, they declined to participate in the proposed engagement at the original fee structure and, accordingly, released the Company from the tail provisions of their existing engagement letter. At that point, the Company determined to find a new advisor to assist with evaluating strategic transactions.

On November 7, 2024, in furtherance of its consideration of potential strategic alternatives, the Board and the management team met with representatives of BroadOak. In meeting with BroadOak, the Board and management team considered BroadOak’s experience and expertise as a financial advisor in a wide variety of transactions, including in strategic business combinations, and its qualifications and experience advising, and familiarity with, companies operating in the life sciences industry. The Board and the management team also met with several other financial advisors, but the Board determined BroadOak was the best choice for the Company to retain as a financial advisor.

On January 2, 2025, at the direction of the Board, the Company signed an engagement letter with BroadOak pursuant to which BroadOak would provide services as the Company’s financial advisor in connection with a potential strategic transaction.

On January 6, 2025, BroadOak and the management team, including Kara Cannon, the Company’s Chief Executive Officer, met onsite to prepare for a potential strategic transaction and to discuss possible targets, past negotiations with potential buyers and the related financial projections and prospects of the Company’s business.

On January 10, 2025, Battery sent the Board a non-binding letter of intent (“LOI”) outlining the terms of a proposed transaction to take the Company private and for Battery to acquire 100% of the outstanding equity securities of the Company priced at $1.05 to $1.10 per share. The Battery LOI included a cover letter, a summary of Battery’s business and a draft exclusivity agreement. The Battery LOI was contingent upon Battery conducting a diligence process on the Company’s business, financials and other factors in order to reconfirm its preliminary offer. The same day, the Board met with members of the Company’s management, including Kara Cannon, and representatives from BroadOak, including Kyle Wilson. Ms. Cannon contacted the Company’s outside legal counsel, Baker & Hostetler LLP (“Baker”), to advise them of the receipt of the Battery LOI.

From January 13, 2025, to January 17, 2025, BroadOak and the management team had several teleconferences with Battery, and representatives from Battery outlined the acquisition proposal described in the Battery LOI. The same week, BroadOak attended the J.P. Morgan Healthcare Conference in San Francisco, California. During this period, BroadOak held in-person conferences or teleconferences with several potential strategic acquirers.

On January 14, 2025, the Board formed a Special Committee consisting of the Board’s three independent directors Steven Pully, Bradley Radoff, and Jonathan Couchman (the “Special Committee”) to: (1) evaluate a potential transaction and any future proposals from Battery, (2) explore other strategic alternatives for the Company, (3) negotiate and make decisions regarding any transactions, (4) seek input from management and confer with its external advisors, and (5) recommend to the Board any proposals, strategic alternative transactions, change-in-control transactions or other take-private transactions. The Board unanimously approved the creation of the Special Committee, and delegated full power and exclusive authority to exercise all powers of the Board as described above. The Board also determined to not authorize or approve a strategic transaction unless and until the Special Committee had determined such transaction was in the best interests of the Company and its shareholders.

The Company continued to receive unsolicited inquiries about a potential transaction, including one written communication (the “Party A Letter”) from a potential strategic acquirer (“Party A”), with whom BroadOak had a long-standing relationship with through one of Party A’s board members, on January 15, 2025, and one written communication from another potential strategic acquirer on January 24, 2025 (“Party B”), both of which were shared with the Board.

On January 21, 2025, Battery requested a short exclusivity period for an opportunity to hold a site visit and to perform additional diligence to reconfirm the offer process following diligence.

On January 22, 2025, members of the Special Committee discussed ways to maximize value for all shareholders and increase the likelihood of a successful transaction. Members of the Special Committee discussed the Battery LOI, including the go-shop period and merger proposal, which would entail an acquisition of all Shares, among other aspects of the offer, as well as the Party A Letter. Concurrently with the Special Committee’s discussion, BroadOak began preparing a virtual data room and confidential materials for a strategic transaction process.

On January 23, 2025, Battery again requested a short exclusivity period before continuing to perform due diligence and incurring out-of-pocket expenses for third party assistance with the diligence process. After consideration, the Company, at the direction of the Special Committee, agreed to provide a brief exclusivity period for Battery to conduct such diligence and to reaffirm the terms of the Battery LOI until February 6, 2025. The Special Committee agreed that Battery could conduct a site visit and have additional conversations with management regarding diligence in order to confirm its original offer. The Company further decided that it would extend exclusivity if it was satisfied with the reconfirmed offer.

On January 27, 2025, Mr. Pully and Ms. Cannon met with BroadOak representatives, including Mr. Wilson, to discuss the Party A Letter. Mr. Pully, Ms. Cannon and Mr. Wilson agreed that any pursuit of a potential transaction with Party A would have to take place after the expiration of the Battery exclusivity period, which would expire on February 7, 2025. Battery continued conducting diligence on the Company over the next weeks.

On February 4, 2025 the Special Committee met and Mr. Wilson updated the Special Committee on a recent meeting he had held with representatives of Battery on diligence matters. He advised the Special Committee that he believed the meeting had been positive.

On February 10, 2025, following the termination of the Battery exclusivity period on February 7, 2025, Battery sent the Board and management an updated LOI and cover letter specifying a $1.05 per share purchase price. Battery also circulated an exclusivity agreement, a draft Merger Agreement and a proposed due diligence workplan to the Board and Mr. Wilson.

Following the expiration of the Battery exclusivity period, on February 11, 2025, Mr. Wilson convened with the board member of Party A via teleconference to discuss the Party A Letter as well as the offer from Battery, on a no-names basis to preserve confidentiality, and continued discussions via email with the board member and vice chairman of Party A following the call.

On February 11, 2025 the Special Committee met and representatives of BroadOak presented a valuation and cash analysis, and the Special Committee discussed the presentation, including assumptions, transaction timing, alternative transaction structures, the risks of delaying the Battery process to pursue other alternatives and potentially risk Battery exiting the process, which Battery had indicated they would do if the Company did not extend exclusivity. The Special Committee also discussed the Battery proposal and the draft Merger Agreement, and discussed several counter-proposals to Battery.

On February 14, 2025, Mr. Pully and representatives from Battery discussed the Battery LOI by teleconference. Mr. Pully expressed the Board’s interest in a transaction with Battery but continued to advocate for a deal that would be attractive to shareholders on all terms, including price, reasonable go-shop terms and more favorable contractual provisions. Mr. Pully received further clarity on a few of Battery’s assumptions about the status of the Company and, subsequently, requested a higher purchase price, a shorter diligence period and a higher dissenters’ rights threshold closing condition, noting that the Battery proposal of a 3% dissenters’ rights threshold created closing uncertainty. Mr. Pully and the representatives from Battery agreed to reconvene the following week.

On February 19, 2025, Mr. Pully and representatives from Battery again met via teleconference to discuss feedback from the Special Committee on Battery’s earlier offer as well as certain concerns, including the price per share, the diligence process and timeline, a possible dissenting vote of Company shareholders, and the size of the termination fee in the Merger Agreement. Over the next several days BroadOak continued to correspond with Battery over email to update the Battery representatives on the Special Committee’s ongoing internal deliberations regarding the offer.

On February 20, 2025, Jon Couchman, a member of the Board of Directors, met with representatives of Party A. Following such meeting, Mr. Couchman corresponded over email with BroadOak, Mr. Pully and Party A regarding continued negotiations. Party A entered into an NDA, which included a standstill, with the Company, and requested, again via email, for data room materials to begin its diligence process. The representatives at BroadOak shared information with Party A relating to the Company’s capabilities, organizational chart and commercial updates.

On February 22, 2025, the Special Committee met to discuss the possible transactions with Party A and Battery, and how to best proceed and provide Party A diligence materials, without jeopardizing the possible Battery transaction. The Special Committee also determined to provide certain diligence information to Party A. The Special Committee discussed whether to agree to Battery’s exclusivity request. It considered refusing to grant exclusivity, but determined that if it did so it believed it likely that Battery would withdraw from the process. The Special Committee determined to offer Battery an additional three weeks of exclusivity, with a one week extension if the parties were moving forward in good faith upon the expiration of the exclusivity period. The offer of exclusivity was withheld for several days to permit a discussion with Party A in order to permit the Special Committee to fully assess Party A’s interest and ability to make an offer.

On February 24, 2025, BroadOak held a call with the vice chairman of Party A to discuss Mr. Couchman’s discussion with Party A management and disclosed that the Company may be entering exclusivity with another party in the very near future. The vice chairman of Party A responded with questions on the deal structure and pricing.

On February 25, 2025 the Special Committee met and discussed an LOI received that day from Party A relating to the proposed acquisition of 100% of the Company for $1.00 to $1.25 per share. The Special Committee considered (i) that there was no financing comfort provided with the offer contemplated by the LOI and (ii) that while the offer range extended higher than the Battery LOI offer, it was unclear to the Special Committee if it was based on any material review of even the Company’s public filings or knowledge of pending litigation. A representative of BroadOak next updated the Committee on a diligence call he had held with representatives of Battery describing the Company’s pending litigation and potential liabilities, as well as the Company’s projected cash balance over the next several months.

On February 26, 2025, BroadOak held a teleconference with the vice chairman of Party A to discuss Party A’s offer and the necessary financing resources and options. The vice chairman of Party A expressed his belief that the financing could be raised in order to complete the transaction, but that Party A would need additional time of 30 to 60 days to review the possible strategic transaction with investors. The vice chairman of Party A further stated that the valuation of $1.00 to $1.25 per share described in the indication of interest sent to the Board the prior day was based on preliminary data and that Party A would need to conduct further diligence to reconfirm the offer. On the same day, BroadOak corresponded with the Special Committee to recap the call with Party A and to discuss financing and diligence risks associated with the Party A offer.

On March 2, 2025, the Special Committee and representatives from BroadOak met to further discuss the ongoing negotiations with Party A and Battery. Mr. Pully and Mr. Wilson confirmed to the Special Committee that Battery had maintained its offer at $1.05 per share. The Special Committee considered that Battery had advised BroadOak that it would not continue working on a potential transaction if they were not granted exclusivity. The Party A proposal was discussed, and it was considered that Party A did not seem to have spent sufficient time to have an understanding of the Company, its business and liabilities, and the Special Committee discussed whether it was a serious offer. The Special Committee discussed the Company’s declining business performance, and that it believed the best chance of a successful transaction was with Battery. The Special Committee determined that the risk of Battery exiting the process if they were not granted exclusivity was too significant to not proceed and determined to grant Battery additional exclusivity.

On March 4, 2025, the Company signed another exclusivity agreement with Battery providing for exclusivity through March 14, 2025, with an additional seven day extension, under certain conditions.

On March 14, 2025, the Company agreed to further extend Battery’s exclusivity pursuant to the LOI until March 21, 2025, provided that Battery confirmed it was still prepared to proceed under the terms of the February 10, 2025 LOI.

On March 25, 2025, Battery again requested an extension of exclusivity for an additional two-week period through April 8, 2025. During this period, there was significant uncertainty in the market, and Battery was continuing to diligence the Company’s significant contingent liabilities; then, on April 2, 2025, the imposition of tariffs was announced by the Trump administration, adding to Battery’s uncertainty about its approach to a potential transaction with the Company. The Special Committee considered the progress made in good faith under the exclusivity agreement and agreed to the extension. The exclusivity period ended on April 8, 2025, and Battery continued to conduct diligence and informed BroadOak that it was preparing final offer.

On March 27, representatives of Baker sent a revised draft of the Merger Agreement to representatives of Cooley.

On March 28, 2025 the Company disclosed after the close of the market that it intended to voluntarily delist from the NYSE and to have its Common Stock quoted on OTCQX. On the next trading day the per share price of Common Stock price declined from $0.43 to $0.37, going as low as $0.26 in the next few weeks.

On April 8, 2025 the exclusivity period with Battery ended. Battery advised BroadOak they would be sending a revised offer shortly.

On April 14, 2025, Battery sent an updated proposal to the Company at a price of $0.60 per share based upon, among other things, a change in the Company’s stock price from $0.71 on January 9, 2025 to $0.32 on April 11, 2025, as well as a challenging macroenvironment affecting the market for life sciences companies, including foreign trade policy, tariffs and deep cuts to federal spending, the Company’s recent disappointing sales performances, the Company’s operational difficulties and negative cash flow, and the Company’s significant contingent liabilities relating to the Company’s legal exposure from pending litigation. Battery also sent updated drafts of the Merger Agreement and initial drafts of the Guaranty, Support Agreement and Equity Commitment Letter to reflect the lower price per share.

Following receipt of Battery’s second offer, on April 16, 2025, the Special Committee met to discuss the pricing of the offer as well as the terms of the Merger Agreement and related documents. The next day, on April 17, 2025, the Special Committee met with representatives from Battery and BroadOak to discuss the price of Battery’s offer. The representatives from Battery reiterated that the price of its offer would not change and that such offer was final. Following the meeting with Battery and, considering the end of the exclusivity period, BroadOak began reaching out to additional parties to gauge interest in an acquisition of the Company or other strategic transaction. The Special Committee met again on April 18, 2025 to further discuss the terms of Battery’s final offer and decided to continue the process with Battery outside of exclusivity while BroadOak pursued other strategic alternatives. BroadOak informed Battery that the Special Committee would allow Battery to continue work on its quality of earnings analysis and confirmatory legal diligence without granting exclusivity, and Battery agreed to continue to conduct diligence without exclusivity and to allow the Company sufficient time to explore alternative transactions. In light of the marketing process the Company was going to undertake, Battery removed the go-shop provision from the terms of the Merger Agreement and recirculated the Merger Agreement to the Board.

On April 22, 2025, the Company publicly announced its review of strategic alternatives. Concurrently with the Company’s announcement, BroadOak began reaching out to potential acquirers. Battery continued conducting diligence and completing a quality of earnings analysis.

The marketing process commenced on April 22, 2025, and took several weeks to complete. During this process, BroadOak contacted 34 parties (including all potential counterparties who contacted the Company prior to BroadOak’s engagement), and the Company entered into confidentiality agreements with 15 parties, and held five video management meetings with Party A, Party B, Party C (“Party C”), Party D (“Party D”), and Party E (“Party E”). BroadOak requested counterparties to provide preliminary valuations and a proposed transaction structure prior to offering management meetings and access to a preliminary data room. Party B sent BroadOak a LOI to acquire the majority of the assets of the Company for $35 million. Parties A, C, D, and E offered email or verbal preliminary values for substantially all of the assets relating to our life sciences business including, in several offers, some or all of our real estate holdings. Party A sent an email to BroadOak outlining their preliminary valuation and structure. The structure changed from the LOI delivered on February 25, 2025, as the offer was no longer an acquisition of 100% of the Company but was now presented as an asset purchase which included the value of the life sciences business, one of the Company’s real properties and a one-year lease with extension on the warehouse and warrants to purchase 40% of the Company. This preliminary value would require financing, and the purchase price range was $21.5 million to $22 million. Party D provided a verbal indication that implied a preliminary valuation of $20-$25 million. The Special Committee permitted management meetings with these two parties. The other two preliminary valuations submitted were a purchase price range of $31 – $32 million and $45 – $55 million. The Special Committee discussed these two valuations with representatives of BroadOak, and it was discussed that these valuations had a high financing risk, a high probability of valuation being reduced after diligence, and the parties had limited or no M&A experience. The Special Committee considered these significant risks with respect to these two valuations, and determined to permit management meetings, despite what it believed to be the significant risks of a successful transaction with either of these parties.

From May 15, 2025 through May 28, 2025, the Company hosted management teleconference meetings with several potential acquirers. Mr. Pully also met with representatives of Battery on May 15.

On May 17, Battery reiterated its offer of $0.60 per share.

The Special Committee met, on May 18, 2025 and then on May 19, 2025 to discuss the strategic alternative process and possible transaction structures, and to discuss Battery’s offer. Messrs. Pully and Wilson were directed to contact Battery and advise them that the Special Committee would not recommend an offer of $0.60 per share. In addition, in an attempt by the Special Committee to see if a higher transaction value could be obtained, they requested that Battery consider making an offer to acquire the Company’s life sciences business through an asset purchase. Mr. Wilson subsequently advised the Special Committee by email that Battery had declined to restructure the transaction as an asset purchase. In addition, a potential contingent value right, to be based on the resolution of an ongoing litigation, was raised with Battery.

During this period, on May 23, 2025, Battery held a teleconference with Mr. Pully and representatives from BroadOak to provide an updated offer price of $0.65 per share, as well as revised drafts of the Merger Agreement and Support Agreement, the latter of which requested a six-month tail and signature by the Company’s largest shareholder and all of its directors and officers, as well as a Warrant Cancellation Agreement, Equity Commitment Letter, Guaranty and exclusivity agreement. The draft Merger Agreement provided that the threshold for the dissenters’ rights closing condition had been raised to 10% from 3%. Following the teleconference with Battery, the Special Committee met to discuss Battery’s revised offer.

On May 29, 2025, Battery, Mr. Pully and BroadOak representatives again discussed the price of Battery’s offer. Battery reiterated to the Company that $0.65 was its final offer. Mr. Pully indicated that that was not acceptable, but that if they raised it to $0.70 per share he thought the offer may be viewed favorably by the Special Committee and Board. BroadOak advised the Special Committee that Battery required a response by the end of the day and that Battery’s offer was the only offer received to acquire the entire Company, which would include all of the Company’s contingent liabilities, rather than an asset purchase.

The next day, on May 30, 2025, Battery agreed to increase the price per share to $0.70 and sent the Board and BroadOak a new exclusivity agreement.

The Special Committee convened again on June 1, 2025, to review the terms of Battery’s offer and the price increase to $0.70 per share. BroadOak representatives presented on the status of the other preliminary valuations from interested parties and the letter of intent from Company B. Each of the preliminary valuations and the letter of intent from Company B was structured as an asset purchase, so that the Company would have to retain and resolve all of its contingent liabilities, and all but one would have required third party financing, which was not assured. The Special Committee considered each of the foregoing and determined that, in light of the amounts of the respective offers, the need for third party financing which was not assured, and the requirement for the Company to retain and resolve all of its contingent liabilities, which would have significantly reduced and delayed any distributions to shareholders of any transaction proceeds, and the significant risk of that each of the offers would not result in a consummated transaction, the Battery offer was superior. BroadOak advised the Special Committee that there was serious risk that Battery would withdraw from discussion if another week of exclusivity was not granted. The Special Committee unanimously agreed to approve exclusivity subject to getting comfort on the remaining issues of Battery’s offer. In a subsequent call to Battery by Messrs. Pully and Wilson following the June 1 meeting, concerns about the proposed form of the Support Agreement and its tail provision were raised, and the exclusivity agreement was not entered into. As a result of the Company’s failure to agree to the form of Support Agreement, Battery advised the Company it was withdrawing from the process. Later that day, Battery advised a representative of BroadOak that if an acceptable form of the Support Agreement could be agreed upon, they would be willing to continue with negotiations.

On June 2, 2025, while revisions to the Support Agreement were being considered, and prior to the Company’s entering into an exclusivity agreement with Battery, at the direction of the Special Committee, BroadOak distributed bid procedure letters to Parties A, B, C, D and E.

On June 3, 2025, Battery emailed Mr. Pully and Mr. Wilson to negotiate the Company’s revisions to the Support Agreement and to schedule a meeting with the full Special Committee to continue discussions on the acquisition price and the terms of the Support Agreement, and advised the Special Committee that Battery would not proceed with the transaction unless an acceptable Support Agreement was agreed to and all Board members agreed to sign. The Special Committee and Battery agreed to convene the following day to continue discussions.

On June 4, 2025, Battery met with the Special Committee to discuss the Support Agreements and the status of the negotiations. Following the meeting with Battery, the Special Committee agreed to proceed to finalizing transaction documents with Battery at Battery’s latest offer price of $0.70 per share and grant Battery another few weeks of exclusivity, and BroadOak informed Battery. Two of the Company’s three largest shareholders were shown drafts of the form of Support Agreement, provided comments and agreed on a form of agreement that was accepted by Battery.

On June 5, 2025, Battery sent an updated exclusivity agreement providing for exclusivity through June 13, 2025, the Special Committee met and unanimously approved entering into the exclusivity agreement, and the Company returned the executed agreement. Exclusivity was further automatically extended on June 13, 2025 pursuant to the terms of the exclusivity agreement to June 20, 2025.

Between June 6, 2025 and June 20, 2025, Baker and Cooley discussed the terms of the Merger Agreement and worked on the disclosure schedules. The Company and Battery exchanged multiple revised drafts of the Merger Agreement. During such time, the Company and its legal counsel continued to have numerous internal discussions and conversations with Battery and its counsel with respect to the remaining open points in the Merger Agreement, including on the interim operating covenants, limitations on expenditures, cash maintenance requirements, the termination provisions, and the disclosure schedules, among other things.

On June 8, 2025, representatives of Baker sent an initial draft of the Disclosure Schedule to representatives of Cooley.

Although the Company was under exclusivity with Battery at this time, on June 17, 2025, the Company received two unsolicited offers from parties it has previously discussed a potential transaction with. Both offers were from parties that provided preliminary valuations and were structured as asset deals which would require the Company to maintain and resolve any contingent liabilities. Party A provided an unsolicited offer for an asset deal of $20 million in cash, a two-year lease rent free for one year and an option to rent the second year for $1 million; and additional $2 million of cash in excess of net working capital to cover severance liabilities. In addition, Party A would offer $2 million for 45% of the remaining company — $1 million in a convertible note for 25% ownership and $1 million in warrants for 20% ownership. Party A’s bid would require third party financing. In addition, Party D also offered an unsolicited LOI for $15 million for the majority of the assets of the Company. The Special Committee determine that neither of these offers were superior to its shareholders than the transaction that was being negotiated with Battery.

On June 6, 2025, representatives of Baker sent revised drafts of the Merger Agreement, Equity Commitment Letter and Guaranty to representatives of Cooley.

On June 10, 2025, representatives of Cooley sent revised drafts of the Merger Agreement, Equity Commitment Letter and Guaranty to representatives of Baker.

On June 11, 2025, representatives of Cooley sent its initial comments on the Disclosure Schedule to representatives of Baker.

On June 12, 2025, representatives of Baker sent a revised draft of the Merger Agreement to representatives of Cooley.

On June 13, 2025, representatives of Baker sent an updated draft of the Disclosure Schedule to representatives of Cooley.

On June 16, 2025, representatives of Baker sent a further updated draft of the Disclosure Schedule to representatives of Cooley.

On June 17 2025, representatives of Cooley sent a revised draft of the Merger Agreement and comments on the Disclosure Schedule to representatives of Baker.

On June 18, 2025, representatives of Baker sent a revised draft of the Merger Agreement and Disclosure Schedule to representatives of Cooley. Later that day, following an “all-hands call” with representatives of the BroadOak, Battery, Cooley and Baker present, representatives of Cooley sent a substantial final draft of the Merger Agreement and final comments on the Disclosure Schedule to representatives of Baker.

On June 19, 2025, the Special Committee met and discussed the terms of the proposed transaction with Battery. Representatives of Baker reviewed certain material terms of the potential transaction and the Merger Agreement, which had been provided to the Special Committee in advance of the meeting, including the structure of the potential transaction, the per share consideration, shareholder approval requirements and covenants and closing conditions. Representatives of Baker then confirmed that the Merger Agreement and all other agreements, instruments, certificates and documents required to be delivered in connection therewith, including the Support Agreements, were complete and ready for execution, with the exception of the Warrant Cancellation Agreements. Mr. Pully then requested that representatives of BroakOak review for the Special Committee BroadOak’s financial analysis, a copy of which was previously shared with the Special Committee prior to the meeting. Representatives of BroadOak did so, and then rendered an opinion, initially rendered verbally and confirmed later that day in a written opinion dated June 19, 2025, to the Special Committee, to the effect that, as of that date and based upon and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof, as set forth in BroakOak’s written opinion, the per share merger consideration set forth in the Merger Agreement was fair, from a financial point of view, to the Company’s shareholders (other than Parent, Merger Sub and their respective Affiliates). Mr. Pully then requested that the representatives of Baker describe for the Special Committee the fiduciary duties of directors applicable to the potential transaction, and Baker did so. The members of the Special Committee then engaged in a discussion regarding the rationale for the transaction, including, among other things, likelihood of closing, providing immediate liquidity to shareholders at a significant premium to the per share market price, the difficult regulatory environment and the likelihood of its negative effect on the Company’s operations, managements’ projections of continued operating losses, the Company’s significant contingent liabilities, and other factors. The Special Committee then deliberated regarding the potential transaction. After the Special Committee’s discussions, upon a motion duly made and seconded, the Special Committee unanimously resolved to recommend that the Board approve the potential transaction, subject to receiving the signed Warrant Cancellation Agreements.

Following the Special Committee meeting, the Board held a meeting. Representatives of Baker and BroadOak attended. Mr. Pully, as Chair of the Special Committee reported to the Board that the Special Committee had earlier unanimously resolved to authorize the transaction with Battery and to recommend that the Board approve the Battery transaction. Representatives of Baker then described for the Board the fiduciary duties of directors applicable to the transaction. BroadOak reviewed their financial presentation for the Board. The Board then deliberated regarding the Battery transaction. After such discussions, upon a motion duly made and seconded, the Board unanimously, (a) authorized and approved the Merger Agreement, the Support Agreement, the Guaranty, the Warrant Cancellation Agreements (the “Transaction Documents”) and (b) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger (collectively, the “Transactions”), (c) resolved to recommend that the shareholders of the Company approve the Merger Agreement, and (d) directed that the Merger Agreement be submitted to the shareholders of the Company at the Special Meeting for their approval.

From June 20, 2025 through June 23, 2025 Company counsel worked with Battery counsel to get the Warrant Cancellation Agreements finalized.

On June 23, 2025, after the close of trading, the Company, Parent and Merger Sub executed the Merger Agreement, and contemporaneously therewith the Support Agreements, the Equity Commitment Letter, the Guaranty and the Warrant Cancellation Agreements were executed, and the Company issued a press release announcing the entry into the Merger Agreement.

Reasons for the Merger and Recommendation of Our Board of Directors

Recommendation of the Special Committee

At a meeting held on June 19, 2025, after reviewing the Merger Agreement and the other transaction documents, and taking into account the presentations made to the Special Committee and various other factors discussed and considered by the Special Committee, and after due consideration of its fiduciary duties under applicable law, the

Special Committee (i) determined that the terms of the Merger Agreement and the transaction documents, including the per share price, and the consummation of the Merger, are advisable, fair to, and in the best interests of, the Company and its shareholders, and (ii) recommended that the Board approve, adopt and declare advisable and in the best interests of the Company and its shareholders the Merger Agreement and the transaction documents, and that the Board submit to the Company’s shareholders, and recommend the adoption by the shareholders of, the Merger Agreement.

Recommendation of the Board

At a meeting held on June 20, 2025, following the meeting of the Special Committee, after careful consideration, the Board, acting upon the recommendation of the Special Committee, unanimously (i) determined that the entry into the Merger Agreement is in the best interests of, the Company and its shareholders, and advisable; (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (iii) recommended that the Company’s shareholders approve the Merger Agreement; and (iv) directed that the Merger Agreement be submitted for consideration by the Company’s shareholders at the Special Meeting for their approval.

Reasons for the Merger

In evaluating the Merger, our Board consulted with our management and legal and financial advisors and, in the course of reaching that determination and recommendation, our Board considered a number of potentially supportive factors in its deliberations including the following non-exhaustive list of material reasons, which are not presented in any relative order of importance:

•        The fact that the cash consideration of $0.70 per Share represented a compelling premium to historical market prices for the shares of Common Stock, including that such upfront cash portion of the Merger Consideration constituted (i) an approximately 32% premium to the closing price of the Common Stock of $0.53 per share on June 23, 2025, the last full trading day Enzo entered into the Merger Agreement; (ii) an approximately 23% premium to the 30-day trading period volume weighted average price as of June 23, 2025; and (iii) an approximately 75% premium to the Company’s closing price on April 22, 2025, following the announcement of the formation of the Special Committee to conduct a comprehensive review of value-maximizing alternatives.

•        The fact that the cash consideration would offer immediate liquidity and certainty of value to the Company’s shareholders while effectively eliminating the long-term business and execution risk of continuing to operate the Company on a standalone basis and the uncertainty of future trading prices of the Common Stock, and that, absent the Merger, the trading price of the Common Stock may not reach and sustain the level implied by the cash consideration in the near term, or at all. The Special Committee and the Board believed this certainty of value was compelling, especially when viewed against the risks and uncertainties of continuing as a standalone company as described below.

•        The Special Committee’s and the Board’s belief, after considering the various alternatives available to the Company, including remaining a standalone company, and taking into account the comprehensive review of strategic alternatives undertaken by the Special Committee over the course of six months, that the Merger represented the best alternative available to the Company and its shareholders. In particular, the Special Committee and the Board considered:

•        Best Offer.    The Special Committee’s and the Board’s belief that (i) after discussion with management and their financial advisors and considering the negotiations with Battery, the Company had obtained Battery’s best and final offer, (ii) there was substantial risk of Battery terminating discussions if the Company continued to pursue a higher price from Battery or other potential counterparties, and (iii) based on the conversations and negotiations with Battery and historical discussions with other potential counterparties (as more fully described above under the section of this proxy statement captioned “The Merger — Background of the Merger”), as of the date of the Merger Agreement, the Merger Consideration represented the highest transaction value reasonably obtainable by the Company under the circumstances and provided superior risk-adjusted value relative to the Company’s standalone prospects;

•        Results of Search Process.    The results of the process that the Special Committee had conducted, with the assistance of the management team and legal and financial advisors, to evaluate opportunities for a potential strategic transaction for the Company during a period of more than six months, as further described under the section of this proxy statement captioned “The Merger — Background of the Merger”), including that the Special Committee, its independent financial advisors and the management team had contacted or held formal or informal discussions with at least 34 potential counterparties, who were believed to be the most likely parties to pursue a potential strategic transaction for the Company, had signed confidentiality agreements with and made confidential due diligence information available to 15 potential counterparties, and had received preliminary valuations from four potential acquirers, [two of which provided offers, and an additional offer from another potential acquirer], following which the Special Committee had determined to pursue discussions with Battery, which had made the highest risk-adjusted proposal for a strategic transaction for the Company; and

•        Potential Strategic Alternatives.    The Special Committee’s and the Board’s belief that none of the potential strategic alternatives to the Merger (including the possibility of continuing to operate the Company as an independent company or pursuing a different strategic transaction) was reasonably likely to deliver superior risk-adjusted value than the Merger, taking into account execution risks, the financing environment for similarly situated biotechnology companies, the Company’s cost of capital and other business, competitive, financial, industry, legal, market and regulatory considerations;

•        Speed and High Degree of Certainty of Closing.    The high degree of certainty that the Closing would be achieved in a timely manner under the terms of the Merger Agreement, including as a result of the following:

•        the conditions to the consummation of the Merger set forth in the Merger Agreement being specific and limited, including no approval of Battery’s shareholders being required;

•        the scope of what may constitute a “Material Adverse Effect” under the Merger Agreement and the exceptions thereto that were negotiated by the Special Committee and its advisors; and

•        the commitment made by each of Parent and the Company to use reasonable best efforts to take all actions to consummate the Merger (see below under the section of this proxy statement captioned “The Merger Proposal” for more information).

•        Opinion of Financial Advisors.    The Special Committee and the Board considered the opinion of BroadOak that, as of the date of such opinion, based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Purchase Price to be received by the Company’s shareholders in the Merger was fair, from a financial point of view, to the Company’s shareholders, as further described in the section of this proxy statement captioned “The Merger — Opinion of the Company’s Financial Advisor,” and the full text of BroadOak’s opinion, which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference.

•        Risks Relating to Remaining a Standalone Company.    The Special Committee and the Board assessed the Company’s prospects for substantially increasing shareholder value as a standalone company in excess of the value implied by the Merger Consideration, given the risks and uncertainties in its business. The Special Committee and the Board considered the Company’s current business and financial plans, including the risks and uncertainties associated with achieving and executing on the Company’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Common Stock, including the following:

•        the Company projects cumulative operating losses from continuing operations of over $23 million for fiscal years 2025 – 2030;

•        the operating, political and regulatory environment for life sciences companies, such as Enzo, is becoming increasingly difficult, including without limitation, the imposition of tariffs, reduced federal spending and reductions or in some cases possibly eliminations of federal agencies that fund research and development and other areas that utilize the Company’s products;

•        in connection with the class-wide settlement agreement in the class action data breach litigation, In re Enzo Biochem Data Breach Litigation, No. 2:23-cv-04282 (EDNY), the parties reached a class-wide settlement agreement in the sum of $7.5 million as disclosed in the Company’s public filings. Of this amount $800,000 has been paid, and the remaining balance of approximately $6.7 million must be paid by the Company by July 10, 2025.

•        in addition to the settlement described above, the Company is a party to a number of litigations which if determined adversely to the Company would require the Company to use a majority of the Company’s currently available cash, and would likely have a material adverse effect on the financial condition of the Company,

•        with the Company’s history of operating losses, and the amount of material contingent liabilities as referenced in the prior bullet and as disclosed in the Company’s public filings, it is unclear to management for how long the Company will have the necessary liquidity to continue to operate its business if the Merger, or an alternative strategic transaction, is not entered into.

•        In the course of their deliberations, the Special Committee and the Board also considered certain risks and other potentially adverse factors in determining whether to approve the Merger Agreement, the Merger and the other Transactions, including the following (which are not listed in any relative order of importance):

•        the fact that the Company would no longer exist as an independent, publicly traded company, and shareholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of the Company;

•        while the Company’s projections indicate years of continued losses, if the Company remained an independent standalone company and operations improved, there could be upside that would generate value in excess of the aggregate Merger Consideration;

•        the conditions to Parent’s obligation to close the Merger, including the affirmative vote of a majority of the votes cast at a duly convened meeting of the Company shareholders, and the absence of Material Adverse Effect on the Company;

•        the restrictions on the conduct of the Company’s business prior to the consummation of the Merger, including the requirement that the Company use commercially reasonable efforts to conduct its business in the ordinary course of business as was being conducted prior to the date of the Merger Agreement, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, the Company might have pursued;

•        the general restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions and the requirement that we pay Parent a breakup fee of $2,500,000 and/or an expense reimbursement of up to $1,000,000, if the Merger Agreement is terminated under certain circumstances;

•        the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and other Transactions (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of the Company’s management required to complete the Merger and other Transactions, which may disrupt our business operations and have a negative effect on our financial results;

•        the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of the Common Stock;

•        the risk of litigation arising in respect of the Merger;

•        the risk that any regulatory approvals could be determined to be required after the date of this proxy statement and the risk that such approvals may ultimately not be obtained;

•        the possible loss of key management or other personnel of the Company during the pendency of the Merger; and

•        The interests of our officers and directors in the Merger described below in the section of this proxy statement captioned “Interests of Certain Persons in the Merger.”

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but does set forth material factors considered by our Board. Our Board reached the conclusion to approve and adopt the Merger Agreement in light of the various factors described above and other factors that each member of our Board felt were appropriate. In view of the wide variety of factors considered by our Board in connection with its evaluation of the Merger and the complexity of these matters, our Board did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our Board. Rather, our Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors, our Board determined that the Merger Agreement was fair to and in the best interests of, our shareholders. Accordingly, our Board adopted and approved the Merger Agreement. Our Board recommends that you vote “FOR” the Merger Proposal.

Opinion of the Company’s Financial Advisor

The Company has retained BroadOak as financial advisor in connection with the proposed Merger and the Transactions. As part of the engagement, the Company requested that BroadOak evaluate the fairness, from a financial point of view, to the Company of the per share price of $.70 per share to be paid by Parent pursuant to the Merger Agreement. At a meeting of the Special Committee of the Board held on June 19, 2023, BroadOak rendered an oral opinion, confirmed by delivery of a written opinion dated June 19, 2023, to the Special Committee of the Board and subsequently the Board to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken by BroadOak, the $.70 per share price to be received by the Company for the Agreement and Plan of Merger was fair, from a financial point of view, to the Company’s shareholders.

The full text of BroadOak’s opinion, which describes the various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken by BroadOak, is attached as Annex B to this proxy statement and is incorporated herein by reference. BroadOak’s opinion was provided for the use and benefit of the Special Committee (in its capacity as such) in its evaluation of the per share price from a financial point of view to the Company’s shareholders and did not address any other aspect of the Transactions or any other matter. BroadOak’s opinion did not address the relative merits of the Transactions or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Transactions. BroadOak’s opinion does not constitute a recommendation as to how the Special Committee of the Board, any securityholder or any other party should vote or act with respect to the Transaction or any other matter. The following summary is qualified in its entirety by reference to the full text of BroadOak’s opinion.

In arriving at its opinion, BroadOak, among other things:

•        reviewed a draft of the Agreement and Plan of Merger as of June 18, 2025;

•        reviewed certain publicly available financial and other information for the Company, including Annual Reports on Form 10-K for the fiscal year ended July 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended October 31, 2024, January 31, 2025 and April 30, 2025;

•        reviewed certain internal financial analyses, financial forecasts, reports, and other information concerning the Company, prepared by the management of the Company;

•        held a tour of the Company’s facilities and discussions with certain members of the Company’s management concerning the historical and current business operations, financial conditions, prospects of the Company, and other such matters BroadOak deemed relevant;

•        reviewed certain operating results, the reported price and trading histories of the shares of Common Stock and operating results, the reported price and trading histories of certain publicly traded companies BroadOak deemed relevant;

•        considered certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations BroadOak deemed relevant;

•        analyzed the present value of the Company’s future cash flows, based on the Company’s actual financial results and projections;

•        reviewed public financial and transaction information relating to selected multiples and premiums paid in certain business combination transactions which BroadOak deemed comparable to the Transaction;

•        participated in discussions and negotiations among representatives of the Company and the Parent; and

•        reviewed such other information, financial studies, analyses and investigations and other such factors that BroadOak deemed relevant for the purposes of its opinion.

BroadOak assumed and relied, without independent investigation or verification, upon the accuracy and completeness of all financial and other information provided by the Company or which is publicly available in conducting the review and arriving at the opinion. BroadOak does not assume any responsibility for the accuracy, completeness or reasonableness of, or independently verified such information. In addition, BroadOak has not conducted nor assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. BroadOak relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided incomplete or misleading in any respect. BroadOak has, with Company consent, assumed that the financial forecasts were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and such projections provide a reasonable basis for the opinion.

BroadOak has not made or obtained any independent evaluations, valuations, or appraisals of the assets or liabilities of the Company nor has it been furnished with such materials. BroadOak assumed with the Company’s consent that, other than those legal issues disclosed to BroadOak, there are no legal issues with regard to the Company or Parent that would affect the opinion, and BroadOak has relied on this assumption without undertaking any independent investigation or inquiry or verification. BroadOak’s services to the Company in connection with the Transactions have been comprised of rendering an opinion from a financial point of view with respect to the Merger Consideration to the Company. BroadOak’s opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated on the date hereof.

It should be understood that although subsequent developments may affect BroadOak’s opinion, BroadOak does not have any obligation to update, revise or reaffirm the opinion and BroadOak expressly disclaims any responsibility to do so.

For purposes of rendering the opinion, BroadOak assumed without independent verification in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all the covenants and agreements. BroadOak assumed that the final form of the Merger Agreement will be substantially similar to the draft provided as of June 18, 2025. BroadOak has also assumed that all governmental, regulatory, and other consents and approvals contemplated by the Merger Agreement will be obtained and, that in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transactions.

The opinion is intended for the benefit and use of the Special Committee of the Board of Directors of the Company in its consideration of the Transactions and may not be used for any other purpose or reproduced, disseminated, quoted, or referred to at any time, in any manner or for any purpose without our prior written consent. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transactions or to take any other action in connection with the Transaction or otherwise. BroadOak expresses no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Consideration. BroadOak’s opinion does not address the Company’s underlying business decision to effect the Merger. The opinion does not address the non-financial terms of the Merger Agreement, including any governance arrangement or effects relating to Parent.

The issuance of BroadOak’s opinion was authorized by the Fairness Committee of BroadOak.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is BroadOak’s opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Company’s stockholders.

Financial Analyses

The summary of the financial analyses described in this section of the proxy statement captioned “Financial Analyses” is a summary of the material financial analyses reviewed with the Special Committee of the Board and performed by BroadOak in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand BroadOak’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of BroadOak’s financial analyses. Except as otherwise noted, financial data utilized for the Company in the financial analyses described below was based on financial forecasts and estimates relating to the Company and its operations and prospects on a standalone basis provided to or discussed with BroadOak by the management of the Company.

For comparison purposes, BroadOak estimated the enterprise value of the Company by multiplying the per share price per of $0.70 by the fully diluted shares outstanding to generate the equity value. Given the assumed cash and liabilities, BroadOak calculated the net debt of the Company by adding to the Company’s cash balance as of April 30, 2025: the minimal debt on the balance sheet and other obligations between the date of the fairness opinion and the expected date of Closing. These obligations include $6.7 million in a legal settlement payment, the expected cash burn from ongoing operations and discontinued operations, payment for the cancellation of Company Warrants, estimated transaction costs, and future legal obligations due to four ongoing cases which have all been considered to determine an estimated current cash balance of the Company. Given the uncertainty of the future legal obligations, BroadOak relied on an estimated range of potential legal costs and outcomes to generate a net debt range. BroadOak calculated cash and cash equivalents in excess of total indebtedness, resulting in a net debt range of negative $2.9 million to $15.9 million, to derive an enterprise value of $21.1 million to $34.2 million given the $.70 per share price to be paid at Closing.

Selected Public Companies Analysis.    BroadOak reviewed publicly available financial, stock market, and operating information relating to the Company and the following five selected companies that BroadOak viewed as generally relevant for purposes of analysis as publicly traded companies with operations of equivalent revenue scale in the life science tools industry (collectively referred to in this section as the “selected companies”):

•        BICO Group AB

•        Cytek Biosciences, Inc.

•        Harvard Biosciences, Inc.

•        Maravai LifeSciences, Inc.

•        Standard BioTools Inc.

BroadOak reviewed, among other information, enterprise values, calculated with fully-diluted equity values based on closing stock prices on June 18, 2025 plus total debt, non-controlling interests and preferred equity (as applicable) and less cash and cash equivalents and short-term investments, as a multiple of trailing twelve-month data and calendar year 2025 estimated revenue. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings, and other publicly available information. Financial data of the Company was based upon trailing twelve-month data and management’s forecasts and other estimates for FY 2026 (fiscal year ending July 2026) for comparative purposes.

The overall low to high trailing twelve-month and fiscal year 2025 estimated revenue multiples observed for the selected companies were 0.7x to 2.5x (with a median of 1.1x) and 0.7x to 3.2x (with a median of 1.1x), respectively. BroadOak then applied selected ranges of trailing twelve-month and fiscal year 2025 estimated revenue multiples derived from the selected companies of 1.1x to 1.4x and 1.1x to 1.5x, respectively, to corresponding data of the Company.

This analysis indicated the following approximate implied enterprise value reference ranges for the Company, as compared to the per share price:

Implied Enterprise Value Reference Ranges Based On:
LTM Revenue	FY 2026 Revenue	$.70 Purchase Price
$29.8 million – $36.7 million	$31.0 million – $40.9 million	$21.2 million – $34.2 million

Selected Precedent Transactions Analysis.    Using publicly available information, BroadOak reviewed financial data relating to the following eight selected transactions that BroadOak viewed as generally relevant for purposes of analysis as transactions involving target companies with the Company’s current scale and focus on the life science tools market (collectively referred to in this section as the “selected transactions”):

Announced	Target	Acquiror
April 2025	• Akoya Biosciences	• Quanterix
April 2024	• NanoString Technologies	• Bruker Corporation
February 2024	• IBEX Technologies	• BBI Group
August 2023	• PhenomeX Inc.	• Bruker Corporation
April 2023	• Fitzgerald Industries (division of Trinity Biotech)	• Biosynth Carbosynth
November 2023	• Axel Semrau GmbH	• Trajan Group Holdings
March 2016	• Exiqon A/S	• Qiagen NV
February 2012	• SeraCare Life Sciences	• Linden

BroadOak reviewed, among other information, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies involved in the selected transactions based on the consideration paid or payable in the selected transactions, as a multiple of the latest twelve months revenue of the target companies as of the announcement date of the applicable selected transaction. Financial data of the selected transactions were based on publicly available Wall Street research analysts’ estimates, public filings, and other publicly available information. Financial data of the Company was based on the management’s forecasts and estimates for the trailing twelve-months and FY 2026 for comparative purposes.

The overall low to high latest twelve months revenue multiples observed for the selected transactions was 1.1x to 4.3x (with a median of 1.9x). BroadOak then applied a selected range of latest revenue multiples derived from the selected transactions of 1.9x to 2.3x to the Company’s estimated FY 2025 (ends in July 2025). In addition, BroadOak discounted the latest revenue multiples for one year by the Company’s weighted average cost of capital to derive revenue multiple from the selected transaction of 1.8x to 2.2x and applied it to the Company’s estimated FY 2026 revenue.

This analysis indicated the following approximate implied enterprise value reference range for the Company’s business, as compared to the per share price:

Implied Enterprise Value Reference Range Based On:
LTM revenue	FY 2026 Revenue	$.70 Purchase Price
$52.2 million – $62.4 million	$51.1 million – $61.0 million	$21.2 million – $34.2 million

Premiums Paid Analysis.    BroadOak performed a premiums paid analysis of the Company by calculating the premiums paid for the selected transactions, as available. BroadOak used the median premiums paid of one day, one week, and one month prior to the transaction announcement to generate premiums of 29.5%, 26.1%, and 30.7%.

BroadOak applied the premium to the Company’s stock price at the close of June 18, 2025 of $.54 to generate an implied equity value. The implied price per share for one-day, one-week, and one-month premium was $.70, $.68, and $.71 per share. Using the base case for net debt, BroadOak calculated the following enterprise values based upon the premiums.

Implied Enterprise Value Reference Range Based On:
1-Day Premium	1-Week Premium	1-Month Premium	$.70 Purchase Price
$21.1 million – $34.1 million	$20.2 million – $33.2 million	$21.5 million – $34.5 million	$21.2 million – $34.2 million

Discounted Cash Flow Analysis.    BroadOak performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company forecasted to generate during the fiscal years ending July 31, 2026 through July 31, 2030 based on the Company’s management forecasts and other estimates. Implied terminal values for the Company were calculated by applying the fiscal year 2030 estimated revenue and EBITDA to a selected range of revenue multiples of 1.0x to 2.0x and 12.0x to 16.0x, respectively. The present values of the cash flows and terminal values were then calculated using a selected range of discount rates of 12.0% to 16.0%. BroadOak used the midpoint of this range to generate an implied enterprise value for the Company and then applied a +/-20% range. The forecast projected that the Company would generate negative EBITDA until 2029 and negative unlevered, after-tax free cash flow until 2030. The lack of positive cash flow negatively impacted the EBITDA exit multiple. This analysis indicated the following approximate implied enterprise value reference range for the Company, as compared to the per share price:

Implied Enterprise Value Reference Range Based on:
Revenue Exit Multiple	EBITDA Exit Multiple(1)	$.70 Purchase Price
$16.8 million – $ 25.2 million	$4.2 million – $6.3 million	$21.2 million – $34.2 million

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(1)      “EBITDA” as presented herein, is a non-GAAP financial measure that reflects operating profit or loss before interest, taxes, depreciation and amortization.

Miscellaneous

The Company has agreed to pay BroadOak for its financial advisory services in connection with the proposed Transaction an aggregate fee of approximately $1.75 million, of which a portion was payable upon delivery of BroadOak’s opinion to the Special Committee and $1.5 million is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse BroadOak for BroadOak’s expenses, including fees and expenses of counsel, incurred in connection with BroadOak’s engagement and to indemnify BroadOak and related parties against certain liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by BroadOak under its engagement.

BroadOak was selected as the Company’s financial advisor in connection with the Transaction because, among other things, BroadOak is a recognized investment banking firm with substantial experience in life science transactions, mergers and acquisitions and based on its familiarity with the Company and its businesses and industry. BroadOak is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, and competitive bids.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, the Company is including a summary of certain previously nonpublic, unaudited prospective financial information for the fiscal year ending July 31, 2025 through the fiscal year ending July 31, 2030 that members of the Company’s management provided to the Special Committee and the Special Committee’s advisors in connection with their evaluation of the merger (the “Management Projections”). The Management Projections were prepared on a stand-alone basis and do not take into account any of the transactions contemplated by the Merger Agreement or any changes to the Company’s operations or strategy that may be implemented after the completion of the Merger. You should note that Management Projections constitute forward-looking statements. The Management Projections are not included in this proxy statement to influence any decision on whether to vote for the Merger or any other proposal presented at the Special Meeting, but rather are included in this proxy statement to give shareholders access to certain non-public information that was provided to the Board, the Special Committee, BroadOak and Battery, as applicable, for the purposes described above. By including the Management Projections in this proxy statement, none of the Company, the Board, the Special Committee, BroadOak, Battery or any other person has made or makes any representation to any person regarding the Company’s ultimate performance as compared to the information contained in the Management Projections. The inclusion of the Management Projections should not be regarded as an indication of the Company, the Board, the Special Committee, BroadOak, Battery or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the Management Projections in this proxy statement does not constitute an admission or representation by the Company that the information presented is material. The Company advises the recipients of the Management Projections that its internal financial forecasts upon which the Management Projections were based are subjective in many respects.

The Management Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The Management Projections were prepared by, and are the responsibility of, the Company’s management team. The Company’s independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections. EBITDA, the non-GAAP financial measure used in the Management Projections, was relied upon by the Board in connection with the merger. The Board and management historically have used EBITDA to assess Enzo’s operating performance and for business planning purposes. The Board determined that the use of EBITDA in Management Projections was most consistent with Enzo’s past practice and appropriate in generating financial projections on a period-to-period basis. While Enzo believes that EBITDA provides useful supplemental information in analyzing Enzo’s financial results, there are limitations associated with the use of EBITDA. In addition, EBITDA as used by Enzo may not be directly comparable to similarly titled measures used by other companies, because not all companies calculate EBITDA in the same manner, and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

The most directly comparable GAAP financial measure for EBITDA is net income (loss). The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction, such as the transactions contemplated by the Merger Agreement, if the disclosure is included in a document such as this proxy statement. Accordingly, Enzo has not provided a reconciliation of EBITDA included in the Management Projections to net income (loss).

Although presented with numerical specificity, the Management Projections were based on numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company. Important factors that may affect actual results and cause these internal financial Management Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of the Company (including, without limitation, risks relating to changes in customer demand for the Company’s products due to changes in purchasing requirements and research needs, the introduction of new products by us or our competitors, the timing of our research and development, sales and marketing expenses, general worldwide economic conditions affecting funding of research, expenses associated with defending our intellectual property portfolio, foreign currency exchange rate fluctuations, changes in tax laws, the results of tax audits or the measurement of tax uncertainties, and the level of our success in identifying, acquiring and integrating businesses that complement our product offerings and adding new technology and/or presence in a market), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section of our Form 10-K for the period ended July 31, 2024, under the section entitled “FORWARD-LOOKING AND CAUTIONARY STATEMENTS”.

Various assumptions underlying the Management Projections may not prove to have been, or may no longer be, accurate. The Management Projections may not be realized, and actual results may be significantly higher or lower than projected in the Management Projections. As noted above, the Management Projections summarized above do not give effect to the Merger. The Management Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Management Projections do not take into account any circumstances or events occurring after the date they were prepared. The Management Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Management Projections in this proxy statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Merger is completed) from the Management Projections. For all of these reasons, the internal financial Projections, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial Management Projections. Accordingly, there can be no assurance that the Projections will be realized.

	Management Projections Fiscal Year Ending July 31, (in thousands)
	2025E	2026P	2027P	2028P	2029P	2030P
Revenue	$27,000	$28,000	$31,000	$32,200	$35,500	$38,000
Total Cost of Sales	$15,120	$14,740	$15,681	$16,081	$16,900	$17,575
Gross Profit	$11,880	$13,260	$15,319	$16,119	$18,600	$20,425
Total Operating Expenses	$22,582	$21,348	$20,928	$19,999	$19,340	$19,495
Selling & Marketing	$7,400	$7,099	$7,149	$7,313	$7,500	$7,600
General & Administrative	$13,082	$12,283	$11,879	$10,776	$9,925	$9,975
Research & Development	$2,100	$1,966	$1,900	$1,910	$1,915	$1,920
Operating Income (Loss) – Continuing Operations	$(10,702)	$(8,088)	$(5,609)	$(3,880)	$(740)	$930
EBITDA – Total Company(1)	$(10,344)	$(7,827)	$(4,948)	$(2,234)	$502	$2,199
Interest Income	$2,000	$1,200	$900	$900	$750	$750
Net Income (Loss) – Total Company	$(9,602)	$(7,818)	$(5,239)	$(2,550)	$10	$1,680

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(1)      “EBITDA” as presented herein, is a non-GAAP financial measure that reflects operating profit or loss before interest, taxes, depreciation and amortization.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH MANAGEMENT PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our shareholders. In (i) evaluating and negotiating the Merger Agreement; (ii) authorizing and approving the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; and (iii) recommending that the Company’s shareholders adopt the Merger Agreement and approve the Merger and the transactions contemplated by the Merger Agreement, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.

Insurance, Indemnification and Advancement of Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, directors and officers of the Company will be entitled to certain ongoing indemnification, advancement and insurance coverage, including under directors’ and officers’ liability insurance policies and fiduciary liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement — Indemnification and Insurance.”

Treatment of Equity Awards

Treatment of Company Options

As of July [•], 2025 there were outstanding Company Options to purchase an aggregate of 1,611,304 Shares, all of which had an exercise price greater than the per share price, of which Company Options to purchase an aggregate of 905,400 Shares were held by our current executive officers.

At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled for no consideration.

Treatment of Company RSUs

As of July [•], 2025, there were outstanding awards of Company RSUs (or portions thereof) that cover an aggregate of 528,691 Shares, none of which were held by our current executive officers (other than our Chief Executive Officer) and of which Company RSUs covering an aggregate of 528,691 Shares were held by our current directors (including our Chief Executive Officer).

At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and is a Vested Company RSU (which includes Company RSUs that are either (i) held by a member of the Company’s Board (whether vested or unvested) or (ii) vested in accordance with their terms but not yet settled as of the Effective Time) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount of cash, without interest, equal to the product obtained by multiplying (a) the total number of shares of Common Stock underlying such Vested Company RSU, by (b) the per share price, less applicable withholding taxes. At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU will, automatically and without any required action on the part of the holder thereof, be cancelled for no consideration.

Treatment of Company Warrants

As of July [•], 2025, there were Company Warrants to issue up to an aggregate of 1,000,000 Shares, none of which Company Warrants were held by our current executive officers or directors.

Prior to the execution of the Merger Agreement, the Company entered into Warrant Cancellation Agreements with each holder of an outstanding Company Warrant. Pursuant to the terms the Warrant Cancellation Agreements, each Company Warrant that is outstanding as of immediately prior to the Effective Time will be cancelled, terminated and extinguished as of the Effective Time, and in exchange for and upon such cancellation thereof, each such Company Warrant that is outstanding as of immediately prior to the Effective Time will be converted into the right to receive, without interest, the Black-Sholes Value, as calculated in accordance with the Warrant Cancellation Agreement.

Employee Benefits

Except as set forth below, the Merger Agreement does not (i) entitle any current or former employee, independent contractor or director of the Company or any of its subsidiaries to severance pay, or any other payment or benefit from the Company or its subsidiaries, (ii) accelerate the time of funding, payment or vesting, or increase the amount of, compensation or benefits due to any such current or former employee, independent contractor or director, (iii) result in any funding (through a grantor trust or otherwise) of any compensation or benefit, (iv) limit or restrict the right of Parent to merge, amend or terminate any Company Benefit Plan without material liability or (v) result in the payment of any amount that could, individually or in combination with any other amount, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

Immediately prior to the Effective Time, all unvested Company RSUs held by members of the Board will be treated as Vested Company RSUs at the Effective Time.

Dissenters’ Rights

Under Sections 623 and 910 of the New York Business Corporation Law (the “NYBCL”), you have the right to file a written objection including a notice of election to dissent to the Merger and demand payment of the “fair value” of your shares of the Company. If you intend to dissent and demand payment of the “fair value” of your shares, you must comply with the provisions of Section 623 of the NYBCL in order to receive payment for your shares. Failure by any shareholder wishing to exercise their dissenters’ rights to strictly comply with the statutory procedures could result in the loss of such shareholders’ dissenters’ rights.

The following briefly summarizes the material provisions of the New York statutory procedures you must follow if you wish to dissent from the Merger and receive payment of the “fair value” of your shares. Because such “fair value” could potentially be determined in a judicial proceeding, the outcome of which cannot be predicted, there is no guarantee that shareholders exercising dissenters’ right would receive an amount per share equal to or greater than the amount that shareholders may receive through a public or private sale of shares of the Company or in connection with the Merger.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL, the full text of which appears in Annex C of this proxy statement.

This proxy statement constitutes the Company’s notice to its shareholders of the availability of dissenters’ rights in connection with the Merger in compliance with the requirement of Section 623 of the NYBCL. Dissenters’ rights are available to holders of shares of Common Stock of the Company. If you wish to consider exercising your dissenters’ rights, you should carefully review the text of Section 623 of the NYBCL contained in Annex C because failure to timely and properly comply with the requirements of Section 623 will result in the loss of your rights under the NYBCL. In view of the complexity of Section 623 of the NYBCL, shareholders who may wish to dissent from the Merger and pursue dissenters’ rights should consult their own legal advisors to ensure that they fully and properly comply with the requirements of Section 623 of the NYBCL.

If you elect to dissent, you must satisfy the conditions stated below.

Notice of Election to Dissent

Section 623 of the NYBCL requires that if you intend to enforce your right to dissent in connection with the Merger, you must file with the Company, before the Special Meeting, or at the Special Meeting, but before the vote, written objection to the Merger. The written objection must include:

•        a notice of your election to dissent;

•        your name and residence address;

•        the number and class of shares as to which you dissent; and

•        a demand for payment of the fair value of your shares if the Merger is consummated.

The objection is not required from any shareholder to whom the Company did not give notice of the Special Meeting.

If you intend to exercise your dissenters’ rights, you must not vote in favor of the approval of the Merger. Voting against or failing to vote for the Merger by itself does not constitute an election to dissent within the meaning of Section 623 of the NYBCL and will not satisfy the requirement of filing a written objection. An abstention or failure to vote will not waive your right to dissent so long as you have properly and timely filed the appropriate written objection to the Merger in accordance with Section 623 and have not voted in favor of approval of the Merger. A vote in favor of the Merger, by proxy or online, will constitute a waiver of your election to dissent in respect of the shares voted and will nullify any previously filed written notices of election to dissent. Since a proxy left blank will be voted for approval of the Merger, if you wish to exercise your dissenters’ rights you must either vote against approval of the Merger or abstain. You may not dissent as to less than all of your shares as to which you have a right to dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of the owner, as to which the nominee or fiduciary has a right to dissent, held of record by the nominee or fiduciary. The written notice of election to dissent must be in addition to and separate from any proxy or vote abstaining from or against the Merger. If you fail to comply with any of these conditions and the Merger is completed, you will have no dissenters’ rights with respect to your shares.

All written objections to the Merger and notices of election to dissent pursuant to NYBCL Section 623(a) should be addressed to Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, New York 11735, Attention: Kara Cannon, Chief Executive Officer and should be executed by, or on behalf of, the record holder of the shares.

A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

If you hold your shares in a brokerage account or in other nominee form and you wish to exercise dissenters’ rights, you should consult with your broker or other nominee to determine the appropriate procedures.

Notice of Authorization by the Company

If the holders of at least a majority of the outstanding shares of our Common Stock approve the Merger, then within ten days of the date of approval, we will give written notice of approval by registered mail to each shareholder who filed a timely notice of election to dissent, and who did not withdraw the notice of election to dissent prior to the vote or did not vote in favor of the Merger, or from whom a dissent was not required.

Notice of Dissent by Shareholder Not Previously Required to Submit Notice of Election to Dissent

Within 20 days after the giving of notice to any shareholder from whom written objection was not required, and who elects to dissent, the dissenting shareholder must file with the Company a written notice of the election, stating the shareholder’s name and residence address, the number and classes of shares as to which the shareholder dissents and a demand for payment of the fair value of the shares.

Rights of Dissenting Shareholders Upon Consummation of the Merger

Upon consummation of the Merger, each shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of the shareholder’s shares and any other rights under Section 623 of the NYBCL. A notice of election may be withdrawn by a shareholder at any time prior to the shareholder’s acceptance in writing of an offer made by the Company, as provided below, but in no case later than 60 days from the date of consummation of the Merger except that if the Company fails to make a timely offer, the time for withdrawing a notice of election will be extended until 60 days from the date an offer is made. Upon expiration of that time, withdrawal of a notice of election requires the written consent of the Company. To be effective, withdrawal of a notice of election must be accompanied by the return to the Company of any advance payment made to the shareholder. If a notice of election is withdrawn, or the Merger is rescinded, or a court determines that the shareholder is not entitled to receive payment for the shareholder’s shares, or the shareholder otherwise loses dissenters’ rights, the shareholders will not have the right to receive payment for the shareholder’s shares and will be reinstated to all rights as a shareholder as of the consummation of the Merger, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any of these rights have expired or any dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the Company, the fair value thereof in cash as determined by the Board of the Company as of the time of expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

Submission of Stock Certificates for Notation

At the time of filing the notice of election to dissent or within one month after filing, the dissenting shareholder must submit the shareholder’s stock certificate(s) representing the shareholder’s dissenting shares to the Company, or to its transfer agent, which, upon receipt, will note conspicuously on the certificate(s) that a notice of election has been filed and return the certificate(s) to the shareholder who submitted them. Any shareholder with stock certificates who fails to submit them for notation will at the option of the Company, by written notice to the shareholder within 45 days of the date of filing the notice of election to dissent, lose the shareholder’s rights, unless a court, for good cause shown, otherwise directs. Upon transfer of a certificate bearing the notation, each new certificate issued will bear a similar notation together with the name of the original dissenting holder of the shares and a transferee will acquire no rights in the Company except those rights the original dissenting shareholder had at the time of transfer.

Written Offer by the Company

Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed Merger is consummated, whichever is later (but in no case later than 90 days from the date of the Special Meeting at which the Merger was approved), the Company will make a written offer by registered mail to each shareholder who has filed a notice of election to dissent to pay for the shareholder’s shares at a specified price that the Company considers to be their fair value.

This offer will be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of these shares. If the Merger has become effective, the offer must also be accompanied by (i) advance payment to each shareholder who submitted stock certificates to the Company for notation in an amount equal to 80% of the amount of the offer, or (ii) as to a shareholder who has not yet submitted stock certificates, if the time period has not expired, or if the Company elects to grant the shareholder additional time, a statement that advance payment of 80% of the offer will be promptly made by the Company once certificates have been submitted and notated. If the Merger has not become effective at the time of the offer, then the Company may wait until the Merger becomes effective to send the advance payment or statement of advance payment to the dissenting shareholders and any offer extended without the payment or statement of payment may be conditioned on the effectiveness of the Merger. Each advance payment or statement as to advance payment must advise the recipient shareholder that acceptance of payment does not constitute a waiver of any dissenters’ rights. If the Merger has not been consummated upon the expiration of the 90-day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of the Merger. The offer made to each dissenting shareholder must be made at the same price per share to all dissenting shareholders of the same class and series of stock and will be accompanied by a balance sheet of the Company as of the latest available date, which must not be earlier than twelve months before the offer was made, and a profit and loss statement or statements for not less than a twelve-month period ended on the date of the balance sheet.

If within 30 days of the Company making the offer to the dissenting shareholders, the Company and any shareholder agree on the price to be paid for the shareholder’s dissenting shares, payment for the shares must made within 60 days after the later of the offer or the effective date of the Merger, upon surrender of stock certificates for the shares.

Judicial Enforcement

If the Company fails to make an offer for the dissenting shares within the 15-day period described above, or if the Company makes the offer and any dissenting shareholder fails to agree with the Company upon the price to be paid for their shares within 30 days, the Company must within 20 days of the expiration of the applicable period, institute a special proceeding in the Suffolk County Supreme Court (the supreme court in the judicial district where the office of the Company is located) to determine the rights of dissenting shareholders and to fix the fair value of their shares. If the Company fails to timely institute the special proceeding within the 20-day period, any dissenting shareholder may institute the proceeding within 30 days of the expiration of the 20-day period. If a special proceeding is not then timely instituted, all dissenters’ rights will be lost unless the court, for good cause shown, otherwise directs.

All dissenting shareholders, excepting those who have agreed with the Company upon the price to be paid for their shares, will be made parties to the special proceeding. The Company must serve a copy of the petition in the special proceeding upon each dissenting shareholder who is a resident of New York in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in any other manner that is permitted by law.

If a special proceeding is instituted, the court will determine whether a dissenting shareholder is entitled to receive payment for the shareholder’s shares, and the court will fix the fair value of the shares as of the close of business on the day prior to the Special Meeting at which the Merger was authorized. In fixing the fair value of the shares, the court will consider the nature of the Merger giving rise to the shareholder’s right to receive payment for shares and its effects on the Company and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court will determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the Company or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding.

A final order will be entered by the court against the Company for payment to the dissenting shareholders including interest from the date the Merger was consummated to the date of payment. In determining the rate of interest, the court will consider all relevant factors, including the rate of interest which the Company would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for the shareholder’s shares was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to that shareholder. Each party to the special proceeding will bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it, provided that the court may apportion or assess all or any part of the costs, expenses and fees incurred by the Company against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election, if the court finds that their refusal to accept the Company offer was arbitrary, vexatious or otherwise not in good faith. Similarly, the court may apportion and assess all or any part of the costs, fees and expenses incurred by any or all of the dissenting shareholders who are parties to the proceeding against the Company if the court finds any of the following: (i) the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay; (ii) no offer or required advance payment was made by the Company; (iii) the Company failed to institute the special proceeding within the specified period; or (iv) the action of the Company in complying with its obligations as provided in Section 623 of the NYBCL was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause the first clause, the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the Company’s offer. The Company must make payment to each dissenting shareholder that is a party to the proceeding pursuant to the court order within 60 days after final determination of the special proceeding, upon surrender of the certificates for any shares represented by certificates.

Shares acquired by the Company upon the payment of the agreed value or of the amount due under the final order, may be held and disposed of as the Merger Agreement provides.

Other Considerations

No payment may be made to a dissenting shareholder at a time when the Company is insolvent or when the payment would make it insolvent. In that event, the dissenting shareholder must, at the shareholder’s option: withdraw the shareholder’s notice of election, which will then be deemed withdrawn with the written consent of the Company; or retain the shareholder’s status as a claimant against the Company and, if the Company is liquidated, be subordinated to the rights of creditors of the Company, but have rights superior to the non-dissenting shareholders, and if the Company is not liquidated, retain the shareholder’s right to be paid for the shareholder’s shares, which right the Company must satisfy when the restrictions of this paragraph do not apply. The dissenting shareholder must exercise an option by written notice given to the Company within 30 days after the Company has given the shareholder written notice that payment for the shareholder’s shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise an option, then the Company will exercise the option by written notice given to shareholder within 20 days after the expiration of the 30-day period.

The enforcement by a shareholder of the shareholder’s right to receive payment for shares excludes the enforcement by that shareholder of any other right to which the shareholder might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e) of Section 623 of the NYBCL, and except that Section 623 of the NYBCL does not exclude the right of a shareholder to bring or maintain an appropriate action to obtain relief on the ground that the Merger is unlawful or fraudulent as to the shareholder.

Except as otherwise expressly provided in Section 623 of the NYBCL, any notice to be given by the Company to a shareholder under Section 623 of the NYBCL shall be given in the manner provided in Section 605 of the NYBCL (Notice of meetings of shareholders).

Financing of the Merger

Contemporaneously with its entry into the Merger Agreement, Parent and the Investors entered into the Equity Commitment Letter. Pursuant to the Equity Commitment Letter, each Investor has committed, severally and not jointly, to capitalize or cause the capitalization of Parent up to $30,000,000.

Simultaneously with the Closing, each such Investor shall, pursuant to and subject to the terms of the Equity Commitment Letter, fund or cause to be funded its pro rata portion (up to such Investor’s Commitment Amount) of the Financing Amount, such amount to be not less than equal to the amount that Parent requires to perform its obligations in respect of the payment of the aggregate Merger Consideration (after taking into account any use of the Company’s or any of its subsidiaries’ cash for such purpose), provided that the Financing Amount shall not exceed $30,000,000. The proceeds of the Equity Financing are to be used to fund all or a portion of the payment of the aggregate Merger Consideration to be paid pursuant to the Merger Agreement and, following the payment of the aggregate Merger Consideration as provided under the Merger Agreement, any transaction expenses incurred in connection with the transactions contemplated by the Merger Agreement.

The Company is an express third party beneficiary of the Equity Commitment Letter and has the right, subject to the terms and conditions of the Equity Commitment Letter, to enforce the rights of Parent with respect to each Investor’s funding of its pro rata portion of the Financing Amount; provided, that, specific performance would be the Company’s sole and exclusive remedy and, if sought by the Company, the Company shall be prohibited from seeking or accepting any other remedies, including, monetary damages, in respect of any breach by an Investor of the Equity Commitment Letter; provided, further, that as provided in the Merger Agreement, the Company will only be entitled to specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if: (i) the Merger Agreement has not been validly terminated in accordance with its terms and all of the conditions to Parent’s obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition is then capable of being satisfied at Closing) are satisfied or have been waived, such that Parent is required under the Merger Agreement to consummate the Closing; (ii) Parent fails to consummate the Closing by the date the Closing is required to have occurred; (iii) the Company has irrevocably confirmed in writing to Parent that if the Equity Financing is funded, the Company will take such actions that are required of it to cause the Closing to occur (and the Company shall not have revoked, withdrawn, modified or conditioned such confirmation); and (iv) Parent shall have failed to consummate the Closing within three Business Days after the fulfillment of the foregoing conditions.

For the avoidance of doubt, the Company is not permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded, and payment of the Parent Termination Fee or monetary damages. Further, any recovery of monetary damages shall be subject to the Parent Liability Limitation.

Support Agreements

In connection with the execution of the Merger Agreement, the Company has entered into a Support Agreement with each Signing Shareholder (including, as described above, each of the Company’s officers and directors, as well as shareholders Harbert Discovery Fund, LP and Harbert Discovery Co-Investment Fund I, LP). As of the record date, the Signing Shareholders held, in the aggregate, Shares representing approximately 23% of the outstanding Shares. Under the Support Agreements, the Signing Shareholders have agreed, subject to the terms and conditions set forth therein, to, among other things, vote all of the Signing Shareholders’ Shares in favor of (i) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, (ii) any other proposals presented by the Company to its shareholders in connection with the transactions contemplated by the Merger Agreement, and (iii) any proposal to adjourn or postpone any applicable meeting of shareholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger or there are not sufficient shares of capital stock of the Company represented to constitute a quorum necessary to conduct the business of the applicable meeting. In accordance with the foregoing, the Signing Shareholders are required to vote all of their Shares in favor of the Merger Proposal and the Adjournment Proposal. In addition, under the Support Agreements, the Signing Shareholders are required to vote (i) against any other Alternative Acquisition Proposal (as defined in the Merger Agreement) or any of the transactions contemplated thereby; (ii) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of such Signing Shareholder under the Support Agreement; and/or (iii) any action proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the transactions or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company except as required by the Merger Agreement.

The Support Agreements terminate upon the Expiration Date, which, as described above, shall be the date of the earliest to occur of: (i) the Effective Time; (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with its terms; provided, however, that if the Merger Agreement has been validly terminated under specified sections of the Merger Agreement, and if Parent or Merger Sub thereafter continues actively pursuing the Company at a value equal to or greater than the Merger Consideration (as evidenced by a tender offer to Company shareholders or a public bid for the Company), then the Signing Shareholder’s obligation to vote against any Alternative Acquisition Proposal or related transaction shall survive any termination of the Support Agreements until December 31, 2025; (iii) by written agreement of Parent and each Signing Shareholder party hereto; and (iv) with respect to any Signing Shareholder, the delivery by such Signing Shareholder of written notice to Parent of such Signing Shareholder’s election, in its sole discretion, to terminate its Support Agreement following any amendment or modification to the Merger Agreement as in effect on June 23, 2025, that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s shareholders as a whole.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, our Common Stock will no longer be traded on OTCQX and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission SEC on account of our Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Common Stock whose shares of Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes).

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•        tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks and other financial institutions; tax-exempt organizations; governmental organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes (or investors therein); insurance companies; mutual funds; brokers or dealers in stocks, foreign currencies, or securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their shares of Common Stock as “qualified small business stock” for purposes of Sections 1202 and 1045 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; or U.S. expatriates and certain former citizens or long-term residents of the United States;

•        tax consequences to holders holding shares of Common Stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•        tax consequences to holders who received their shares of Common Stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•        tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•        tax consequences to holders who hold their shares of Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•        tax consequences arising from the tax on net investment income or the application of the special tax accounting rules under Section 451(b) of the Code;

•        any U.S. federal estate, gift or alternative minimum tax consequences;

•        any state, local or non-U.S. tax consequences; or

•        tax consequences to holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under NYBCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock, then the tax treatment of a partner (or an owner) in such entity will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships (or other pass-through entities) holding shares of Common Stock and partners (or owners) therein should consult their own tax advisors regarding the consequences of the Merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Merger or related transactions.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received by the U.S. Holder in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis in shares of Common Stock generally will equal the amount that such U.S. Holder paid for such shares of Common Stock. Such gain or loss will generally be characterized as capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of Common Stock is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of Common Stock at different times and/or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Common Stock.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Common Stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Subject to the discussions below regarding backup withholding and FATCA (as defined below), any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional “branch profits tax” at the current rate of 30% (or a lower rate under an applicable income tax treaty);

•        such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the Merger, and certain other specified conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•        shares of Common Stock constitute a “United States real property interest” as such term is defined in Section 897(c) of the Code (“USRPI”) because we are or have been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Common Stock (the “relevant period”) and, if shares of Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), and such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, a USRPI generally includes land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on an IRS Form W-9 (or a substitute or successor form); or (ii) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

A U.S. Holder may be required to retain records related to such holder’s shares of Common Stock and file with its U.S. federal income tax return, for the taxable year that includes the Merger, a statement setting forth certain facts relating to the Merger.

Additional Withholding Requirements Under the Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (collectively, “FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as defined under those rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. accountholders of such institution (which include certain equity and debt holders of such institution, as well as certain accountholders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of Common Stock pursuant to the Merger.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISORS TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

PROPOSAL 1 — APPROVE THE MERGER

We are asking you to approve the adoption of the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

Vote Required and Board Recommendation

Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock.

Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Merger Proposal.

OUR BOARD OF DIRECTORS (BASED ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE) RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2 — THE ADJOURNMENT PROPOSAL

Adjournment of the Special Meeting

In the event that the number of shares of our Common Stock present in person or represented by proxy at the Special Meeting and voting “FOR” the Merger Proposal is insufficient to approve the Merger Proposal, we may move to adjourn the Special Meeting in order to enable our Board to solicit additional proxies in favor of the Merger Proposal. In that event, we will ask our shareholders to vote only upon the Adjournment Proposal and not on the Merger Proposal. In addition, pursuant to our Bylaws, (i) the Board may adjourn the Special Meeting without approval of the shareholders whether or not a quorum is present, or (ii) the Special Meeting may be adjourned by the affirmative vote of a majority of the Shares present in person or by proxy at the Special Meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the Special Meeting to a later date, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal requires the affirmative vote of a majority of the total votes cast at the Special Meeting by the holders of shares present in person or represented by proxy and entitled to vote on such action at the Special Meeting.

Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Adjournment Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement is intended solely to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the parties or any of their subsidiaries or affiliates. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary and the other descriptions of the Merger Agreement elsewhere in this proxy statement may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement and the phrase “business day” have the meanings ascribed to them in the Merger Agreement.

The representations, warranties, covenants, and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations, and supplemental information agreed to by the Company, Parent, and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among the Company, Parent, and Merger Sub rather than to establish matters as facts and may also be subject to contractual standards of materiality that differ from those generally applicable to reports and documents filed with the SEC or what may be viewed as material by our shareholders and in some cases were qualified by matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. Shareholders should not rely on the representations, warranties, covenants, and agreements therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent, and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A to the proxy statement, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Parent, Merger Sub, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding the Company and our business.

The Merger

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the NYBCL, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

Unless otherwise mutually agreed in writing between the Company and Parent, the Closing will take place on the date within two business days (unless, if the last condition to Closing to be satisfied under the Merger Agreement is the Company shareholder approval, four business days) after the date on which the conditions to closing of the Merger (as described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or under applicable law), other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing.

On the date of the Closing, the parties will file the Certificate of Merger with the Department of State of the State of New York and shall take such further actions as may be required to make the Merger effective. The Merger will become effective at such time as the Certificate of Merger has been duly filed with and accepted by the Department of State of the State of New York, or a later time and day as may be agreed in writing by the parties and specified in the Certificate of Merger.

Certificate of Incorporation and Bylaws

At the Effective Time, the certificate of incorporation and bylaws of the surviving corporation will be amended in substantially the form of the certificate of incorporation and bylaws of Merger Sub as in effect as of the date of the Merger Agreement, to read as set forth in Annex [•] and Annex [•], respectively, attached hereto, except that the name of the surviving corporation will remain as Enzo Biochem, Inc. until thereafter amended in accordance with the NYBCL and the certificate of incorporation or bylaws, as applicable.

Directors and Officers

From and after the Effective Time, until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the amended and restated certificate of incorporation and amended and restated bylaws of the surviving corporation, the directors of Merger Sub immediately prior to the Effective Time will be, from and after the Effective Time, the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be, from and after the Effective Time, the initial officers of the Surviving Corporation.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time:

•        Each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any Excluded Share) will be canceled and cease to exist and automatically converted into the right to receive an amount in cash equal to the per share price of $0.70 per share, without interest;

•        all Cancelled Shares will be canceled and cease to exist without any conversion thereof and no consideration shall be delivered in exchange therefor; and

•        each share of common stock, par value of $0.0001 per share, of Merger Sub that is outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock, par value of $0.0001 per share, of the Surviving Corporation.

Shares held by the Company shareholders who are entitled to demand and have properly and validly demanded their statutory rights of appraisal in respect of these shares in compliance in all respects with Section 623 of the NYBCL (the “Dissenting Shares”) will not be converted into or represent the right to receive the Merger Consideration, but instead will be entitled to receive an amount as may be determined pursuant to Sections 623 and 910 of the NYBCL. However, all Dissenting Shares that are held by Company shareholders who have failed to properly and validly demand or who have effectively withdrawn or otherwise lost their rights to appraisal of these Dissenting Shares under Section 623 of the NYBCL will no longer be considered to be Dissenting Shares and will be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration, without interest, upon compliance with the applicable procedures set forth in the Merger Agreement with respect to the surrender of certificates representing such shares or the book-entry transfer of such shares.

From and after the Effective Time, all shares of Common Stock will no longer be outstanding and will automatically cease to exist, and will cease to have any rights, except as specified above.

Exchange and Payment Procedures

At or promptly following the Effective Time, Parent will deposit or cause to be deposited (including from the Company’s or any of its Subsidiaries’ cash), with Equiniti (or another U.S. bank or trust company mutually agreed by Parent and the Company in writing) (the “Paying Agent”), an aggregate amount of cash (which may include the Company’s or its subsidiaries’ cash) that is sufficient to pay the aggregate Merger Consideration payable at the Closing.

As soon as reasonably practicable after (and in any event not later than the third business day following) the Effective Time, the Paying Agent will send to each holder of record of a certificate representing shares of Common Stock (each, a “Certificate”) or any uncertificated shares of Common Stock represented by book-entry form (“Book-Entry Shares”) as of immediately prior to the Effective Time (other than any Excluded Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits or loss in lieu thereof as provided to the Paying Agent pursuant to the terms of the Merger Agreement or an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), to the Paying Agent) in such form as Parent and the Company may reasonably agree, (ii) a copy of Section 623 of the NYBCL and all information contemplated thereby, and (iii) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration.

If any cash deposited with the Paying Agent is not claimed within one year following the Effective Time, such cash will be returned to the Surviving Corporation upon demand. Any holder of Common Stock who has not complied with the exchange procedures in the Merger Agreement will thereafter look only to Surviving Corporation for payment of any Merger Consideration in respect to such holders’ shares of Common Stock.

Treatment of the Company Equity Awards

Treatment of the Company Options

At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time and will, automatically and without any required action on the part of holder thereof, be cancelled for no consideration.

Treatment of the Company RSUs

At the Effective Time, each Vested Company RSU will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount of cash, without interest, equal to the product obtained by multiplying (i) the total number of shares of Common Stock underlying such Vested Company RSU, by (ii) the per share price, less applicable withholding taxes. At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU will, automatically and without any required action on the part of the holder thereof, be cancelled for no consideration.

Treatment of Company Warrants

Prior to the execution of the Merger Agreement, the Company entered into Warrant Cancellation Agreements with each holder of an outstanding Company Warrant. Pursuant to the terms the Warrant Cancellation Agreements, each Company Warrant that is outstanding as of immediately prior to the Effective Time will be cancelled, terminated and extinguished as of the Effective Time, and in exchange for and upon such cancellation thereof, each such Company Warrant that is outstanding as of immediately prior to the Effective Time will be converted into the right to receive, without interest, an amount set forth in the applicable Warrant Cancellation Agreement.

Representations and Warranties

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub, which are qualified by information set forth in a confidential disclosure schedule (the “Disclosure Schedule”) of the Company provided to Parent and Merger Sub in connection with the execution of the Merger Agreement and certain disclosures in the Company’s SEC filings publicly available prior to the date of the Merger Agreement, including representations and warranties relating to: qualification, organization, subsidiaries; capitalization; authority to enter, and enforceability of, the Merger Agreement; the requisite the Company shareholder approval to approve the Merger; required governmental authorizations; non-contravention of applicable law and orders and the Company’s organizational documents and contracts; SEC filings and financial statements; internal controls and procedures; the absence of undisclosed liabilities; the absence of certain changes, including absence of a Company Material Adverse Effect (as defined below), since February 1, 2025, and conduct of the business in the ordinary course; compliance with laws; investigations and litigation; employee benefit plans and labor matters; taxes; real property; intellectual property and information technology; privacy; material contracts; government contracts; insurance policies; affiliate party transactions; this proxy statement; the opinion of BroadOak; brokers’ fees; the inapplicability of state takeover laws; environmental matters; regulatory matters; and indebtedness and transaction expenses.

Each of Parent and Merger Sub has made customary representations and warranties to the Company with respect to, among other matters: qualification, organization, and subsidiaries; authority to enter, and enforceability of, the Merger Agreement; required governmental authorizations; non-contravention of applicable law and orders and Parent’s and Merger Sub’s organizational documents and contracts; financing, including regarding the Equity Commitment Letter and any debt financing that may be utilized to fund the Merger Consideration; the Guarantee; this proxy statement; no brokers’ fees; no approval of Parent’s equityholders required; ownership of our Common Stock; and capitalization and business of Merger Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any fact, circumstance, event, change, occurrence, effect or development that (i) individually or taken together with all other facts, circumstances, events, changes, occurrences, effects or developments, has or would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or condition (financial or otherwise) of the Company or our subsidiaries, taken as a whole, or (ii) would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of the Company to satisfy the conditions precedent to the Merger, or consummate the Merger and the other transactions contemplated by the Merger Agreement prior to the End Date, but, with respect to clause (i) only, shall not include facts, circumstances, events, changes, occurrences, effects or developments relating to or resulting from:

•        changes in general economic or political conditions or the securities, equity, credit or financial markets;

•        any decline in the market price or trading volume of the Common Stock (provided that the facts and circumstances underlying any such decline may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof);

•        general conditions or changes or developments in the industries in which the Company or its subsidiaries operate;

•        changes in law or the interpretation or enforcement thereof;

•        the execution, delivery or performance of the Merger Agreement or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby (subject to certain limitations as set forth in the Merger Agreement);

•        the identity of Parent, any Investor or any of their respective affiliates as the acquiror of the Company;

•        any act of civil unrest, mass protest, political instability, political election, insurrection, civil disobedience, war, terrorism, military activity, sabotage, including an outbreak or escalation of hostilities involving the United States or any other governmental entity or the declaration by the United States or any other governmental entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of the Merger Agreement;

•        any hurricane, tornado, flood, earthquake, natural disasters or acts of God;

•        any pandemic, epidemic or disease outbreak or other comparable events;

•        changes in GAAP or the interpretation or enforcement thereof;

•        any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions or (provided that the facts and circumstances underlying any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof); or

•        any tariffs that become effective after the date of the Merger Agreement;

•        except, with respect to the first, third, fourth, seventh, eighth, ninth, tenth and twelfth bullets listed above, if the impact thereof is disproportionately adverse to the Company and our subsidiaries, taken as a whole, relative to the operations of other participants operating in the industries in which the Company and our subsidiaries operate, the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

Conduct of Business

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the earlier of the valid termination of the Merger Agreement and the Effective Time (the “Pre-Closing Period”), except (i) as required by applicable law, (ii) with the prior written consent of Parent, or (iii) expressly required by the Merger Agreement, the Company will, and will cause its subsidiaries to, use reasonable best efforts to:

•        conduct its business in all material respects in the ordinary course of business consistent with past practices;

•        preserve intact in all material respects its existing business organization and business relationships (including our relationships with governmental entities, customers, partners, suppliers, creditors, licensors, licensees, lessors, and other persons with whom we have significant business dealings); and

•        preserve and maintain a consolidated amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries of at least $33,200,000 at all times during the Pre-Closing Period, subject to limited exceptions set forth in the Disclosure Schedule.

Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company is prohibited from taking, or causing or permitting its subsidiaries to take, certain actions. Among other things, the Company is not permitted to (and may not permit its subsidiaries to), except as set forth in the relevant subsection of the Disclosure Schedule:

•        declare, set aside, make, authorize, set a record date for, or pay any dividends on or make any distributions with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or any of its subsidiaries);

•        permit, or permit any of our subsidiaries to, adjust, split, subdivide, repurchase, redeem, combine or reclassify any of its capital stock or other ownership or equity or equity based interests in the Company and any of its Subsidiaries, or any rights, warrants or options to acquire any shares or interests (other than the acquisition of shares of our Common Stock from a holder of a Company Equity Award upon the vesting, settlement, or sale thereof in satisfaction of tax withholding obligations or, in the case of Company Options, in payment of the exercise price thereof in accordance with the existing terms of such Company Equity Award) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, except for any such transaction by one of our wholly owned subsidiaries that remains so after consummation of such transaction;

•        except as required under the existing terms of the Company benefit plan or a collective bargaining agreement, (i) increase or decrease the compensation or other benefits payable or provided to our current or former independent contractors, directors or employees, (ii) enter into any employment, change of control, severance or retention agreement or other compensation or benefit agreement with any of our current or former employees (except for at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees in the ordinary course of business (provided that such hires are otherwise permitted by the Merger Agreement)), (iii) enter into any independent contractor or consulting agreement or other compensation or benefit agreement with any of our current or former independent contractor (except for independent contractor or consulting agreements that are terminable without liability on no more than 30 days’ notice), (iv) grant any new change of control, severance, retention, or pension benefits in respect of, or accelerate (or commit to accelerate) the funding, vesting, or payment of any compensation or benefit for, any of our current or former independent contractors, directors or employees, (v) grant any new equity or equity-based compensation or benefits in respect of any of our current or former independent contractor, director or employee, or (vi) enter into, adopt, amend, terminate or increase the coverage or benefits available under any Company benefit plan (or other compensation or benefit plan, program, agreement or arrangement that would be a Company benefit plan if in effect on the date of the Merger Agreement), other than contributions required by applicable law;

•        (i) hire or engage any person, (ii) promote any officers or employees or independent contractors, or (iii) terminate the employment or engagement of any officer, employee or independent contractor other than in the ordinary course of business or for cause;

•        materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy or applicable law;

•        adopt any amendments to our or any of its subsidiaries’ certificate of incorporation or bylaws or any other similar organizational document;

•        issue, sell, assign, pledge, transfer, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of our or their capital stock or other ownership or equity or equity-based interests of the Company or our subsidiaries or any securities convertible into, exercisable for, exchangeable or measured by reference to for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Award (except as required by the express terms of any such Company Equity Award outstanding on the date of the Merger Agreement), other than (i) issuances of shares of Common Stock in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof in accordance with the terms thereof and (ii) any permitted liens;

•        incur, amend, refinance, prepay, assume, guarantee or become liable for, any indebtedness in excess of $100,000;

•        collectively sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens) or otherwise dispose of, any portion of its material properties or assets, including the capital stock of its subsidiaries, in each case in excess of $25,000 individually or $100,000 in the aggregate, other than (i) sales of our products or services in the ordinary course of business, (ii) non-exclusive licenses of its intellectual property that are otherwise permitted by this covenant and (iii) dispositions of surplus or obsolete equipment in the ordinary course of business;

•        (i)(a) terminate, modify, assign, amend or expressly waive any claims, benefits or rights under any material contract in a manner that is adverse to the Company and its subsidiaries, except for expirations of material contracts in accordance with their terms, or (b) enter into any contract that would have been a material contract (for the purposes of the Merger Agreement) had it been entered into prior to the date of the Merger Agreement or (ii) terminate, modify, assign, amend or expressly waive any claims, benefits or rights under any Warrant Cancellation Agreement;

•        settle, pay, discharge or satisfy any pending or threatened legal proceeding involving (i) the payment of monetary damages by the Company or any of its subsidiaries or (ii) any equitable or other non-monetary remedy;

•        collectively make or authorize any capital expenditures other than capital expenditures (i) not in excess of $25,000 individually or $100,000 in the aggregate, or (ii) as otherwise contemplated by the capital expenditure budget set forth in the Disclosure Schedule;

•        adopt or enter into a plan of liquidation or other reorganization of the Company or any of its subsidiaries;

•        make any entity Tax classification election or other tax election, surrender any claim for a refund of taxes, enter into any closing agreement with respect to taxes, file any amendment to a tax return, settle or compromise any tax liability or any audit or proceeding relating to material taxes, request or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or its Subsidiaries (other than pursuant to customary extensions of the due date to file a tax return obtained in the ordinary course of business), or knowingly fail to pay any tax that becomes due and payable (including estimated tax payments);

•        make any acquisition of or any investment in any other person or material assets or division thereof, in each case, except for (i) purchases of inventory and supplies, or (ii) capital expenditures set forth in the Disclosure Schedule;

•        negotiate, enter into, adopt, extend, amend or terminate or agree to any collective bargaining agreement or similar agreement with any labor organization;

•        recognize or certify any labor union, labor organization or works council;

•        implement or announce any employee layoffs, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions, that would implicate notification requirements pursuant to the WARN Act;

•        waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any of our current or former employees or independent contractors;

•        enter into any agreement covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant thereto;

•        make any loans, advances or capital contributions to, or investments in, any other person;

•        sell, assign, transfer, license, abandon, permit to lapse or otherwise dispose of or subject to any lien any of our material intellectual property, other than non-exclusive licenses of our intellectual property in the ordinary course of business;

•        enter into any new material line of business;

•        disclose, make available, deliver, or license or place into escrow any of our material software source code owned by us or our subsidiaries;

•        modify its privacy policies, or any safeguards related to privacy or data security, except to remediate any security issue, to enhance data security or integrity in any way that materially diminishes the privacy or security of personal data or the Company IT assets;

•        purchase any real property; lease any new real property; or with respect to any current lease, (i) waive, release, assign or sublease any material rights or claims thereunder, (ii) amend, modify in any material respect the terms thereof, (iii) extend the term thereof, (iv) grant any express waiver or give any express consent thereunder, or (v) except as set forth in the Merger Agreement, terminate any of our leases;

•        incur (i) greater than $50,000 in legal costs or expenses in any calendar month, other than legal costs or expenses solely relating to the transactions contemplated by the Merger Agreement or (ii) together with all such fees and expenses incurred prior to June 23, 2025, fees and expenses of the Company Financial Advisor and any other investment banker, broker, advisor or similar party, and any accountant, legal counsel or other person retained by the Company in connection with the Merger Agreement or the transactions contemplated in excess of $2,600,000; and

•        authorize, commit or agree to, or to enter into any agreement, to take any of the foregoing actions.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or our subsidiaries prior to the Effective Time.

No Solicitation or Negotiation

Pursuant to the terms of the Merger Agreement, the Company has agreed (a) terminate any discussions or negotiations with such a third party and their representatives, other than Parent and its Representatives with respect to any Alternative Acquisition Proposal, (b) promptly request the prompt return or destruction of all non-public information concerning the Company or our subsidiaries previously furnished to any person who entered into a confidentiality agreement with respect to its consideration of an Alternative Acquisition Proposal (other than Parent and its Representatives), (c) cease providing any further information with respect to the Company or any Alternative Acquisition Proposal to any such person or its Representatives, and (d) terminate all access granted to any such person and its Representatives to any physical or electronic data room, other than, in each case, Parent and its Representatives.

In addition, we have agreed that, from the execution of the Merger Agreement to the earlier to occur of the Termination Date and the Effective Time, the Company or our subsidiaries will not (a) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (b) furnish to any such third party any non-public information relating to the Company or our subsidiaries or afford to any third party access to the business, properties, or other non-public information, or to any personnel, of the Company or our subsidiaries, with the intent to induce the making or submission of, or to encourage, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal or any inquiries that would reasonably be expected to lead to, an Alternative Acquisition Proposal; (c) participate or engage in discussions or negotiations with any third party with respect to any inquiry or proposal that would reasonably be expected to lead to an Alternative Acquisition Proposal; (d) approve or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (v) negotiate or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other contract relating to an Alternative Acquisition Proposal, other than an Acceptable Confidentiality Agreement; or (e) authorize or commit to do any of the foregoing.

Notwithstanding the foregoing, until the Company’s receipt of the approval of the Merger Proposal, each of the Company and the Board is permitted to, directly or through representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to an approved confidentiality agreement to any person or entity who has delivered an Alternative Acquisition Proposal to the Company (but only if such delivery did not result from the Company’s breach of its obligations described in the first sentence of this paragraph) and otherwise facilitate such Alternative Acquisition Proposal or assist such person or entity (and its representatives) with such Alternative Acquisition Proposal (in each case, to the extent so requested), if (1) the Board has determined in good faith that such Alternative Acquisition Proposal either constitutes a transaction that is a Superior Proposal, as determined by the Board in accordance with the Merger Agreement, or could reasonably be expected to lead to or result in a Superior Proposal and the Board has determined in good faith that the failure to take such actions would be inconsistent with its fiduciary duties under the NYBCL; provided, that, in such event the Company is required to promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company or any of its subsidiaries that is provided to any such person or entity, or its representatives, that was not previously made available to Parent. The Board may not terminate the Merger Agreement in order to pursue a Superior Proposal.

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that our shareholders vote “FOR” the proposal to approve the Merger Agreement (the “Company Recommendation”). The Merger Agreement provides that the Board of Directors will not effect a Recommendation Change (as defined below) except as described below.

Prior to the adoption of the Merger Agreement by our shareholders, the Board of Directors may not take any action described in the following (any such action, a “Recommendation Change”):

•        withhold, withdraw, amend, qualify, or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation in a manner adverse to Parent;

•        adopt, approve, endorse, recommend or otherwise declare advisable an Alternative Acquisition Proposal;

•        following the public announcement of an Alternative Acquisition Proposal, fail to publicly reaffirm the Company Recommendation within five business days after Parent so requests in writing;

•        take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within five business days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to our shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or

•        fail to include the Company Recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the approval of the Merger Agreement by our shareholders, the Board may effect a Recommendation Change (i) pursuant to the first, third, and fifth bullet points above, if there has been an Intervening Event (as defined below), or (ii) if we have received a Superior Proposal, in each case, subject to the terms and conditions set forth in the Merger Agreement and summarized below.

For the purposes of the Merger Agreement, an “Intervening Event” means any material event or development or material change in circumstances with respect to the Company and its subsidiaries, taken as a whole, that was (i) not actually known to, or reasonably foreseeable to, the Board as of the date of the Merger Agreement (or if known or reasonably foreseeable to the Board as of the date of the Merger Agreement, the material consequences of which were not known or reasonably foreseeable to the Board as of the date of the Merger Agreement), which became known to the Board after the date of the Merger Agreement but prior to the receipt of the requisite shareholder approval of the Merger; and (ii) does not relate to (a) any Alternative Acquisition Proposal; (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published or third-party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date hereof in the market price or trading volume of the Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account); or (c) any change resulting primarily from a breach of the Merger Agreement by the Company or any of its subsidiaries.

The Board may only effect a Recommendation Change or authorize us to terminate the Merger Agreement due to the occurrence of an Intervening Event if the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and:

•        we have provided prior written notice to Parent at least four business days in advance of our intent to effect a Recommendation Change, which notice will specify the applicable Intervening Event in reasonable detail and the rationale for the Recommendation Change;

•        prior to effecting such Recommendation Change, the Company and its representatives, during such four business day period, must have (i) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement, and after taking into account any revisions to the terms of the Merger Agreement proposed by Parent, the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law; and (ii) permitted Parent and its representatives to make a presentation to the Board regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided that upon any material changes to the Intervening Event, the Company will be required to deliver a new written notice to Parent and to comply with the applicable requirements under the Merger Agreement with respect to such new written notice (it being understood that four business day period would then be three business days).

In addition, the Board may only effect a Recommendation Change or authorize us to terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal substantially concurrently with the termination of the Merger Agreement if:

•        the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law;

•        we have complied in all material respects with our obligations pursuant to the Merger Agreement with respect to such Superior Proposal, and such Superior Proposal did not, directly or indirectly, principally arise out of a material breach of the non-solicitation covenants contained in the Merger Agreement;

•        we have provided prior written notice to Parent at least four business days in advance to the effect that the Board (or a committee thereof) has (i) received a bona fide written Alternative Acquisition Proposal that has not been withdrawn; (ii) concluded in good faith (after consultation with its financial advisor and legal counsel) that such Alternative Acquisition Proposal constitutes a Superior Proposal; and (iii) resolved to effect a Recommendation Change absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Recommendation Change, including the identity of the person making such Alternative Acquisition Proposal, the status of material discussions relating to such Alternative Acquisition Proposal, the material terms and conditions thereof and unredacted copies of such Alternative Acquisition Proposal and all written requests, proposals, offers, agreements and other relevant documents (including all financing commitments) relating to such Alternative Acquisition Proposal;

•        prior to effecting such Recommendation Change, the Company during such four business day Period, must have (i) permitted Parent to make a presentation to the Board regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), and (ii) negotiated with Parent in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Alternative Acquisition Proposal would cease to constitute a Superior Proposal; provided, that, in the event of any change to the form or amount of consideration or any other material revisions, updates or supplements to such Alternative Acquisition Proposal, the Company must deliver a new written notice to Parent and to comply with the applicable requirements under the Merger Agreement with respect to such new written notice; and

•        at the end of the applicable notice period, the Board (or a committee thereof) shall have concluded in good faith (after taking into account any revisions to the terms and conditions of this Agreement and the other Transaction Documents proposed by Parent) that such Alternative Acquisition Proposal remains a Superior Proposal and that failing to effect a Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.

The Company does not have the right, under the Merger Agreement, to terminate the Merger Agreement in the event of a Recommendation Change; however, Parent may terminate the Merger Agreement in the event of a Recommendation Change and, in such event, the Company shall be required to pay to Parent the Company Termination Fee and the Parent Expense Reimbursement.

Nothing contained in the Merger Agreement will prohibit the Company or the Board (or a committee thereof) from (i) taking and disclosing to our shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look, and listen” communication by the Board (or a committee thereof) to our shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any person of the existence of the non-solicitation provisions contained in the Merger Agreement; or (iv) making any disclosure to our shareholders (including regarding the business, financial condition or results of operations of the Company and its subsidiaries) that the Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation, or stock exchange rule or listing agreement and will not limit or otherwise affect the obligations of the Company or the Board (or any committee thereof) and the rights of Parent under the Merger Agreement.

Shareholders’ Meeting

The Company has agreed to take all action necessary in accordance with applicable law, OTCQX requirements and the Company’s organizational documents to establish a record date for, duly give notice of, convene and hold the Special Meeting as soon as reasonably practicable (and in no event later than the 45th day) following the mailing of this proxy statement for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger. Once established, the Company will not change the record date for the Special Meeting without the prior written consent of Parent.

Public Statements and Disclosure

Each of the Company and Parent has agreed that the Company, Parent, and Merger Sub shall consult with each other before issuing any public release or public announcement with respect to the Merger Agreement or the Merger and will not issue any such press release or public announcement prior to consulting with the other parties and providing such other parties the opportunity to review and comment on any such press release or public announcement, subject to certain exceptions, including among others, as required by applicable law, SEC regulation or by obligations pursuant to any listing agreement with or continued listing standards of any national securities exchange.

Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides for certain indemnification, expense advancement and exculpation rights from and after the Effective Time in favor of each current and former director and officer of the Company and our subsidiaries (each, a “D&O Indemnitee”) with respect to matters existing or occurring at or prior to the Effective Time. In addition, Parent has agreed to cause the Surviving Corporation, (i) to maintain for a period of six years from the Effective Time provisions in the respective certificate of incorporation, bylaws and other organizational documents of the surviving corporation and our subsidiaries with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the D&O Indemnitees as the indemnification, advancement of expenses, and exculpation provisions set forth in the organizational documents of the Company as of the date of the Merger Agreement, and (ii) not to amend, repeal, or otherwise modify such provisions in any respect except as required by applicable law.

The Company shall purchase a six year prepaid “tail” policy on the Company’s current policies of directors’ and officers’ liability insurance on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and our subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the Merger and the transactions contemplated by the Merger Agreement (a “Tail Policy”). In no event will Parent or the Surviving Corporation be required to expend for such policies an aggregate or total premium amount in excess of 200% of the last annual premium paid by the Company prior to the date of the Merger Agreement (the “Maximum Premium”). If no such Tail Policy is available for less than the Maximum Premium, then the Company or the Surviving Corporation shall obtain the greatest coverage available for the Maximum Premium. Parent and the Surviving Corporation will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

In the event that Parent or the Surviving Corporation consolidates with or merges into any other person in which Parent or the Surviving Corporation is not the continuing or surviving corporation or entity in such consolidation or merger, or transfers all or substantially all of its properties and assets to any person, then Parent shall cause the successors and assigns of Parent or the Surviving Corporation, as the case may be, to assume the obligations set forth above to the D&O Indemnitees.

Shareholder Litigation

The Company has agreed to keep Parent reasonably informed of the status of, and cooperate with Parent in connection with, any shareholder demand, Action or other similar proceeding asserted, commenced or threatened against the Company, on behalf of, in the name of or otherwise involving the Company, its Affiliates or its and its Affiliates directors or officers relating, directly or indirectly, to the Merger Agreement (the “Shareholder Litigation”). In addition, the Company (i) shall give Parent a reasonable opportunity to participate in the defense or settlement of any such Shareholder Litigation, (ii) shall consult in good faith with Parent with respect to the defense, settlement, and prosecution of any Shareholder Litigation, and (iii) shall not compromise or settle, or agree to compromise or settle, any such Shareholder Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Debt Financing

Prior to the Effective Time, subject to the limitations set forth in the Merger Agreement, each of the Company and our subsidiaries will provide or use its commercially reasonable efforts to, and will cause its respective officers, employees, and other representatives to use commercially reasonable efforts to, provide, as applicable, cooperation reasonably requested by Parent and Merger Sub, at Parent’s sole cost and expense, in connection with any debt financing arrangements of Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement (“Debt Financing”). The Company’s obligations include, but are not limited to, reasonably cooperating with the marketing and due diligence efforts for any of the Debt Financing, providing reasonable assistance with the timely preparation of documents required in connection with or proper for the Debt Financing, and facilitating the granting of a security interest in and pledging of collateral, in each case, subject to the limitations set forth in the Merger Agreement.

The Merger Agreement does not require the Company or any of our subsidiaries to, in connection with the Debt Financing, (i) pass resolutions or consents to approve or authorize the execution of any Debt Financing, except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing; (ii) execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is not contingent upon the Closing or (iii) pay any commitment or other similar fee or incur any other expense, liability, or obligation in connection with the Debt Financing prior to the Closing.

Obtaining the Debt Financing is not a condition to the Closing.

Conditions to the Merger

The respective obligations of Parent, Merger Sub, and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law, except with respect to the approval of the Merger Agreement by the Company’s shareholders, which is not waivable) of each of the following conditions:

•        the approval of the Merger Agreement by the Company shareholders;

•        the absence of any law, injunction or similar order by any Governmental Entity of competent jurisdiction prohibiting or making illegal the consummation of the Merger;

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent or Merger Sub:

•        other than with respect to the Fundamental Representations, and the representations and warranties regarding capitalization and absence of certain changes, each of the representations and warranties of the Company set forth in the Merger Agreement will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications contained therein) as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (other than the representations and warranties of the Company made only as of a specified date, in which case as of such date) except where, in each case of the foregoing, such failures to be true and correct would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•        the representations and warranties regarding capitalization will be true and correct in all but de minimis respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (other than such representations and warranties made only as of a specified date, in which case as of such date);

•        the Fundamental Representations will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications contained therein) in all respects since the date of the Merger Agreement and as of the Closing Date with the same effect as though made on and as of such date (other than any Fundamental Representations made only as of a specified date, in which case as of such date);

•        the representations and warranties regarding absence of certain changes will be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date;

•        the Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by the Company prior to the Closing

•        since the date of the Merger Agreement, no Company Material Adverse Effect will have occurred;

•        the holders (excluding the Specified Holders) of no more than 10% of the outstanding common stock as of the Record Date (excluding any shares held by the Specified Holders), in the aggregate, shall have exercised statutory dissenters’ rights pursuant to the NYBCL or shall continue to be eligible to exercise such statutory dissenters’ rights;

•        the receipt by Parent of a certificate of the Company executed on behalf of the Company by its chief executive officer, certifying that the foregoing conditions to the obligations of the Parent and Merger Sub to consummate the Merger have been satisfied; and

•        the receipt of duly executed Warrant Cancellation Agreements executed and delivered by the Company and the holders of all Company warrants (such condition having been fulfilled prior to the execution of the Merger Agreement).

In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by the Company:

•        the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty is made only as of a specified date, in which case such representation and warranty will be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•        Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by Parent and Merger Sub prior to the Closing; and

•        the receipt by the Company of a certificate of Parent and Merger Sub executed on behalf of Parent and Merger Sub by their respective president or chief executive officer certifying that the foregoing conditions to the obligations of the Company to effect the Merger have been satisfied.

No Regulatory Approval Requirements

The Company is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Merger. The Company must comply with applicable United States federal and state securities laws in connection with the Merger.

Termination

The Merger Agreement may be terminated and the Merger and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time in the following ways:

•        by mutual written consent of Parent and the Company;

•        by either the Company or Parent:

•        if the Closing shall not have occurred on or before the End Date, which is October 23, 2025; provided, that the right to so terminate the Merger Agreement may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has materially contributed to, the failure of the Closing to have occurred on or before the End Date, and in any such case, such actions or failures to act constitute a breach of such Party’s covenants or other obligations required to be performed at or prior to the Effective Time;

•        if any law prohibits or makes illegal the consummation of the Merger or if any final and non-appealable order from certain governmental authorities permanently enjoins, restrains or otherwise prohibits the consummation of the Merger; provided that the right to so terminate the Merger Agreement may not be exercised by any party whose actions or failure to act under the Merger Agreement has materially contributed to the issuance of law or order; or

•        if the Special Meeting (including any adjournments or postponements thereof) will have been held and the Company Shareholder Approval shall not have been obtained;

•        by the Company:

•        if there is a breach of, or a failure to perform or comply with, any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, where such breach or failure to perform (i) would result in, and be the primary cause of, a failure of a closing condition relating to their performance of any covenant, agreement, or obligation or the accuracy of their representation and warranties would not be satisfied at the Closing, and (ii) cannot be cured by the End Date or if curable by such date, is not cured within the earlier of 30 days following the date of delivery of written notice by the Company to Parent of such breach or failure to perform and the End Date; provided that the Company is not then in breach of the Merger Agreement such that Parent has the right to terminate the Merger Agreement for a failure or breach of a representation, warranty, or covenant by the Company; or

•        if the mutual conditions to Closing and the Company’s conditions to Closing have been satisfied and continue to be satisfied or waived at the time the Closing is required to occur pursuant to the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), Parent fails to consummate the Closing on the date on which it is required to under the Merger Agreement and the Company has, at least three business days before seeking to terminate the Merger Agreement, confirmed in writing to Parent that the Company is ready, willing, and able to consummate the Closing at the end of such three day period; or

•        by Parent:

•        if there is a breach of, or a failure to perform or comply with, any representation, warranty, covenant, or agreement on the part of the Company set forth in the Merger Agreement, where such breach or failure to perform (i) would result in, and be the primary cause of, a failure of a closing condition relating to their performance of any covenant, agreement, or obligation or the accuracy of their representation and warranties would not be satisfied at the Closing, and (ii) cannot be cured by the End Date or if curable by such date, is not cured within the earlier of 30 days following the date of delivery of written notice by Parent, to the Company of such breach or failure to perform and the End Date; provided that Parent is not then in breach of the Merger Agreement such that the Company has the right to terminate the Merger Agreement for a failure or breach of a representation, warranty or covenant by Parent; or

•        if, prior to the receipt of the requisite the Company shareholder approval, a Recommendation Change has occurred (which we define in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Board Recommendation Change”).

Effect of Termination

If the Merger Agreement is validly terminated, the Merger Agreement will become void and have no effect (other than the confidentiality and certain other specified provisions therein) and, subject to the payment of the Company Termination Fee and/or the Parent Expense Reimbursement, or of the Parent Termination Fee, as applicable, there will be no liability on the part of any party thereto or any of their Affiliates, officers, directors or shareholders, other than liability of the Company, Parent or Merger Sub, as the case may be, for fraud or any Willful and Material Breach (as defined below) of the Merger Agreement occurring prior to (or in connection with) such termination.

“Willful and Material Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in the Merger Agreement, a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under the Merger Agreement, with actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a material breach of the Merger Agreement.

Termination Fee

The Company has agreed to pay to Parent the, Company Termination Fee in the amount of $2,500,000, in the event that:

(i)     the Merger Agreement is terminated by Parent following the Board effecting a Recommendation Change; or

(ii)    (a) an Alternative Acquisition Proposal has been made public or otherwise known to the Board prior to the date of the Special Meeting and has not been withdrawn prior to the date that is at least 10 days prior to the date of the Special Meeting, (b) the Merger Agreement is terminated (1) by Parent or the Company because the Special Meeting has been held and the requisite the Company shareholder approval has not been obtained, or (2) by Parent because the Company has breached or failed to perform its representations, warranties, covenants, or other agreements contained in the Merger Agreement, and (c) concurrently with or within 12 months after such termination, the Company shall have consummated such Alternative Acquisition Proposal or entered into a definitive agreement providing for any Alternative Acquisition Proposal (substituting for this purpose in the definition thereof “50%” for “20%” and “80%” in each place each such phrase appears).

In addition to the Company Termination Fee, if (i) the Merger Agreement is terminated by Parent because the Board effects a Recommendation Change, or (ii) (a) the Merger Agreement is terminated by Parent or the Company because the Special Meeting has been held and the requisite the Company Shareholder Approval has not been obtained or (b) the Merger Agreement is terminated by Parent because the Company breached any of its representations or warranties or failed to perform any of its covenants or other agreements under the Merger Agreement, in any such case where such breach or failure to perform (1) would result in, and be the primary cause of, a failure of a condition of the obligations of each part or the obligations of Parent and Merger Sub and (2) cannot be cured by the End Date or, if curable by such date, is not cured within the earlier of (A) 30 days following Parent’s delivery of written notice to the Company of such breach or failure to perform and (B) the End Date, then the Company will pay to Parent or its designee the Parent Expense Reimbursement, in an amount of up to $1,000,000.

Parent has agreed to pay the Company the Parent Termination Fee, in the amount of $1,000,000, in the event that:

(i)     the Merger Agreement is terminated by the Company as a result of a failure or breach of Parent’s representations, warranties or covenants which would cause an applicable condition to Closing to not be satisfied; or

(ii)    the Merger Agreement is terminated as a result of the mutual conditions to Closing and the Company’s conditions to Closing having been satisfied and continuing to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), and Parent fails to consummate the Closing on the date it is required to under the Merger Agreement and the Company has, at least three business days before seeking to terminate the Merger Agreement, confirmed in writing to Parent that the Company is ready, willing, and able to consummate the Closing at the end of such three business day period.

The Investors have agreed to guarantee the payment of the Parent Termination Fee, subject to and in accordance with the terms of the Guaranty.

The Company Termination Fee and/or the Parent Expense Reimbursement, as applicable under the terms of the Merger Agreement, on the one hand, and the Parent Termination Fee, on the other hand, are intended to be liquidated damages and, if received by the applicable party, are to be such party’s sole and exclusive remedy for any breaches by the other party of the Merger Agreement, subject to each party’s rights to specific performance, as described below. For the avoidance of doubt, the Company will not be entitled to receive both the Parent Termination Fee and any specific performance to cause the Equity Financing to be funded or the Closing to occur.

Further, the Merger Agreement provides that, under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their affiliates for breaches (including any fraud or willful and material breach) under the Merger Agreement (taking into account the payment of the Parent Termination Fee), the Guaranty or the Equity Commitment Letter exceed the Parent Liability Limitation, being an amount equal to $1,000,000 in the aggregate.

Specific Performance

Parent, Merger Sub, and the Company are entitled to an injunction, specific performance, and other equitable relief to prevent breaches or threatened breaches, or to cure breaches, of the Merger Agreement and to specifically enforce the terms of the Merger Agreement; provided, that as provided in the Merger Agreement, the Company will only be entitled to specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if: (i) the Merger Agreement has not been validly terminated in accordance with its terms and all of the conditions to Parent’s obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition is then capable of being satisfied at Closing) are satisfied or have been waived, such that Parent is required under the Merger Agreement to consummate the Closing; (ii) Parent fails to consummate the Closing by the date the Closing is required to have occurred; (iii) the Company has irrevocably confirmed in writing to Parent that if the Equity Financing is funded, the Company will take such actions that are required of it to cause the Closing to occur (and the Company shall not have revoked, withdrawn, modified or conditioned such confirmation); and (iv) Parent shall have failed to consummate the Closing within three Business Days after the fulfillment of the foregoing conditions. Further, under the Equity Commitment Letter, if the Company pursues specific performance to cause the Equity Financing to be funded, the Company will not be permitted to seek or receive other recovery for the breach, by the non-funding Investors, of the Equity Commitment Letter, including any monetary damages.

For the avoidance of doubt, the Company is not permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the Closing to occur, on the one hand, and payment of the Parent Termination Fee or monetary damages, on the other hand; further, the Company’s receipt of any monetary damages from Parent, Merger Sub, or any of their affiliates shall be subject to the Parent Liability Limitation.

Limitations of Liability

The maximum aggregate liability for monetary damages of the Parent, Merger Sub, the Investors, and their respective affiliates, for breaches under the Merger Agreement, the Guaranty and the Equity Commitment Letter will not exceed the amount of the Parent Liability Limitation.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the transactions contemplated by the Merger Agreements.

Governing Law

The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction, except that matters relating to the fiduciary duties of the Company Board and matters that are specifically required by the NYBCL in connection with the Merger shall be governed by the laws of the State of New York.

MARKET PRICES AND DIVIDEND DATA

The common stock of the Company is listed on OTCQX under the symbol “ENZB.” As of the Record Date, there were 52,432,129 Shares of our Common Stock outstanding. On December 2, 2024, the Company paid a dividend of $0.10 per Share on its Common Stock. The Board will determine whether a dividend will be paid in the future based upon available alternative uses for such funds and the interests of the shareholders.

As of July [•], 2025, the most recent practicable date before this proxy statement was first mailed to our shareholders, the closing price for our common stock on OTCQX was $[•] per Share. You are encouraged to obtain current market quotations for our Common Stock.

Following the Merger, our Common Stock will no longer be publicly traded and will be delisted from OTCQX and deregistered under the Exchange Act, each in accordance with applicable law, rules, and regulation. As a result, following the Merger, we will no longer file periodic reports with the SEC on account of the Company’s Common Stock and you will no longer have any interest in our future earnings or growth.

SUPPORT AGREEMENT

This section describes the material terms of the Support Agreements, the form of which is attached as Annex D to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties to the Support Agreements are governed by the express terms and conditions of the Support Agreements and not by this discussion, which is summary by nature. This discussion is qualified in its entirety by reference to the complete text of the Support Agreement. You are encouraged to read the Support Agreements carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section captioned “Where You Can Find More Information,” beginning on page 76 of this proxy statement.

In connection with the execution and delivery of the Merger Agreement on June 23, 2025, and as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Company entered into Support Agreements with each of the Company’s officers and directors, as well as shareholders Harbert Discovery Fund, LP and Harbert Discovery Co-Investment Fund I, LP (each, a “Signing Shareholder”). As of the record date, the Signing Shareholders held, in the aggregate, Shares representing approximately 23% of the voting power of the outstanding Shares.

By entering into the Support Agreements, each Signing Shareholder has agreed to revoke any proxies that it has granted with respect to its Shares. Additionally, each Signing Shareholder has irrevocably granted to, and appointed, Parent and any of its designees as such Signing Shareholder’s respective proxy and attorney-in-fact (with full power of substitution) to vote all of their respective Shares, on the matters described in the preceding paragraph (but not on any other matters).

Under the Support Agreements, the Signing Shareholders have agreed, subject to the terms and conditions set forth therein, to, among other things, vote all of the Signing Shareholders’ Shares in favor of (i) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, (ii) any other proposals presented by the Company to its shareholders in connection with the transactions contemplated by the Merger Agreement, and (iii) any proposal to adjourn or postpone any applicable meeting of shareholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger or there are not sufficient shares of capital stock of the Company represented to constitute a quorum necessary to conduct the business of the applicable meeting. In accordance with the foregoing, the Signing Shareholders are required to vote all of their Shares in favor of the Merger Proposal and the Adjournment Proposal. In addition, under the Support Agreements, the Signing Shareholders are required to vote against (i) any Alternative Acquisition Proposal (as defined in the Merger Agreement) or any of the transactions contemplated thereby; (ii) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of such Signing Shareholder under the Support Agreement; and/or (iii) any action proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the transactions or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company except as required by the Merger Agreement.

Each Signing Shareholder has agree not to, and to cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and to use its reasonable best efforts to cause its affiliates and representatives not to, directly or indirectly: (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (ii) furnish to any person (other than to Parent or any designees of Parent) any non-public information relating to the Company or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries (other than Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (v) negotiate or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Alternative Acquisition Proposal; or (vi) authorize or commit to do any of the foregoing; provided, however, that nothing in the Support Agreement will prevent any Signing Shareholder, in his or her capacity as a director or executive officer of the Company, from engaging in any activity permitted pursuant to the no solicitation covenants of the Merger Agreement.

The Support Agreements terminate upon the Expiration Date, which, as described above, shall be the date of the earliest to occur of: (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with its terms; provided, however, that if the Merger Agreement has been validly terminated under specified sections of the Merger Agreement, and if Parent or Merger Sub thereafter continues actively pursuing the Company at a value equal to or greater than the Merger Consideration (as evidenced by a tender offer to Company shareholders or a public bid for the Company), then the Signing Shareholder’s obligation to vote against any Alternative Acquisition Proposal or related transaction shall survive any termination of the Support Agreements until December 31, 2025; (iii) by written agreement of Parent and each Signing Shareholder party hereto; and (iv) with respect to any Signing Shareholder, the delivery by such Signing Shareholder of written notice to Parent of such Signing Shareholder’s election, in its sole discretion, to terminate its Support Agreement following any amendment or modification to the Merger Agreement as in effect on June 23, 2025, that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s shareholders as a whole.

The terms of the Support Agreements do not prevent, limit or otherwise restrict any director of the Company (including any director affiliated with the Signing Shareholders) from taking (or failing to take) any action in his or her capacity as a director of the Company, or in exercising his or her fiduciary duties as a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information, as of July [•], the Record Date, concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock of the Company, the named executive officers, all current directors, and all current directors, executive officers and key employees of the Company as a group, based upon the number of outstanding shares of Common Stock as of the close of business on July [•], 2025.

The percentages in the “Percent of Class” column are calculated in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). The shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Kara Cannon	1,035,202	(3)	1.9%
Patricia Eckert	336,661	(4)	*
Bradley L. Radoff	4,963,779	(5)	9.2%
Steven J. Pully	239,992	(6)	*
Jon Couchman	605,134	(7)	1.1%
All directors and executive officers as a group (5 persons)	7,180,768	(8)	13.3%
Harbert Management Corp	5,175,913	(9)	9.9%
Beryl Capital Management LLC	5,069,789	(10)	9.7%
James G. Wolf	4,942,400	(11)	9.5%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Except as otherwise noted in the footnotes to the table, all shares of Common Stock are beneficially owned and the sole investment and voting power is held by the persons named, and such persons’ address is c/o Enzo Biochem, Inc., 21 Executive Blvd., Farmingdale, NY 11735.

(2)      Based upon 52,432,129 outstanding shares of Common Stock as of the close of business on July [•], 2025. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days from July [•], 2025 is treated as outstanding when determining the amount and percentage of Common Stock owned by directors and executive officers individually and as a group.

(3)      Includes (i) 630,440 shares of Common Stock issuable upon the exercise of Company Options that are exercisable within 60 days from July [•], 2025, (ii) 100,000 shares of Common Stock issuable upon the vesting of outstanding Company RSUs, and (iii) 45,065 shares of Common Stock held in the Company’s 401(k) plan.

(4)      Includes (i) 308,333 shares of Common Stock issuable upon the exercise of Company Options that are exercisable within 60 days from July [•], 2025, and (ii) 28,328 shares of Common Stock held in the Company’s 401(k) plan.

(5)      Includes (i) 430,000 shares of Common Stock held by The Radoff Family Foundation of which Mr. Radoff is deemed to be the beneficial owner, and (ii) 142,897 shares of Common Stock issuable upon the vesting of outstanding Company RSUs. The address of Bradley L. Radoff is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098.

(6)      Includes 142,897 shares of Common Stock issuable upon the vesting of outstanding Company RSUs.

(7)      Includes (i) 130,000 shares of Common Stock held by Xstelos Holdings, 40,000 shares held by Myrexis, and 15,000 shares held by Couchman Family Fund, each of which Mr. Couchman is deemed to be the beneficial owner of, and (ii) 142,897 shares of Common Stock issuable upon the vesting of outstanding Company RSUs held directly by Mr. Couchman.

(8)      Includes 938,733 shares of Common Stock issuable upon the exercise of Company Options that are exercisable within 60 days from July [•], 2025, and 528,691 shares of Common Stock issuable upon the vesting of outstanding Company RSUs.

(9)      Based solely on a Schedule 13D/A filed on June 25, 2025. The address of Harbert Management Corp is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(10)    Based solely on a Schedule 13G filed on July 1, 2025. The address of Beryl Capital Management LLC is 225 Avenue I, Suite 205, Redondo Beach, CA 90277.

(11)    Based solely on a Schedule 13D/A filed on January 23, 2023. The address of James G. Wolf is 105 Flyway Drive, Kiawah Island, SC 29455.

FUTURE SHAREHOLDER PROPOSALS

Shareholder Proposals for the 2025 Annual Meeting

If the Merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of our shareholders. However, if the Merger is not completed, our shareholders will continue to be entitled to attend and participate in shareholder meetings.

The Company will hold an annual meeting of shareholders in 2025 only if the Merger has not already been completed and the Company remains public.

To be considered for inclusion in our proxy materials for presentation at our 2025 annual meeting of shareholders, your proposal must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices at 21 Executive Blvd., Farmingdale, New York 11735, Attention: Secretary, no later than July 30, 2025 (120 calendar days preceding the one-year anniversary of the date the proxy statement in connection with our 2024 annual meeting of shareholders (the “2024 Annual Meeting”) was first mailed to our shareholders for the 2024 Annual Meeting), and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail with return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our Annual Meeting will confer on the proxies and attorneys-in-fact named therein discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s Proxy Statement in connection with such annual meeting, unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary before October 13, 2025 (the 45th day preceding the one-year anniversary of the date the proxy statement in connection with our 2024 Annual Meeting was first mailed to our shareholders for the 2024 Annual Meeting).

Director Nominations

Under the By-Laws, shareholders intending to nominate one or more candidates for election to our Board at our 2025 Annual Shareholder Meeting may do so only if written notice of the intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the Company’s principal executive offices at 21 Executive Blvd., Farmingdale, New York 11735, Attention: Secretary, not less than 90 days nor more than 120 days prior to the earlier of the date of such annual meeting or the corresponding date on which the immediately preceding year’s annual meeting of shareholders was held. Such notice must contain all of the information required by the By-Laws, including, without limitation, all information that would be required in connection with such nomination(s) under the SEC’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the By-Laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our filings with the SEC are available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following filings with the SEC are incorporated by reference:

•        Annual Report on Form 10-K for the fiscal year ended July 31, 2024, filed with the SEC on October 29, 2024;

•        Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2024, filed with the SEC on December 16, 2024, January 31, 2024, filed with the SEC on March 17, 2025, and April 30, 2025, filed with the SEC on June 16, 2025;

•        Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on November 27, 2024; and

•        Current Reports on Form 8-K filed with the SEC on November 25, 2024; January 14, 2025; January 15, 2025; January 16, 2025; March 31, 2024; April 21, 2025; April 22, 2025; and June 24, 2025.

We also incorporate by reference into this proxy statement each additional document we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

YOUR VOTE IS IMPORTANT. We hope that you will attend the Special Meeting and look forward to your presence. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the meeting. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST FOLLOW THE PROCEDURES PROVIDED BY THAT RECORD HOLDER.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with the voting procedures, you should contact:

Enzo Biochem, Inc.
21 Executive Blvd.,
Farmingdale, New York 11735
(631)-755-5500
Attn.: Investor Relations

or

Kingsdale Advisors
+1 (888) 518-1554 (toll-free in North America)
+1 (917) 341-5244 (call collect outside of North America)
e-mail: contactus@kingsdaleadvisors.com

Questions? Need Help Voting?

Please contact our Strategic Stockholder Advisor and Proxy Solicitation Agent, Kingsdale Advisors

CONTACT US:

Kingsdale Advisors

+1 (888) 518-1554 (toll-free in North America)

+1 (917) 341-5244 (call collect outside of North America)

e-mail: contactus@kingsdaleadvisors.com

Annex A

Agreement and Plan of merger

by and among

Bethpage Parent, Inc.,

Bethpage Merger Sub, Inc.

and

Enzo Biochem, Inc.

Dated as of June 23, 2025

Annex A-i

Annex A-ii

Annex A — Definitions

Exhibit A — Warrant Cancellation Agreement

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of June 23, 2025, by and among Bethpage Parent, Inc., a Delaware corporation (“Parent”), Bethpage Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Enzo Biochem, Inc., a New York corporation (the “Company” and, collectively with Parent and Merger Sub, the “Parties” and, individually, a “Party”). All capitalized terms used herein will have the respective meanings ascribed thereto in Annex A.

RECITALS

A. The board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that the shareholders of the Company approve this Agreement and directed that such matter be submitted for consideration of the shareholders of the Company at the Company Shareholder Meeting, in each case, in accordance with the New York Business Corporation Law (the “NYBCL”).

B. The board of directors of Parent has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Equity Financing.

C. The board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole shareholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the sole shareholder of Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole shareholder of Merger Sub, in each case, in accordance with the NYBCL.

D. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (i) a limited guarantee (the “Guarantee”) from certain investment funds affiliated with Battery Ventures XIV, L.P. (collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent in connection with this Agreement; and (ii) a commitment letter between Parent and the Guarantors pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).

E. Concurrently with the execution and delivery of this Agreement, and as an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, each of the directors and officers of the Company and Harbert Management Corp. (the “Support Shareholders”) has entered into a support agreement (the “Support Agreement”) with Parent and Merger Sub, dated as of the date of this Agreement, with respect to certain obligations of the Support Shareholders relating to this Agreement, including, among other things, that the Support Shareholders will vote the shares of Company Common Stock owned, directly or indirectly, by them in favor of the adoption of this Agreement.

F. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

Annex A-1

AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 The Merger. On the terms and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement, and in accordance with the NYBCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under New York Law as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent.

Section 1.2 Effective Time of Merger. Subject to the terms and conditions of this Agreement, at the Closing, Parent, Merger Sub and the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Department of State of the State of New York in accordance with Section 904 of the NYBCL in order to effectuate the Merger, and by making all other filings and recordings, and delivering and tendering, or causing to be delivered or tendered, as applicable, any Taxes and fees, required under the NYBCL to effect the Merger. The Merger will become effective at such time as the Certificate of Merger has been duly filed with and accepted by the Department of State of the State of New York or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the NYBCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.3 General Effects of Merger. The Merger will have the effects set forth in this Agreement and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all Liabilities, restrictions, and duties of each of the Company and Merger Sub shall become the Liabilities, restrictions, and duties of the Surviving Corporation.

Section 1.4 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of Parent, Merger Sub or the Company:

(a) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Conversion of Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares and Dissenting Shares, will be converted automatically into the right to receive $0.70 in cash (after giving effect to any required Tax withholdings as provided in Section 2.5), without interest (the “Merger Consideration”). At the Effective Time, all shares of Company Common Stock that have been converted into the right to receive the Merger Consideration as provided in this Section 1.4(b) will no longer be outstanding and will be automatically cancelled and cease to exist on the conversion thereof, and each certificate formerly representing any of the shares of Company Common Stock (each, a “Certificate”) and all uncertificated shares of Company Common Stock represented by book-entry form that, immediately prior to the Effective Time, represented shares of Company Common Stock (“Book-Entry Shares”) will thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share have been converted pursuant to this Section 1.4(b).

(c) Treatment of Cancelled Shares. Each share of Company Common Stock and each share of Company Preferred Stock that is, in each case, directly owned by (i) the Company immediately prior to the Effective Time (including as treasury stock or otherwise, in each case, not held on behalf of third parties) or

Annex A-2

(ii) Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time, will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(d) Treatment of Dissenting Shares. Any provision of this Agreement to the contrary notwithstanding, if required by the NYBCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such shares who have not voted in favor of the approval of this Agreement or consented thereto in writing and who are entitled to and have properly and timely notified the Company of their intent to demand payment and exercise dissenters’ rights with respect thereto in accordance with Section 623 of the NYBCL, have complied strictly in all respects with Section 623 of the NYBCL and have not effectively withdrawn such notice or demand with respect to any such shares held by any such holder (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with, but only if, as and when required by, the provisions of Sections 623 and 910 of the NYBCL, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the NYBCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereafter be no longer considered Dissenting Shares under this Agreement and will be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and without any interest thereon, in accordance with Section 1.4(b). At the Effective Time, any holder of Dissenting Shares will cease to have any rights with respect thereto, except the rights provided in Section 623 of the NYBCL and as provided in the previous sentence, as applicable. The Company will promptly notify Parent of any written notices of intent of any holder of shares of Company Common Stock to demand payment and exercise dissenters’ rights or withdrawals of such notices, and any other instruments served pursuant to applicable Law that are received by the Company relating to dissenters’ rights under Section 623 of the NYBCL in connection with the Merger, and Parent will have the right to participate in and direct all negotiations and proceedings with respect to any such demands. The Company will not make (or cause to be made on its behalf) any payment or offer of payment with respect to any notices of intent of any holder of shares of Company Common Stock to demand payment and exercise dissenters’ rights, or settle, compromise or otherwise negotiate, or offer to settle, compromise or otherwise negotiate any such notices, in each case, without the prior written consent of Parent.

(e) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock will have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, then the Merger Consideration will be appropriately adjusted, without duplication, to proportionally reflect such change.

Section 1.5 Treatment of Company Options, Company Warrants and Company RSUs.

(a) Company Options. At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled without any consideration payable therefor.

(b) Company RSUs.

(i) At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and is either (1) held by a member of the Company Board (whether vested or unvested) or (2) vested in accordance with its terms but not yet settled as of the Effective Time (each, a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the total number of shares of Company Common Stock underlying such Company RSU, by (B) the Merger Consideration, subject to any required withholding of Taxes (the “Vested Company RSU Consideration”).

(ii) At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU will, automatically and without any required action on the part of the holder thereof, be canceled without any consideration payable therefor.

Annex A-3

(c) Treatment of Company Warrants. Prior to the Closing, the Company will use commercially reasonable efforts to cause each holder of a Company Warrant that is outstanding as of the date of this Agreement to execute a warrant cancellation agreement substantially in the form as attached hereto as Exhibit A (a “Warrant Cancellation Agreement”) to be effective contingent upon and immediately prior to the Effective Time, to provide that each such Company Warrant will be cancelled, terminated and extinguished as of the Effective Time, and in exchange for and upon such cancellation thereof, each such Company Warrant that is outstanding as of immediately prior to the Effective Time be converted into the right to receive, without interest, an amount set forth in the Warrant Cancellation Agreement.

(d) Certain Additional Actions. Prior to the Effective Time, and subject to the prior review and approval of Parent, the Company will take all actions necessary to effect the transactions anticipated by this Section 1.5 under the Company Equity Plan, and any Contract applicable to any Company Option, Company Warrant or Company RSU, including delivering all required notices, obtaining all necessary approvals and consents, and delivering evidence satisfactory to Parent that all necessary determinations by the Company Board or applicable committee of the Company Board to treat (i) all Company Options in accordance Section 1.5(a); (ii) all Company RSUs in accordance with Section 1.5(b); and (iii) all Company Warrants in accordance with Section 1.5(c), in each case, have been made. The Company will take all actions necessary to terminate the Company Equity Plan as of the Effective Time.

Section 1.6 Surviving Corporation.

(a) Certificate of Incorporation of Surviving Corporation. Subject to Section 6.9, at the Effective Time, the certificate of incorporation of Merger Sub as in effect as of the date hereof (but amended so that the name of the Surviving Corporation will be “Enzo Biochem, Inc.”) will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the NYBCL and such certificate of incorporation.

(b) Bylaws of Surviving Corporation. Subject to Section 6.9, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Corporation will be “Enzo Biochem, Inc.”) will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the NYBCL and such bylaws.

(c) Directors of Surviving Corporation. The directors of Merger Sub as of immediately prior to the Effective Time will be the initial directors of the Surviving Corporation as of the Effective Time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d) Officers of Surviving Corporation. The officers of the Company as of immediately prior to the Effective Time will be the initial officers of the Surviving Corporation as of the Effective Time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 1.7 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Book-Entry Shares.

ARTICLE 2

THE CLOSING

Section 2.1 The Closing. The Merger will be consummated at a closing (the “Closing”) taking place (a) via the electronic exchange of documents and signature pages on the second Business Day (except, if the Last Condition is Section 2.2(a)(i), the fourth Business Day) after the satisfaction or waiver (if and to the extent permitted hereunder) of the last to be satisfied conditions set forth in Section 2.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (if and to the extent permitted hereunder) of such conditions) (such condition, the “Last Condition”) or (b) at such other place, time and date as the Company and Parent may otherwise agree in writing, but subject in each case to the satisfaction or waiver (if and to the extent permitted hereunder) of the conditions set forth in Section 2.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (if and to the extent permitted hereunder) of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date.”

Annex A-4

Section 2.2 Conditions to Closing.

(a) Conditions to Obligation of Each Party. The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger will be subject to the satisfaction at or prior to the Closing of the following conditions:

(i) Shareholder Approval. The Company Shareholder Approval will have been obtained.

(ii) No Legal Restraints. No Law, injunction or similar Order by any Governmental Entity of competent jurisdiction that prohibits or makes illegal the consummation of the Merger will have been entered, enacted or promulgated and will continue to be in effect that prohibits or makes illegal the consummation of the Merger.

(b) Additional Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction (or waiver by Parent and Merger Sub) of the following conditions:

(i) Company Representations and Warranties. (A) Other than with respect to the Fundamental Representations, the representations and warranties set forth in Section 3.2 (Capitalization) and representations and warranties set forth in Section 3.8(b) (Absence of Certain Changes), each of the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications contained therein) as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (other than the representations and warranties of the Company made only as of a specified date, in which case as of such date) except where, in each case of the foregoing, such failures to be true and correct would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect; (B) the representations and warranties set forth in Section 3.2 will be true and correct in all but de minimis respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (other than such representations and warranties set forth in Section 3.2 as are made only as of a specified date, in which case as of such date); (C) the Fundamental Representations will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications contained therein) in all respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (other than any Fundamental Representations made only as of a specified date, in which case as of such date); and (D) the representations and warranties set forth in Section 3.8(b) (Absence of Certain Changes) will be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date.

(ii) Company Covenants. The Company will have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(iii) No Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof.

(iv) Dissenting Shares. Holders (other than the Wolf Holders) of no more than ten percent of the outstanding shares of Company Common Stock as of the record date for the Company Shareholder Meeting (excluding any shares held by the Wolf Holders), in the aggregate, shall have exercised statutory dissenters’ rights pursuant to Section 623 of the NYBCL with respect to such shares of Company Common Stock or shall continue to be eligible to exercise such statutory dissenters’ rights pursuant to Section 623 of the NYBCL.

(v) Company Officer’s Certificate. Parent will have received a certificate from the Company validly executed by the Chief Executive Officer of the Company for and on the Company’s behalf, to the effect that, as of the Closing the conditions set forth in Section 2.2(b)(i), Section 2.2(b)(ii) and Section 2.2(b)(iii) have been satisfied in all respects.

(vi) Warrant Cancellation Agreements. The holders of all Company Warrants and the Company shall have duly executed and delivered a Warrant Cancellation Agreement to Parent and each such Warrant Cancellation Agreement shall be in full force and effect and shall not have been amended, modified or revoked in any respect.

Annex A-5

(c) Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) of the following conditions:

(i) Parent and Merger Sub Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article 4 will be true and correct in all respects as of the date hereof and as of the Closing as if made at and as of such date (except to the extent that any such representation and warranty is made only as of a specified date, in which case such representation and warranty will be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(ii) Parent and Merger Sub Covenants. Parent and Merger Sub will have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

(iii) Parent and Merger Sub Officer’s Certificate. The Company will have received a certificate from Parent and Merger Sub, validly executed by the Chief Executive Officer of each of Parent and Merger Sub and on Parent’s and Merger Sub’s behalf, to the effect that, as of the Closing the conditions set forth in Section 2.2(c)(i) and Section 2.2(c)(ii) have been satisfied in all respects.

Section 2.3 Payment of Merger Consideration.

(a) Payment Fund.

(i) Creation of Payment Fund. At or promptly following the Effective Time on the Closing Date, Parent will deposit, or will cause to be deposited (including from the Company’s or any of its Subsidiaries’ cash), with Equiniti Trust Company, LLC (or another U.S. bank or trust company mutually agreed by Parent and the Company in writing) (the “Paying Agent”), for the benefit of holders of shares of Company Common Stock, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration payable at the Closing pursuant to Section 1.4(b). Such cash deposited with the Paying Agent will be referred to as the “Payment Fund.” With respect to any Dissenting Shares, Parent will not be required to deposit or cause to be deposited with the Paying Agent cash sufficient to pay any Merger Consideration that would be payable in respect of such Dissenting Shares if such Dissenting Shares were not Dissenting Shares.

(ii) Investment of Payment Fund. The Paying Agent will invest all cash included in the Payment Fund as reasonably directed by Parent; provided, however, that any investment of such cash will be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon will affect the amounts payable to holders of Company Common Stock pursuant to this Section 2.3, and following any losses from any such investment, Parent will promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock. Any interest and other income resulting from such investments will be paid to the Surviving Corporation pursuant to Section 2.3(a)(iii).

(iii) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of shares of Company Common Stock on the one-year anniversary of the Effective Time will thereafter be delivered to the Surviving Corporation on demand, and any former holders of shares of Company Common Stock who have not surrendered their shares in accordance with this Section 2.3 will thereafter look only to the Surviving Corporation (as general unsecured creditors) for payment of their claim for the Merger Consideration without any interest thereon, on due surrender of their shares.

(b) Payment Procedures.

(i) Transmittal Materials. Promptly after the Effective Time (and in any event within three Business Days thereafter), the Surviving Corporation will cause the Paying Agent, if required thereby, to mail or otherwise provide to each former holder of record of a Certificate or Book-Entry Shares (other than holders of Cancelled Shares and Dissenting Shares), (A) transmittal materials, including a letter of transmittal in customary form reasonably acceptable to the Company, specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.3(b)(iii)) to the Paying Agent or an “agent’s message” regarding the book-entry transfer of Book-Entry

Annex A-6

Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, (B) a copy of Section 623 of the NYBCL and all information contemplated thereby, and (C) instructions for use of such transmittal materials in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration. The Paying Agent will accept transferred Certificates or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver any certificate to receive the applicable Merger Consideration. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) will upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) (it being understood that the holders of Book-Entry Shares will be deemed to have surrendered the shares of Company Common Stock represented by such Book-Entry Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent will cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time in exchange therefor, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.5) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock represented by such Book-Entry Shares by (B) the Merger Consideration, and the Book-Entry Shares so surrendered will immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

(iii) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in reasonable and customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay the amount (after giving effect to any required Tax deductions or withholdings as provided in Section 2.5) of Merger Consideration payable in exchange for the shares of Company Common Stock formerly represented by such lost, stolen or destroyed Certificate. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant shares of Company Common Stock for purposes of this Section 2.3(b).

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Book-Entry Shares or Certificates are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, the holder of any such Book-Entry Shares or Certificates will be given a copy of the transmittal materials referred to in Section 2.3(b)(i) and instructed to comply with the instructions in such materials in order to receive the Merger Consideration to which such holder is entitled pursuant to this Section 2.3.

(d) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person will be liable to any former holder of shares of Company Common Stock for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law

(e) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

Section 2.4 Payment of Equity Award Consideration. Parent will cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (to the extent applicable) to each holder of a Vested Company RSU, the Vested Company RSU Consideration, as applicable, without interest, no later than the end of

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the second regularly scheduled payroll cycle following the Effective Time. Notwithstanding anything herein to the contrary, (a) with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable Company Equity Plan or Company Benefit Plan that will not trigger a Tax or penalty under Section 409A of the Code and (b) with respect to Company Equity Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States, the Parties hereto will use reasonable best efforts to cooperate in good faith prior to the Effective Time to minimize the Tax impact of the provisions set forth in Section 1.5 and this Section 2.4 (it being understood that Parent and Merger Sub need not take, and the Company will not take, any action which would increase the costs associated with terminating the Company Equity Awards).

Section 2.5 Withholding. The Paying Agent, the Company, Parent, Merger Sub, the Surviving Corporation and their Affiliates and agents, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable to any holder or former holder of Company Common Stock or Company Equity Awards, or any other Person, pursuant to this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or non-U.S. Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld and paid over to the relevant Governmental Entity, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed with, or furnished to, the SEC on or after October 29, 2024, and not less than one Business Day prior to the date hereof (it being acknowledged and hereby agreed that disclosure of any information in the Company SEC Documents filed with, or furnished to, the SEC on or after October 29, 2024, and not less than one Business Day prior to the date hereof will be deemed to be disclosed in a Section or subsection of the Company Disclosure Schedules only to the extent that it is reasonably apparent on the face of such disclosure in such filing or report that it is applicable to such Section or subsection of the Company Disclosure Schedules) and (b) as set forth in the correspondingly numbered Section or subsection of the disclosure schedules delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedules”) or any other Section or subsection of the Company Disclosure Schedules to the extent that the relevance to such representation or warranty in this Article 3 is reasonably apparent on the face of such disclosure; provided that nothing disclosed in the Company SEC Documents will be deemed disclosed with respect to, or modify or qualify the representations and warranties set forth in Section 3.1 (Qualification, Organization, Subsidiaries), Section 3.2 (Capitalization), Section 3.3 (Authority; Enforceability), Section 3.4 (Consents and Approvals; No Violations), Section 3.8(b) (Absence of Changes) or Section 3.24 (Finders or Brokers), and any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking and Cautionary Statements” or “Quantitative and Qualitative Disclosures About Market Risk,” solely to the extent such disclosures are predictive, cautionary or forward-looking in nature shall not be deemed disclosed, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Qualification, Organization, Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of New York. Except where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries have been validly issued, and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens (other than restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary or any Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.

(c) Section 3.1(c) of the Company Disclosure Schedules contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders of each Subsidiary of the Company as of the date hereof. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Company and each of its Subsidiaries, as amended and in effect on the date hereof. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries have been fully paid, are non-assessable and are not subject to or issued in violation of any pre-emptive rights, purchase option, call option, right of first refusal, subscription right or any similar right under the Laws of the jurisdiction in which such Subsidiary is organized. Except as set forth on Section 3.1(c) of the Company Disclosure Schedules and except for securities held by the Company in connection with its ordinary course treasury investment activities, as of the date hereof, neither the Company nor any of its Subsidiaries directly owns any (i) outstanding shares of capital stock of, or other equity or voting interests in, or (ii) outstanding securities of any Person convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, any other Person.

Section 3.2 Capitalization.

(a) The authorized share capital of the Company consists of 75,000,000 shares of Company Common Stock, $0.01 par value, and 25,000,000 shares of Company Preferred Stock, $0.01 par value. As of the close of business on June 19, 2025 (the “Capitalization Date”), there were (i) 52,432,129 shares of Company Common Stock issued and outstanding, (ii) no shares of Company Common Stock held in treasury, (iii) no shares of Company Preferred Stock issued and outstanding, (iv) no shares of Company Preferred Stock held in treasury, (v) Company Options to purchase an aggregate of 1,611,304 shares of Company Common Stock issued and outstanding with a weighted-average exercise price of $2.30, and (vi) 628,731 shares of Company Common Stock underlying outstanding Company RSUs. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to, and were not issued in violation of, any preemptive or similar right, purchase option, call or right of first refusal or similar right. Section 3.2(a) of the Company Disclosure Schedules sets forth a correct and complete list of all Company Equity Awards outstanding as of the Capitalization Date, including with respect to each such Company Equity Award: (1) the grantee identification number of the applicable grantee; (2) the number of shares of Company Common Stock subject to such Company Equity Award; (3) the equity incentive plan under which the Company Equity Award was granted; (4) the grant or issuance date; (5) any applicable vesting schedule; and (6) with respect to each Company Option, the exercise price and the expiration date and whether such Company Option is intended to be an “incentive stock option” as defined in Section 422 of the Code. Each Company Option has an exercise price that is greater than $0.70 per share.

(b) Except as set forth in Section 3.2(a) or as required by the existing terms of the Company Benefit Plans, as of the date of this Agreement, (i) the Company does not have any shares of its capital stock or other ownership or equity or equity-based interests issued or outstanding, other than shares of Company Common Stock that have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.2(a), and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, phantom stock, rights of first refusal, profit participation or other similar rights, agreements, obligations or contractual commitments relating to the issuance of, or measured by reference to, capital stock or other equity, ownership or voting interests of the Company or any of the Company’s Subsidiaries to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity, ownership or voting interests of the Company or any of the Company’s Subsidiaries or securities convertible into, exercisable for, exchangeable for or measured by reference to such shares or other interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (C) redeem or otherwise acquire any such shares of capital stock or other interests.

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(c) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter.

(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

Section 3.3 Authority; Enforceability.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Shareholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company Board at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and the Company’s shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, with the Company surviving the Merger as a wholly owned Subsidiary of Parent, in accordance with the NYBCL, (iii) resolved to recommend that the shareholders of the Company approve this Agreement (the “Company Recommendation”), and (iv) directed that this Agreement be submitted to the shareholders of the Company at the Company Shareholder Meeting for their approval.

(b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval of this Agreement (the “Company Shareholder Approval”) is the only vote of holders of securities of the Company that is required to approve this Agreement and consummate the transactions contemplated hereby, including the Merger.

(c) Except for the Company Shareholder Approval and the filing of the Certificate of Merger with the Department of State of the State of New York as required by the NYBCL, no other corporate action, proceedings, shareholder vote or similar action on the part of the Company is necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation of the transactions contemplated hereby.

(d) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by and constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally, and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

Section 3.4 Consents and Approvals; No Violation.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require the Company or any of its Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign national or supranational, state or local governmental or regulatory agency, commission, court, body, entity or authority or any public or private arbitrator or arbitral body (each, a “Governmental Entity”), other than (i) the filing of the Certificate of Merger with the Department of State of the State of New York as required by the NYBCL, (ii) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Shareholder Approval (as amended or supplemented from time to time, the “Proxy Statement”) and (iii) compliance with the rules and regulations of the OTCQX (the foregoing clauses (i) through (iii), collectively, the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent or materially delay the consummation of the Merger.

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(b) Assuming compliance with the matters referenced in Section 3.4(a) and receipt of the Company Approvals and the Company Shareholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of payment, approval, notice, amendment, modification, termination, cancellation or acceleration of any material obligation, or to the loss of a material benefit, under any Company Material Contract binding on the Company or any of its Subsidiaries (or require a consent relating to the foregoing), or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company, other than, in the case of the foregoing clauses (ii), (iii) and (iv), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss, or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports and Financial Statements.

(a) The Company has filed or furnished, as applicable, all forms, documents, reports, schedules, statements, amendments and certifications required to be filed or furnished by it with the SEC prior to the date of this Agreement (the “Company SEC Documents”) since August 1, 2021, each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and no Company SEC Document as of its date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (or, if any such Company SEC Document is amended or superseded by a filing prior to the date of this Agreement, such amended or superseding Company SEC Document) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.6 Internal Controls and Procedures.

(a) (i) The Company has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in paragraph (e) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and (ii) the Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since August 1, 2021, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act (including Section 302 and 906 thereof).

(b) The Company has established and maintains a system of internal accounting controls that are reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition,

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use or disposition of the assets of the Company. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents, and to the Knowledge of the Company as of the date hereof, no Company SEC Documents are subject to ongoing investigation or SEC review. None of the Company’s Subsidiaries is, or at any time has been, required to file or furnish any forms, reports or documents with the SEC.

Section 3.7 No Undisclosed Liabilities. Except as set forth on Section 3.7 of the Company Disclosure Schedules or (a) as disclosed, reflected or reserved against in the unaudited consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2025, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s report on Form 10-Q for the fiscal quarter ended January 31, 2025, (b) as expressly permitted or contemplated by this Agreement, or incurred pursuant to the transactions contemplated by this Agreement, (c) for liabilities or obligations that have been discharged or paid in full prior to the date hereof, (d) for liabilities and obligations incurred in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, misappropriation, dilution, violation of Law or any other action) or (e) as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 31, 2025 (the “Company Balance Sheet Date”), neither the Company nor any Subsidiary of the Company has any material Liabilities or other obligations. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” of the type required to be disclosed in accordance with Item 303 of Regulation S-K promulgated under the Securities Act.

Section 3.8 Absence of Certain Changes. Except as set forth on Section 3.8 of the Company Disclosure Schedules:

(a) From the Company Balance Sheet Date through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses, in all material respects, in the ordinary course of business.

(b) From February 1, 2025 through the date of this Agreement, there has not been any event, change, occurrence or development that has had, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since the Company Balance Sheet Date, the Company has not taken any action that would be prohibited by clauses (i), (ii), (v), (vi), (x), (xiv), (xv), (xvi), (xviii), (xix), (xx), (xxi), (xxii) and (xxv) of Section 5.1(b), if taken or proposed to be taken after the date hereof.

Section 3.9 Compliance with Laws.

(a) Except as set forth on Section 3.9(a) of the Company Disclosure Schedules, since January 1, 2022, the Company and its Subsidiaries have been in compliance in all material respects with and not in default under or in violation in any material respect of any Law applicable to the Company and its Subsidiaries.

(b) The Company and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, accreditations and approvals of any Governmental Entity (“Permits”) necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (such Permits, the “Company Permits”) except where the failure to possess such Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries has, since January 1, 2022 to the date of this Agreement, received any written notice that the Company or any of its Subsidiaries is in violation of any Law applicable to the Company or any of its Subsidiaries or any Company Permit in any material respect. There are no Actions pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any Company Permit.

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(d) Without limiting the generality of the foregoing, the Company is, and has at all times has been, in compliance in with all Health Care Laws. In furtherance of the foregoing, to the extent required by Health Care Laws, the Company: (i) has designated a privacy official and a security official who is responsible for the development and implementation of the Company’s privacy and security compliance infrastructure; (ii) when required by HIPAA, has entered into, and complies with the terms of, all business associate agreements as such term is described under HIPAA; (iii) has ensured that all of its workforce receive periodic training with respect to and to the extent required for compliance with HIPAA; (iv) has adopted, and has been in material compliance with, privacy and security compliance policies and procedures in compliance with HIPAA; and (v) has conducted periodic security risk analyses in material compliance with HIPAA and has addressed and remediated all material vulnerabilities, threats and deficiencies that have been identified through such security risk analyses. Except as set forth on Section 3.9(d) of the Company Disclosure Schedules, the Company has not reported any breach of individually identifiable health information to the Office for Civil Rights of the U.S. Department of Health and Human Services or any other Governmental Entity or had any security or data breaches compromising or otherwise involving individually identifiable health information, and no event has occurred that required the Company to provide notification to any Person, including any customer, affected individual, or Governmental Entity under any federal or state privacy or breach notification Law. The Company has not received any notice or other communication from any Governmental Entity or other Person regarding any actual or possible violation of, or failure to comply with, any Law pertaining to health information privacy and security, including HIPAA.

(e) Since January 1, 2022, none of the Company or any of its Subsidiaries or any of their directors, officers, agents, employees, or, to the Knowledge of the Company, other Persons acting on behalf of any of the Company or its Subsidiaries, in their capacity as such, (i) is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other similar applicable Law that prohibits corruption or bribery (collectively, “Anti-Corruption Laws”); (ii) has directly or indirectly made, offered, agreed, requested, authorized, received or taken any other act in furtherance of an offer, promise or authorization of any unlawful bribe, rebate, payoff, influence payment, kickback, gift or other similar unlawful payment in violation of any of the applicable Anti-Corruption Laws; or (iii) otherwise taken or failed to take any action that would cause the Company or any of its Subsidiaries to violate any Anti-Corruption Laws. The Company and its Subsidiaries maintain reasonably detailed and accurate books and records, including records of payments to any agents, consultants, representatives, third parties, and Government Officials. The Company has instituted, enforces, and maintains policies and procedures reasonably designed to provide reasonable assurance of compliance with the applicable Anti-Corruption Laws and Trade Control Laws.

(f) None of the Company or any of its Subsidiaries or any of their directors, officers, employees or, to the Knowledge of the Company, agents or other Persons acting on behalf of any of the Company or its Subsidiaries, in their capacity as such, is currently, or has since July 31, 2022, been: (i) a Sanctioned Person or a Restricted Person, (ii) organized, ordinarily resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with, or for the benefit of, any Sanctioned Person or Restricted Person or in any Sanctioned Country, or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or anti-boycott Laws (collectively, “Trade Control Laws”).

(g) Since January 1, 2022, none of the Company or any of its Subsidiaries or any of their directors, officers, employees or, to the Knowledge of the Company, agents or other Person acting on behalf of any of the Company or its Subsidiaries, in their capacity as such; (i) has received from any Governmental Entity or, to the Knowledge of the Company, any other Person any written or, to the Knowledge of the Company, oral notice, inquiry or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity, or (iii) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case, related to, or in connection with Anti-Corruption Laws or Trade Control Laws. There are no pending or, to the Company’s Knowledge, threatened claims against the Company or any Subsidiary with respect to Anti-Corruption Laws or Trade Control Laws.

(h) None of the Company or any of its Subsidiaries has applied for or accepted any loan or funds from any Governmental Entity or any loan or funds pursuant to any Law enacted by any Governmental Entity in response to the COVID-19 pandemic. With respect to each loan or funds received by the Company or any of its Subsidiaries from any Governmental Entity or any loan or funds pursuant to any Law enacted by any Governmental Entity in response to the COVID-19 pandemic, (i) the Company and each of its Subsidiaries has been in compliance with all material terms and conditions of such loan and with all material requirements of applicable Laws pertaining

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to such loan, and all applicable material regulations and guidance issued by any Governmental Entity or applicable financial institution; (ii) all representations and certifications executed or made by the Company or any of its Subsidiaries or any of their respective Representatives pertaining to such loan (including the application for such loan) were current, accurate, and complete in all material respects as of their effective date; (iii) no Governmental Entity or other Person has notified the Company or any of its Subsidiaries in writing of any actual or alleged material violation or breach of any statute, regulation, representation, certification, Law, disclosure obligation, or contract term with respect to such loan; and (iv) (A) there are no investigations, lawsuits, or audits completed, underway, announced, or to the Knowledge of the Company, threatened by any Governmental Entity or any other Person (including any financial institution or whistleblower) pertaining to any such loan issued to the Company or any of its Subsidiaries or any application for such loan by the Company or any of its Subsidiaries, and (B) to the Knowledge of the Company, no such investigation is anticipated from any Governmental Entity.

(i) For purposes of this Agreement:

(i) “Ex-Im Laws” means all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, retransfer and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the customs and import Laws administrated by U.S. Customs and Border Protection.

(ii) “Health Care Laws” means: (A) the FDCA, the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (B) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, HIPAA, the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable Laws governing government funded or sponsored healthcare programs; (C) HIPAA; (D) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (E) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign Law; and (F) any foreign equivalents of the Laws described in clauses (A) through (E).

(iii) “Restricted Person” means any Person identified on any applicable U.S. and non-U.S. export-related restricted party list, including the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List.

(iv) “Sanctioned Country” means any country or region or government thereof that is, or has been since January 1, 2022, the subject or target of a comprehensive embargo under Trade Control Laws (including Russia, Cuba, Iran, North Korea, Syria, Venezuela, and the Crimea, Donetsk, and Luhansk regions of Ukraine).

(v) “Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Control Laws including: (A) any Person listed on any applicable U.S. or non-U.S. sanctions list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, or any other sanctions or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”), or the U.S. Department of State, the UK Consolidated List of Financial Sanctions Targets, or the OFSI List of Persons Named in Relation to Financial and Investment Restrictions; (B) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (A); (C) any Person located, organized, or ordinarily resident in a Sanctioned Country; or (D) any national of a Sanctioned Country with whom U.S. Persons are prohibited from dealing.

(vi) “Sanctions Laws” means applicable U.S. and non-U.S. Laws relating to economic or trade sanctions, including those administered or enforced by United States (including by OFAC, BIS, or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union and the United Nations Security Council.

Section 3.10 Investigations; Litigation. Except as set forth on Section 3.10 of the Company Disclosure Schedules, there are currently no, and since January 1, 2022 there have been no: (a) pending or, to the Knowledge of the Company, threatened Actions, investigations or reviews before any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries; and (b) there are no Actions pending (or, to the Knowledge of

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the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties at law or in equity, and there are no Orders of any Governmental Entity against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties, in each case, that would (i) reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (ii) prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules sets forth all material Company Benefit Plans. With respect to each material Company Benefit Plan, other than any such Foreign Plan, the Company has made available to Parent, true and complete copies of, (i) each current plan document constituting a part of such Company Benefit Plan (or, if unwritten, an accurate and complete description of all material terms), including all amendments thereto, (ii) the most recent summary plan description, (iii) any related trust agreement or other funding instrument, (iv) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (v) the most recent determination or opinion letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan, and (vi) any material correspondence from a Governmental Entity in the previous three years. With respect to each material Foreign Plan, the Company has made available to Parent either a true and complete copy of such Foreign Plan or a summary of the material terms of such Foreign Plan.

(b) (i) Each Company Benefit Plan has been established, maintained, funded and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion issued by the Internal Revenue Service and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Company Benefit Plan; (iii) all contributions, reimbursements, premiums or payments that have become due have been made timely in accordance with the terms of the Company Benefit Plan and in compliance with the requirements of applicable Law, and all such contributions, reimbursements, premiums or payments that are not yet due have been made or properly accrued in accordance with GAAP; (iv) there have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) or breaches of duty by a “fiduciary” (as defined in Section 3(21) of ERISA) with respect to any Company Benefit Plan; (v) none of the Company or any of its Subsidiaries has incurred or could reasonably be expected to incur any penalty or Tax (whether or not assessed) under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code, and no circumstances exist that could reasonably be expected to result in the imposition of any such penalty or Tax; (vi) there are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in the ordinary course of business in accordance with the terms of the Company Benefit Plans) by, on behalf of or against, or related to any of the Company Benefit Plans or any trusts related thereto; and (vii) no Company Benefit Plan and none of the Company or any of its Subsidiaries has any Liability under a plan or arrangement that provides (or has promised to provide) for post-employment, post-service or retiree health, medical or other welfare benefits (except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable Law and at the expense of the applicable employee). No Company Benefit Plan is, and none of the Company or any of its Subsidiaries has any Liability (including on account of an ERISA Affiliate) with respect to: (A) any plan or arrangement that is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (B) a Multiemployer Plan or a plan subject to Title IV of ERISA that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; or (C) a “defined benefit plan” (as defined in Section 3(35) of ERISA), whether or not subject to ERISA. Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (a “Foreign Plan”) and except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (w) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, (x) each Foreign Plan intended to receive favorable tax treatment under applicable Tax Laws has been qualified or similarly determined to satisfy the requirements of such Laws, (y) no Foreign Plan is a defined benefit plan, and (z) no Foreign Plan has any unfunded liabilities, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement.

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(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any current or former employee, independent contractor or director of the Company or any of its Subsidiaries to severance pay, or any other payment or benefit from the Company or its Subsidiaries, (ii) accelerate the time of funding, payment or vesting, or increase the amount of, compensation or benefits due to any such current or former employee, independent contractor or director, (iii) result in any funding (through a grantor trust or otherwise) of any compensation or benefit, (iv) limit or restrict the right of Parent to merge, amend or terminate any Company Benefit Plan without material liability or (v) result in the payment of any amount that could, individually or in combination with any other amount, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(d) The Company and its Subsidiaries are not party to, nor do they have any current or contingent obligation under, any Company Benefit Plan to compensate, gross-up, indemnify or otherwise make-whole any person for excise Taxes or related interest or penalties payable pursuant to Section 4999 of the Code or Section 409A of the Code.

(e) Each Company Benefit Plan that is, in whole or in part, a “nonqualified deferred compensation plan” subject to Section 409A of the Code to which the Company or any of its Subsidiaries is a party complies with and has been maintained, in each case, in all material respects, in accordance with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and no amount under any such plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code.

Section 3.12 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is party to or bound by any Collective Bargaining Agreement, and no employees of the Company or its Subsidiaries are represented by any labor union, works council, or other labor organization with respect to their employment with the Company or any of its Subsidiaries.

(b) During the three years prior to the date of this Agreement, there have been no actual or, to the Knowledge of the Company, threatened strikes, lockouts, work stoppages, slowdowns, picketing, handbilling, unfair labor practice charges, material labor grievances, material labor arbitrations or other labor disputes against or affecting the Company or any of its Subsidiaries. To the Knowledge of the Company, in the past three years, there has been no union organizing effort or activity pending or threatened against the Company or any of its Subsidiaries. The Company and its Subsidiaries have satisfied in all material respects any legal or contractual requirements to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization or works council, which is representing any employee of the Company or its Subsidiaries, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.

(c) Except as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, during the three years prior to the date of this Agreement, to the Knowledge of the Company, (i) no allegations of sexual harassment, other sexual misconduct or discrimination have been made against any employee of the Company or any of its Subsidiaries with the title of director, vice president or above, (ii) there are no Actions, suits, investigations or proceedings pending or, to the Knowledge of the Company, threatened related to any allegations of sexual harassment, other sexual misconduct or unlawful discrimination by any employee of the Company or any of its Subsidiaries with the title of director, vice president or above and (iii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct or discrimination by any employee of the Company with the title of director, vice president or above.

(d) The Company and each of its Subsidiaries is and since January 1, 2022 has been in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), outsourced labor or workforce, workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action, unemployment insurance, automated employment decision tools and other artificial intelligence.

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Section 3.13 Tax Matters.

(a) The Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all material Tax Returns required to be filed by the Company or such Subsidiary, and all such Tax Returns are complete and accurate in all material respects.

(b) The Company and each of its Subsidiaries have timely paid in full all material Taxes required to be paid by any of them (whether or not shown on any Tax Return). The Company and each of its Subsidiaries have withheld all material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedules, there are not pending, or threatened in writing, any audits, examinations, investigations or other Action in respect of material Taxes of the Company or any of its Subsidiaries. There are no requests for rulings or determinations in respect of any income or other material Tax pending between any of the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand.

(d) Other than customary extensions of the due date to file a Tax Return obtained in the ordinary course of business, none of the Company or any of its Subsidiaries has requested, granted, or become the beneficiary of, or consented to, any extension or waiver of any statute of limitations period related to the assessment or collection of any material Tax, which period (after giving effect to such extension or waiver) has not yet expired.

(e) There are no Liens for Taxes on any property or other assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(f) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code.

(g) Neither the Company nor any of its Subsidiaries has participated in or is participating in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(h) Neither the Company nor any of its Subsidiaries has (i) been a member of an Affiliated Group filing a combined, consolidated, joint, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company or any Subsidiary of the Company) or (ii) any material liabilities for Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which is not Taxes) or otherwise as a matter of Law.

(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) entered into prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date (other than any installment sale or open transaction disposition made in the ordinary course of business), (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date (other than any prepaid amount received or deferred revenue accrued in the ordinary course of business), (v) inclusion pursuant to Section 965 of the Code, (vi) excess loss account, as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of Law), or (vii) any gain recognition agreement to which the Company or any of its Subsidiaries is a party under Code Section 367 (or any corresponding or similar provision of income Tax Law), in respect of taxable periods ending on or prior to the Closing Date.

(j) Section 3.13(j) of the Company Disclosure Schedules sets forth the entity classification of the Company and each of its Subsidiaries for U.S. federal income Tax purposes, and such classification has been effective since each such entity’s formation unless otherwise stated therein.

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(k) Neither the Company nor any of its Subsidiaries has a permanent establishment (as defined in any applicable Tax treaty) or other fixed place of business in, or is tax resident in, a country other than the country in which it is organized.

(l) The Company and each of its Subsidiaries are in compliance with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology and conducting intercompany transactions at arm’s length, in all material respects.

(m) Neither the Company nor any of its Subsidiaries has received from any Governmental Entity in a jurisdiction where such Person has not filed a specific type of Tax Return any written claim that such Person is or may be subject to taxation by, or required to file such Tax Returns in, that jurisdiction, which claim has not been fully resolved.

Section 3.14 Real Property.

(a) Section 3.14(a) of the Company Disclosure Schedules lists all of the real property owned (of record or beneficially) by the Company and each of its Subsidiaries as of the date hereof (collectively, the “Owned Real Property”), including the record title holder (and beneficiary(ies), if applicable), common address, legal description and tax parcel identification number of such Owned Real Property.  The Company has made available to Parent copies of the deeds and other instruments (as recorded), to the extent in the possession of the Company or any of its Subsidiaries, by which the Company or any of its Subsidiaries (as applicable) acquired the Owned Real Property and copies of all title insurance policies, opinions, abstracts and surveys in the possession or control of the Company or its applicable Subsidiary and relating to such Owned Real Property.  With respect to the Owned Real Property: (i) the Company or its applicable Subsidiary has good and marketable title to the Owned Real Property, free and clear of all Liens except Permitted Liens; (ii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, leased, licensed, deeded in trust or encumbered any interest in the Owned Real Property other than the Permitted Liens or to the extent set forth on the Section 3.14(a) of the Company Disclosure Schedules, nor has an agreement been entered into to do so; (iii) neither the Company nor any of its Subsidiaries is in receipt of any written notice of default pursuant to any Liens and, to the Company’s Knowledge, no condition exists that is or could be a default by any party under any Liens. Without limiting the generality of the foregoing, but rather in furtherance and confirmation thereof, (i) except to the extent set forth on Section 3.14(a) of the Company Disclosure Schedules, the Owned Real Property is not subject to any license, lease or tenancy of any kind and there are no parties, other than the Company or the applicable Subsidiary, occupying or with a right to occupy the Owned Real Property and (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase, lease or otherwise acquire any right, title or interest in any Owned Real Property or any portion thereof or interest therein.  The Company’s or its applicable Subsidiary’s title to the Owned Real Property is insured under valid and reputable title insurance policies.  Neither the Company nor any of its Subsidiaries is a party to any option or other contract to purchase any real property or interest therein.

(b) Section 3.14(b) of the Company Disclosure Schedules lists all of the real property leased, subleased or otherwise occupied or used by the Company or any of its Subsidiaries as of the date hereof (the “Leased Real Property,” and together with the Owned Real Property, collectively the “Real Property”), together with a true and complete list of all leases, lease guaranties, subleases, licenses, and agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments and modifications thereof in effect  (each, a “Lease” and collectively, the “Leases”).

(c) The Company has made available to the Parent a true and complete copy of each Lease.  With respect to each such Lease: (i) such Lease is in full force and effect, valid, binding, and enforceable against the Company or the applicable Subsidiary and, to the Company’s Knowledge, any other party thereof in accordance with its terms; (ii) such Lease constitutes the entire agreement to which the Company or the applicable Subsidiary of the Company is a party with respect to the subject Leased Real Property; (iii) except as listed in Section 3.14(c) of the Company Disclosure Schedules, neither the Company nor its Subsidiaries has assigned, sublet, licensed, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the interest or estate created thereby, nor has an agreement been entered into to do so; (iv) except as listed in Section 3.14(c) of the Company Disclosure Schedules, neither the Company nor its Subsidiaries is in receipt of any written notice of default pursuant to such Lease, no rent is past due and, to the Company’s Knowledge, no fact, circumstance or condition exists that is or could be a

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default by any party under such Lease or permit the termination or modification of or acceleration of rent under such Lease and no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (v) neither the Company nor any of its Subsidiaries owes, nor will it owe in the future, any brokerage commissions or finder’s fees with respect to such Lease; (vi) the Closing will not affect the enforceability against any Person with respect to such Lease or the rights of the Parent, the Company or any of their respective Subsidiaries to the continued use and possession of the Leased Real Property for the conduct of business as currently conducted and (vii) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries.  Without limiting the generality of the foregoing, but rather in furtherance and confirmation thereof, the Leased Real Property is not subject to any license, lease or tenancy of any kind (other than the Leases) and there are no parties, other than the Company or the applicable Subsidiary of the Company, occupying or with a right to occupy the Leased Real Property.

(d) All buildings, structures, improvements, fixtures, building systems, and equipment, and all components thereof, included in the Real Property (the “Improvements”) are in good condition and repair, and sufficient for the operation of the business of the Company and its Subsidiaries. To the Company’s Knowledge, there are no material structural deficiencies or material latent defects affecting any of the Improvements and, to the Company’s Knowledge, there are no facts or conditions affecting any of the Improvements which would, individually, or in the aggregate, interfere in any material and adverse respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Real Property in the ordinary course of business.  The Real Property constitutes all of the real property used, and necessary, in the conduct of the business of the Company and its Subsidiaries. All buildings, fixtures, tangible personal property and leasehold improvements used in the business of the Company and its Subsidiaries are located on the Real Property.

(e) There are no Actions which are pending against the Owned Real Property or, to the Company’s Knowledge, pending against the Leased Real Property or threatened against the Real Property that could reasonably be expected to materially affect the continued use of the Real Property.  There are no presently pending or, to the Company’s Knowledge, threatened Actions to (a) condemn, take or demolish the Owned Real Property or any part thereof, (b) declare the Owned Real Property or any part of it a nuisance or (c) exercise the power of eminent domain or a similar power with respect to all or any part of the Owned Real Property.  There are no presently pending or, to the Company’s Knowledge, threatened special assessments affecting any part of the Owned Real Property. To the Company’s Knowledge, there are no presently pending or threatened Actions to (a) condemn, take or demolish the Leased Real Property or any part thereof, (b) declare the Leased Real Property or any part of it a nuisance or (c) exercise the power of eminent domain or a similar power with respect to all or any part of the Leased Real Property. To the Company’s Knowledge, there are no presently pending or threatened special assessments affecting any part of the Leased Real Property.

(f) Neither the Real Property nor the use or occupancy thereof violates in any material respect any Law, Orders, covenants, conditions or restrictions related to the licensing and regulation under federal, state and local laws relating to the handling and disposal of hazardous waste or the safety and health of laboratory employees that are applicable to the Real Property used for manufacturing facilities.

Section 3.15 Intellectual Property.

(a) The issued Patents, Patent applications, registered Marks, applications for registration of Marks, registered Internet domain names, registered Copyrights and applications for registration of Copyrights within the Company Intellectual Property are referred to collectively as the “Company Registered Intellectual Property” and are set forth on Section 3.15(a) of the Company Disclosure Schedules. No Company Registered Intellectual Property has expired or been cancelled or abandoned except at the expiration of the term of such rights. Each item of Company Registered Intellectual Property is in compliance with all applicable Laws and all filings, payments, and other actions required to be made or taken to maintain each such item have been made or taken.

(b) The Company and its Subsidiaries (i) exclusively own all right, title, and interest in all Company Intellectual Property, free and clear of all Liens (other than Permitted Liens), and (ii) have sufficient rights to all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries. All Company Intellectual Property is subsisting, valid, and to the Knowledge of the Company, is enforceable. All licenses granted by the Company and its Subsidiaries to the Company Intellectual Property are non-exclusive and have been granted in the ordinary course of business.

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(c) All Intellectual Property owned, used or held for use by the Company and its Subsidiaries immediately prior to the Closing Date shall be available for use by the Company and its Subsidiaries immediately after the Closing Date on identical terms and conditions to those under which the Company and its Subsidiaries owned, used or held for use such Intellectual Property immediately prior to the Closing Date. Neither the Company nor any of its Subsidiaries is subject to any action, order, or Contract that restricts in any manner the Company’s right to use, practice, distribute, provide, transfer, assign, or exploit any Company Intellectual Property.

(d) The conduct of the business of the Company and its Subsidiaries does not infringe, violate or constitute misappropriation of, and has not in the last six years, infringed, violated or constituted misappropriation of, any Intellectual Property rights of any third Person. To the Knowledge of the Company, as of the date of this Agreement, except as set forth on Section 3.15(d) of the Company Disclosure Schedule, no third Person is infringing, violating, or misappropriating any Company Intellectual Property. There is no (and there has not, during the six years preceding the date of this Agreement, been any) pending claim or asserted claim in writing asserting that the Company or any Subsidiary has infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property of any third Person (including any unsolicited demand or request from any Person to license any Intellectual Property) or that any Company Intellectual Property is invalid or unenforceable. The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the Trade Secrets and other material confidential information of the Company and its Subsidiaries and third-party confidential information provided to the Company or any of its Subsidiaries that the Company or such Subsidiary is obligated to maintain in confidence. Except as set forth on Section 3.15(d) of the Company Disclosure Schedule, there is no (and there has not, during the six years prior to the date of this Agreement, been any) pending claim by the Company or any of its Subsidiaries against any third Person with respect to the alleged infringement, misappropriation or other violation of any Company Intellectual Property or unenforceability or invalidity of any Intellectual Property.

(e) Each Person who has participated in the authorship, conception, creation, reduction to practice, or development of any Intellectual Property for, on behalf of or under the direction or supervision of the Company or any its Subsidiaries (each, a “Contributor”) has executed a valid and enforceable written Contract providing for (A) the confidentiality and non-disclosure by such Contributor of all Trade Secrets and other confidential information of the Company or any of its Subsidiaries and (B) the assignment by such Person (by way of present grant of assignment) to the Company or any of its Subsidiaries of all right, title and interest in and to such Intellectual Property that the Company or any of its Subsidiaries does not already own by operation of Law by virtue of such Contributor’s employment or engagement by the Company or any of its Subsidiaries. To the Company’s Knowledge, no Contributor has breached or violated any such agreement. No current or former Contributors, founders, members, directors, officers, employees, contractors, consultants, or agents of the Company, and no governmental entity, university, college, or educational or research institution, owns any rights, title, or interest (whether or not currently exercisable) in or to any Company Intellectual Property.

(f) All Company Products are free of any material defects, errors, bugs, or deficiencies, operate in compliance in all material respects with the Company’s contractual obligations and warranties with respect thereto, and operate in accordance in all material respects with all applicable specifications and documentation provided or made available by the Company and its Subsidiaries with respect thereto.

(g) No Trade Secrets of the Company or any of its Subsidiaries have been disclosed, delivered, licensed or made available by the Company or any of its Subsidiaries to any third Person who was not, as of the time thereof, an employee or contractor of the Company or its Subsidiaries in connection with their performance of services for the Company or its Subsidiaries and pursuant to a written confidentiality agreement. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in an obligation for the Company or any of its Subsidiaries to deliver, license or disclose any Trade Secrets of the Company or any of its Subsidiaries to any third Person who is not, as of the date of this Agreement, an employee or contractor of the Company or its Subsidiaries for the performance of such services and pursuant to a written confidentiality agreement.

(h) Except as set forth on Section 3.15(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation to license any Intellectual Property to any (i) Governmental Entity because it has received funding to develop such Intellectual Property from a Governmental Entity, and no Governmental Entity has any right to restrict the sale, licensing, distribution or transfer of any Company Intellectual Property, or (ii) Person due to being a participant in any standards-setting, patent pool or similar organization.

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(i) Neither the Company nor any of its Subsidiaries has utilized any AI Technologies in connection with any Company Products.

Section 3.16 Information Technology. Except as disclosed on Section 3.16 of the Company Disclosure Schedules, the Company and its Subsidiaries have implemented and, at all times, maintained and monitored reasonable technical, administrative and physical measures, including written policies and procedures and data security testing, designed to preserve and protect the confidentiality, availability, security and integrity of, and to protect against Security Incidents affecting, the Company IT Assets, Personal Data, and the Company Products. The Company and its Subsidiaries have implemented and routinely tested reasonable business continuity, disaster recovery, and data backup and storage procedures and plans relating to Company IT Assets and Personal Data. The Company IT Assets are adequate for, and perform the functions necessary to carry on the conduct of their respective businesses, and the Company IT Assets and the Company Products are free of Malicious Code. The Company and its Subsidiaries have remediated all material risks, threats, and vulnerabilities identified in assessments, scans, penetration tests, or other analyses related to the Company and its Subsidiaries or the Company IT Assets. Since January 1, 2022, the Company and its Subsidiaries have experienced no continued substandard performance, failure or other adverse event of the Company IT Assets that has caused any material disruption of or interruption in or to the use of the Company IT Assets and there are no claims pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries with respect to the security, confidentiality, availability, or integrity of the Company IT Assets. The Company and its Subsidiaries own or have sufficient rights pursuant to a written Contract to access and use all Company IT Assets.

Section 3.17 Privacy. Except as set forth on Section 3.17 of the Company Disclosure Schedules, (a) there are no (and since January 1, 2022 there have not been any) claims, actions, investigations, enforcement or regulatory proceedings or other allegations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to a violation of any Privacy Obligations, the Processing of Personal Data, or any Security Incidents (including related to any fines or other sanctions), (b) neither the Company nor any of its Subsidiaries has notified or been required to notify any Person of any Security Incidents, (c) since January 1, 2022, there has been no Security Incident, nor is the Company or any of its Subsidiaries aware of any circumstance that may reasonably result in a Security Incident, (d) the Company and its Subsidiaries have complied, and since January 1, 2022, have been, and are, in compliance, with all Privacy Obligations, and (e) the entry into the transactions contemplated by this Agreement, including any contemplated transfer of Personal Data to the Surviving Corporation or Parent in connection therewith, will not result in a breach or violation of, or constitute a default under, any Privacy Obligations. The Company and its Subsidiaries have contractually obligated all third parties that, on behalf of the Company and its Subsidiaries, Process Personal Data or have access to Company IT Assets, to (i) comply with applicable Laws and (ii) protect and secure such Personal Data and Company IT Assets.

Section 3.18 Material Contracts.

(a) Except as set forth in Section 3.18 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (including all amendments thereto, and excluding any Company Benefit Plan (other than with respect to clauses (xiii) and (xiv) below) or Lease) that:

(i) would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) (A) contains material restrictions on the right of the Company or any of its Subsidiaries (or after the Closing Date, the Surviving Corporation or Parent) (1) to compete or engage in any line of business with any Person in any geographic area anywhere in the world, (2) that limits the rights of such party to enter into any partner or similar agreements with third parties, or (3) that binds any such party through any customer non-solicitation or non-competition covenant; (B) that grants exclusivity or “most favored nation” protections or rights of first refusal, first offer or first negotiation or similar restrictions to the counterparty to such Contract (including any exclusive supply agreements with any of the Company’s or its Subsidiaries’ suppliers); or (C) contains exclusivity obligations that materially limit the freedom or right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation or Parent), to develop, sell or distribute any products or services for any other Person;

(iii) provides for the formation, creation, operation, management or control of any joint venture with a third party;

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(iv) is an indenture, credit agreement, loan agreement, note, security agreement, guarantee, bond or other similar Contract providing for indebtedness for borrowed money of the Company or any of its Subsidiaries (other than indebtedness among the Company or any of its Subsidiaries);

(v) is a settlement, conciliation or similar Contract that would require the Company or any of its Subsidiaries to pay any consideration after the date of this Agreement or that contains restrictions on the business and operations of the Company or any of its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole;

(vi) (A) provides for the acquisition or disposition by the Company or any of its Subsidiaries of any business or Person (whether by merger, sale of stock, sale of assets or otherwise) or (B) pursuant to which the Company or any of its Subsidiaries acquired or will acquire any ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company, in each case, under which the Company or any of its Subsidiaries has any earn-out or other contingent payment obligation, or indemnification obligation remaining to be performed as of the date hereof;

(vii) obligates the Company or any Subsidiary of the Company to make any future capital investment or capital expenditure outside the ordinary course of business;

(viii) prohibits or requires the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits or requires the pledging of the capital stock of the Company or any Subsidiary of the Company;

(ix) has resulted in payments by the Company or any of its Subsidiaries of more than $50,000 in the aggregate for the 12 months ended April 30, 2025 (other than Contracts subject to clause (v) above);

(x) has resulted in payments to the Company or any of its Subsidiaries of more than $50,000 in the aggregate for the 12 months ended April 30, 2025;

(xi) is a Collective Bargaining Agreement or similar agreement to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is bound;

(xii) is with (A) each of the customers of the Company and its Subsidiaries (the “Material Customers”) that (I) has resulted in payments to the Company and its Subsidiaries in excess of $50,000 for the 12 months ended April 30, 2025 or (II) is anticipated by the Company, as of the date hereof, to result in payments to the Company and its Subsidiaries in excess of $50,000 for the 12 months ending April 30, 2026; and (B) each of the top 20 largest vendors of the Company and its Subsidiaries by dollar amount taken as a whole for the 12 months ended April 30, 2025 (the “Material Vendors”);

(xiii) provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent, or (B) accelerated vesting in connection with a change of control (including as a result of any termination of employment in connection with or following a change of control);

(xiv) is a Contract that is for the employment or engagement of any (a) directors, (b) officers, (c) employees or independent contractors providing for annual base salary or payment in excess of $175,000, in each case of the Company or any of its Subsidiaries or (d) cannot be terminated with less than 30 days’ notice without incurring any liability or financial obligation;

(xv) is a Government Contract;

(xvi) (A) is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent or more of the outstanding shares of the Company Common Stock, on the other hand, except for any Company Benefit Plan, or (B) that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act;

(xvii) any Contract pursuant to which any Intellectual Property has been sold or assigned to the Company or any of its Subsidiaries by a third Person, or is currently being licensed or otherwise conveyed or provided, or subject to a covenant not to sue, to the Company by a third Person, including Contracts for the development of Intellectual Property for the benefit of the Company or any of its Subsidiaries;

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(xviii) any Contract pursuant to which any Intellectual Property has been sold or assigned to any Person by the Company or any of its Subsidiaries, or is currently being licensed or otherwise conveyed or provided, or subject to a covenant not to sue, to any Person by or on behalf of the Company or any of its Subsidiaries;

(xix) any Lease;

(xx) provides for the development of material Intellectual Property for the benefit of the Company or any of its Subsidiaries; or

(xxi) any Contract related to any of the Company Warrants, including any Warrant Cancellation Agreement.

Each Contract required to be listed pursuant to clauses (i) — (xxi) of this Section 3.18(a), and each Contract of the type described in clauses (i) — (xxi) of this Section 3.18(a) that are entered into by the Company or any of its Subsidiaries after the date of this Agreement, is referred to herein as a “Company Material Contract.”

(b) True and correct copies of each Company Material Contract have been publicly filed prior to the date of this Agreement or otherwise have been made available to Parent prior to the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract, and (ii) to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is a party thereto and is in full force and effect, subject to the Enforceability Exceptions.

(c) To the Knowledge of the Company, since January 1, 2024 to the date hereof, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from or on behalf of any Material Customer or Material Vendor indicating that such Person intends to terminate or not renew any Company Material Contract with such Person (except in accordance with the terms thereof).

Section 3.19 Government Contracts. Neither the Company nor any of its Subsidiaries has (a) breached or violated in any material respect any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (b) been, since January 1, 2022, suspended or debarred from bidding on governmental contracts by a Governmental Entity; (c) been, since January 1, 2022, audited or investigated by any Governmental Entity with respect to any Government Contract that resulted in any adverse finding with respect to any alleged unlawful conduct, misstatement or omission arising under or relating to any Government Contract; (d) made, since January 1, 2022, any mandatory disclosure under FAR 52.203-13(b)(i) or any voluntary disclosure to any Governmental Entity with respect to any alleged unlawful conduct, misstatement or omission arising under or relating to a Government Contract; (e) received from any Governmental Entity or any other Person any written notice of breach, cure, show cause or default with respect to any Active Government Contract that remains unresolved; (f) had any Government Contract terminated by any Governmental Entity or any other Person for default or the Company’s or any of its Subsidiaries’ failure to perform; (g) received any Government Contract based on the Company or a Subsidiary having small business status or other preferred bidder status afforded by statute or regulation since January 1, 2022; or (h) any Active Government Contracts payable on a cost-reimbursement basis. The Company and its Subsidiaries have established and maintained adequate internal controls for compliance with their respective Government Contracts. Since January 1, 2022, all invoices and claims for payment submitted by the Company and its Subsidiaries were current, accurate and complete as of their respective submission dates. There are no material outstanding claims or disputes between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity or any prime contractor, on the other hand, arising under or relating to any of the Company’s or any of its Subsidiaries’ Government Contracts.

Section 3.20 Insurance Policies. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). Section 3.20 of the Company Disclosure Schedules sets forth a true and complete list as of the date of this Agreement of all currently effective insurance policies issued in favor of

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the Company or any of its Subsidiaries (the “Company Insurance Policies”). (a) Each of the Company Insurance Policies is in full force and effect and all premiums due and payable thereon are not past due, and the applicable insured entity (whether the Company or any of its Subsidiaries) is in compliance in all material respects with the terms and conditions of such Company Insurance Policies; and (b) neither the Company nor any of its Subsidiaries is in breach or default under any Company Insurance Policy in any material respect, and, to the Company’s Knowledge as of the date hereof, no event has occurred that, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of such Company Insurance Policies. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice regarding any non-renewal, termination, invalidation or cancellation of any Company Insurance Policy, except for non-renewal notices generated because the applicable insurance provider has ceased insuring a particular product or for other reasons not specific to the Company or its applicable Subsidiary, provided, that, in each such case the Company or its applicable Subsidiary has obtained replacement insurance.

Section 3.21 Affiliate Party Transactions. Except as set forth on Section 3.21 of the Company Disclosure Schedules, since January 1, 2022, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of its Affiliates, on the other hand, that would be required to be disclosed by the Company under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Schedules.

Section 3.22 Proxy Statement. The Proxy Statement (a) will not, at the time it is filed with the SEC, or at the time it is first mailed to the shareholders of the Company or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, and (b) will, at the time of the Company Shareholder Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; provided, that in the case of both clause (a) and clause (b), no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein.

Section 3.23 Opinion of Financial Advisor. The Company Board has received the opinion of the Company Financial Advisor, to the effect that, as of the date of this Agreement and based upon and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof, the Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of Company Common Stock (other than Parent, Merger Sub and their respective Affiliates) is fair, from a financial point of view, to such holders. It is hereby understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub.

Section 3.24 Finders or Brokers. Except for the Company Financial Advisor, neither the Company nor any of its Subsidiaries has employed or engaged any investment banker, broker or finder who would be entitled to any fee or any commission in connection with or on consummation of the Merger.

Section 3.25 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.10 are true and correct, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or regulation or any similar anti-takeover provision in the certificate of incorporation or bylaws of the Company (each, a “Takeover Law”) is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement, the Merger or the other transactions contemplated hereby and the Company Board has taken all necessary actions so that any restrictions on business combinations under any applicable “anti-takeover” Law will not be applicable to the Merger.

Section 3.26 Environmental Matters. Except for such matters as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole or as set forth on Section 3.26 of the Company Disclosure Schedules, (a) the Company and its Subsidiaries are, and have been since January 1, 2022, in compliance with all Environmental Laws and the Company and its Subsidiaries have not received any notice regarding any violation of, or any liability (contingent or otherwise) under, any Environmental

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Law; (b) there has been no release, storage, handling, manufacture, distribution, sale, treatment, arrangement for the disposal or disposal of, contamination by, or exposure of any Person to any Hazardous Substances that has given or would give rise to any liability (contingent or otherwise) for the Company or any of its Subsidiaries under Environmental Laws; (c) there are no Actions pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries, and neither the Company nor its Subsidiaries has received any notice, report or other information, in each case alleging any violation of, or Liability under, Environmental Laws; (d) there is no pending Order applicable to the Company and its Subsidiaries or the Real Property, arising from any violation of Environmental Laws or any release of Hazardous Substances by the Company or any of its Subsidiaries. The Company has furnished to Parent all environmental audits, reports and other material environmental documents (including, without limitation, Phase I environmental site assessment reports and Phase II reports) relating to the Company’s or its Subsidiaries’ current properties, facilities or operations that are in its possession or under its reasonable control.

Section 3.27 Regulatory Matters.

(a) Section 3.27(a) of the Company Disclosure Schedules sets for a true, complete and correct list of all clearances, authorizations, licenses and registrations required by any foreign or domestic Governmental Entity (including, without limitation, the FDA) (the “Regulatory Authorizations”), and held by the Company or any of its Subsidiaries, to permit the conduct of its business as currently conducted. There are no other Regulatory Authorizations required for any Company Product in connection with the conduct of the business of the Company or any of its Subsidiaries as currently conducted. The Company and its Subsidiaries have filed with the applicable regulatory authorities (including, without limitation, the FDA or any other Governmental Entity performing functions similar to those performed by the FDA) all required filings, notice, responses to notices, supplemental applications, declarations, listings, registrations, reports or submissions. All such filings, declarations, listings, registrations, reports or submissions (i) are, and were since filing, in compliance in all material respects with applicable Laws and all formal filing and maintenance requirements, and no deficiencies have been asserted by any applicable Governmental Entity with respect to any such filings, declarations, listing, registrations, reports or submissions, (ii) in good standing, valid and enforceable.

(b) Any Company Product that is or has been researched, developed, manufactured, supplied, promoted, tested, distributed, marketed, licensed, sold or otherwise commercialized in connection with the business of the Company or any of its Subsidiaries or by or on behalf of the Company or any of its Subsidiaries is in compliance in all material respects with all applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice or other communication from any Governmental Entity alleging any material violation of any Law. There are no actions against or affecting the business of the Company or any of its Subsidiaries, any Company Product relating to or arising under any applicable Laws relating to government health care programs, private health care plans or the privacy and confidentiality of patient health information. The Company has made available to Parent complete and correct copies of all Regulatory Authorizations and regulatory dossiers relating thereto, and all other Governmental Entity communications, documents and other information submitted by the Company to or received by the Company from the FDA or any other Governmental Entity, including inspection reports, warning letters and similar documents, relating to the Company or any of its Subsidiaries, the conduct of the business of the Company and its Subsidiaries or any Company Product.

(c) The Company and its Subsidiaries have not nor have any representative of the Company or any of its Subsidiaries, (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes, or would have established at the time such statement was made, a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy or any Governmental Entity to invoke any similar Law. Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s Knowledge, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy or any Governmental Entity to invoke any similar Law.

(d) Neither the Company nor any of its Subsidiaries is subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Subsidiaries relating to or arising under the FDCA or similar Law, and to the Company’s Knowledge no such enforcement, regulatory or administrative proceeding has been threatened.

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(e) Neither the Company nor any of its Subsidiaries has ever been, and to the Company’s Knowledge, none of the Company’s or any of its Subsidiaries’ employees or other Persons engaged to perform services to or by the Company or any of its Subsidiaries have ever been, (i) debarred (under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. §335), (ii) convicted of a crime for which a Person can be debarred or (iii) indicted for a crime or otherwise engaged in conduct for which a Person can be debarred or excluded from participating in any U.S. federal health care programs.

(f) Any manufacture of any Company Product has been conducted in material compliance with the applicable specifications and requirements of ISO 9001 & ISO 13485 and all other applicable Laws. In addition, the Company and its Subsidiaries are in material compliance with all applicable registration and listing requirements, including those set forth in 21 U.S.C. Section 360 and 21 C.F.R. Parts 207 and 807 and all similar applicable Laws. To the Knowledge of the Company, none of any Company Product has been adulterated or misbranded.

Section 3.28 Indebtedness. Section 3.28 of the Company Disclosure Schedules contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date hereof.

Section 3.29 Transaction Expenses. Section 3.29 of the Company Disclosure Schedules contains a good faith estimate of the fees and expenses of the Company Financial Advisor and any other investment banker, broker, advisor or similar party, and any accountant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby that are (a) accrued but unpaid through the date of this Agreement; (b) payable conditioned upon the consummation of the Merger and (c) reasonably expected to be incurred from the date of this Agreement through the Effective Time, and such estimates are based upon information provided to the Company by the respective Person.

Section 3.30 No Other Representations or Warranties; No Reliance. The Company acknowledges and agrees that, except for the representations and warranties contained in Article 4 or in any other Transaction Document, none of Parent, Merger Sub or any other Person acting on behalf of Parent or Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to Parent, Merger Sub, their respective Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company or any of its representatives by or on behalf of Parent or Merger Sub. The Company acknowledges and agrees that, except for the representations and warranties contained in Article 4 or in any other Transaction Document, none of Parent, Merger Sub or any other Person acting on behalf of Parent or Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company or any of its representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Parent, Merger Sub, or any of their respective Subsidiaries. The Company acknowledges and agrees that, except for the representations and warranties contained in Article 4 or in any other Transaction Document, none of Parent, Merger Sub nor any Person acting on behalf of Parent or Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to Parent or Merger Sub.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the correspondingly numbered Section or subsection of the disclosure schedules delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedules”) or any other Section or subsection of the Parent Disclosure Schedules to the extent that the relevance to such representation or warranty in this Article 4 is reasonably apparent on the face of such disclosure, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Qualification, Organization, Subsidiaries. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in

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good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date of this Agreement.

Section 4.2 Authority; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate or similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The board of directors (or equivalent governing body) of Parent has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Equity Financing, and the board of directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and its sole shareholder, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the sole shareholder of Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole shareholder of Merger Sub.

(b) Except for the adoption of this Agreement by Parent, as the sole shareholder of Merger Sub (which such adoption will occur immediately following the execution of this Agreement) and the filing of the Certificate of Merger with the Department of State of the State of New York, no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. No vote of the equityholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby.

(c) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Consents and Approvals; No Violation.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub do not and will not require Parent, Merger Sub or any of their Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the Certificate of Merger with the Department of State of the State of New York, (ii) compliance with the applicable requirements of the Exchange Act, (iii) compliance with the rules and regulations of OTCQX, and (iv) any consents, approvals or authorizations which are required only because of facts and circumstances specific to the Company (the foregoing clauses (i) through (iv), collectively, the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Assuming compliance with the matters referenced in Section 4.3(a) and receipt of the Parent Approvals, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of payment,

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approval, notice, amendment, modification, termination, cancellation or acceleration of any material obligation, under any Contract, instrument, permit, concession, franchise, right or license binding on Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii) above, any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Financing. Parent has delivered to the Company true, complete (other than as may be redacted as expressly permitted by this Section 4.4) and correct copies of the Equity Commitment Letter, pursuant to which each Guarantor has committed, subject to the terms and conditions set forth therein, to invest the cash amount set forth therein (the “Equity Financing”) for the purposes of funding the Financing Uses. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof. ((i) The Equity Commitment Letter has not been amended, supplemented or modified prior to the date hereof, (ii) no such amendment, supplement or modification is contemplated or pending by Parent or Merger Sub or, to the Knowledge of Parent and Merger Sub, by any other party thereto, (iii) the respective commitments contained in the equity Commitment Letter have not been withdrawn, terminated or rescinded in any respect, and (iv) to the Knowledge of Parent, no such withdrawal, termination or rescission is contemplated. There are no side letters or Contracts that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Equity Commitment Letter. As of the date hereof, the Equity Commitment Letter is in full force and effect and is the legal, valid, binding and enforceable obligations of Parent or Merger Sub, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, subject to the Enforceability Exceptions. The Equity Commitment Letter contains all of the conditions precedent and other conditions to the obligations of the parties thereunder to make the full amount of the Equity Financing available to Parent on the terms therein. Assuming satisfaction of the conditions precedent set forth in Section 2.2(a) and Section 2.2(b), as of the date hereof, (i) Parent has no reason to believe that any of the conditions to the Equity Financing contemplated by the Equity Commitment Letter will not be satisfied or that the full amount of the Equity Financing necessary to fund the Financing Uses will not be made available to Parent or Merger Sub, as applicable, in full, in each case, on the Closing Date, and (ii) Parent has no Knowledge that any Guarantor will not perform its obligations thereunder. Assuming the Equity Financing is funded or invested in accordance with the Equity Commitment Letter and the accuracy of the representations and warranties of the Company set forth in Article III, the Equity Financing, will in the aggregate, and together with the available cash on hand at the Company and its Subsidiaries at Closing, be sufficient to (i) pay the aggregate Merger Consideration payable under Section 1.4(b) and Section 1.5(b)(i) and (ii) pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Equity Financing (clauses (i) and (ii), the “Financing Uses”). In no event will the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to the Closing hereunder.

Section 4.5 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company true, complete and correct copies of the Guarantee. As of the date hereof, each Guarantee is valid and in full force and effect and constitutes the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms (subject to the Enforceability Exceptions). As of the date hereof, no Guarantor is in default or breach under the terms and conditions of its respective Guarantee and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of such Guarantee. Each Guarantor has, and at all times will have, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under its respective Guarantee.

Section 4.6 Proxy Statement; Other Information. None of the information supplied by or on behalf of Parent or Merger Sub concerning Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the shareholders of the Company or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by Parent or Merger Sub with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of the Company or any of its Affiliates for inclusion or incorporation by reference therein.

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Section 4.7 Finders or Brokers. Neither Parent nor any Subsidiary of Parent (including Merger Sub) has employed or engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission from the Company or any of its Subsidiaries in connection with or on consummation of the Merger or the other transactions contemplated hereby.

Section 4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole shareholder of Merger Sub is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

Section 4.9 No Other Representations or Warranties; No Reliance. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in Article 3 or in any other Transaction Document, none of the Company or any other Person acting on behalf of the Company has made or makes, and neither Parent nor Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to the Company, its Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Parent, Merger Sub or any of their respective representatives by or on behalf of the Company. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in Article 3 and or in any other Transaction Document, neither the Company nor any other Person acting on behalf of the Company has made or makes, and neither Parent nor Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Parent, Merger Sub or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any of its Subsidiaries. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in Article 3 or in any other Transaction Document, neither the Company nor any other Person acting on behalf of the Company has made or makes, and neither Parent nor Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to the Company.

Section 4.10 Ownership of Company Common Stock. Neither Parent nor any of its Affiliates owns any shares of Company Common Stock.

Section 4.11 Merger Sub. Merger Sub: (a) has engaged in no business activities other than those related to the transactions contemplated by this Agreement; and (b) is a direct, wholly owned Subsidiary of Parent.

ARTICLE 5

INTERIM OPERATION OF BUSINESS

Section 5.1 Conduct of Company Business During Pendency of Merger.

(a) From and after the date of this Agreement and prior to earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Section 7.1 (the “Termination Date”), except (i) as may be required by applicable Law), (ii) with the prior written consent of Parent, (iii) as may be expressly required by this Agreement or (iv) the Company will, and will cause its Subsidiaries to, use reasonable best efforts to (A) conduct its business in all material respects in the ordinary course of business, (B) preserve intact in all material respects its existing business organization and business relationships (including its relationships with Governmental Entities, customers, partners, suppliers, creditors, licensors, licensees, lessors and other Persons with which it has significant business dealings), and (C) preserve and maintain a consolidated amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries of at least $33,200,000 at all times from the date of this Agreement through the Effective Time, except as set forth on Section 5.1(a)(iv)(C) of the Company Disclosure Schedules.

(b) From and after the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which consent, solely with respect to Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(ix), Section 5.1(b)(x)(1),

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Section 5.1(b)(xxii) and Section 5.1(b)(xxvii), shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly required or contemplated by this Agreement or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedules, the Company:

(i) will not declare, set aside, make, authorize, set a record date for, or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or any of its Subsidiaries);

(ii) will not, and will not permit any of its Subsidiaries to, adjust, split, subdivide, repurchase, redeem, combine or reclassify any of its capital stock or other ownership or equity or equity-based interests in the Company or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or interests (other than the acquisition of shares of Company Common Stock from a holder of Company Equity Awards outstanding as of the date of this Agreement upon the vesting, settlement or sale thereof in satisfaction of Tax withholding obligations or, in the case of Company Options outstanding as of the date of this Agreement, in payment of the exercise price thereof in accordance with the existing terms of such Company Equity Award) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as may be permitted by Section 5.1(b)(vii), and except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except as required under the existing terms of a Company Benefit Plan or a Collective Bargaining Agreement, will not, and will not permit any of its Subsidiaries to (A) increase or decrease the compensation or other benefits payable or provided to the current or former independent contractors, directors or employees of the Company or any of its Subsidiaries, (B) enter into any employment, change of control, severance or retention agreement or other compensation or benefit agreement with any current or former employee of the Company or any of its Subsidiaries (except for at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees in the ordinary course of business (provided that such hires are otherwise permitted by this Agreement), (C) enter into any independent contractor or consulting agreement or other compensation or benefit agreement with any current or former independent contractor, of the Company or any of its Subsidiaries (except for independent contractor or consulting agreements that are terminable without liability on no more than 30 days’ notice), (D) grant any new change of control, severance, retention, or pension benefits in respect of, or accelerate (or commit to accelerate) the funding, vesting or payment of any compensation or benefit for, any current or former independent contractor, director or employee of the Company or any of its Subsidiaries, (E) grant any new equity or equity-based compensation or benefits in respect of any current or former independent contractor, director or employee of the Company or any of its Subsidiaries, or (F)  enter into, adopt, amend, terminate or increase the coverage or benefits available under any Company Benefit Plan (or other compensation or benefit plan, program, agreement or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), other than contributions required by Law;

(iv) except as permitted by Section 5.1(b)(iv) of the Company Disclosure Schedule, will not, and will not permit any of its Subsidiaries to, (A) hire or engage any Person, (B) promote any (1) officers or (2) employees or independent contractors, or (C) terminate the employment or engagement of any officer, employee or independent contractor other than in the ordinary course of business or for cause;

(v) will not, and will not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or any SEC rule or policy or applicable Law;

(vi) will not adopt any amendments to the Company’s or any of its Subsidiaries’ certificate of incorporation or bylaws or any other similar organizational document;

(vii) will not, and will not permit any of its Subsidiaries to, issue, sell, assign, pledge, transfer, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership or equity or equity-based interests in the Company or any Subsidiaries of the Company or any securities convertible into, exercisable for, exchangeable or measured by reference to for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Award (except as required by the express terms of any such Company Equity Award outstanding on the date of this Agreement), other than (A) issuances of shares of Company Common Stock in respect of any exercise of or

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settlement of Company Equity Awards outstanding on the date hereof in accordance with the terms of such Company Equity Award, and (B) any Permitted Liens;

(viii) will not, and will not permit any of its Subsidiaries to, incur, amend, refinance, prepay, assume, guarantee or become liable for, any Indebtedness in excess of $100,000;

(ix) will not, and will not permit any of its Subsidiaries to, collectively sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens), or otherwise dispose of, any portion of its material properties or assets, including the capital stock of its Subsidiaries, in each case in excess of $25,000 individually or $100,000 in the aggregate, other than (except for the capital stock of its Subsidiaries) (A) sales of the Company’s products or services in the ordinary course of business, (B) non-exclusive licenses of Company Intellectual Property that are permitted by clause (xxii) of this Section 5.1(b), and (C) dispositions of surplus or obsolete equipment in the ordinary course of business;

(x) will not, and will not permit any of its Subsidiaries to: (1) (A) terminate, modify, assign, amend or expressly waive any claims, benefits or rights under any Company Material Contract in any material respect in a manner that is adverse to the Company and its Subsidiaries, taken as a whole, except for expirations of Company Material Contracts in accordance with their terms or (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement or (2) terminate, modify, assign, amend or expressly waive any claims, benefits or rights under any Warrant Cancellation Agreement;

(xi) will not, and will not permit any of its Subsidiaries to, settle, pay, discharge or satisfy any pending or threatened Action involving (A) the payment of monetary damages by the Company or any of its Subsidiaries or (B) any equitable or other non-monetary remedy;

(xii) will not, and will not permit any of its Subsidiaries to, collectively make or authorize any capital expenditures other than capital expenditures (A) not in excess of $25,000 individually or $100,000 in the aggregate or (B) as otherwise contemplated by the capital expenditure budget set forth in Section 5.1(b)(xii) of the Company Disclosure Schedules;

(xiii) will not, and will not permit any of its Subsidiaries to, adopt or enter into a plan or arrangement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xiv) will not, and will not permit any of its Subsidiaries to (A) make any entity Tax classification election or other Tax election, (B) surrender any claim for a refund of Taxes, (C) enter into any closing agreement with respect to Taxes, (D) file any amendment to a Tax Return, (E) settle or compromise any Tax Liability or any audit or proceeding relating to Taxes, (F) request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries (other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business), or (G) knowingly fail to pay any Tax that becomes due and payable (including estimated tax payments);

(xv) will not, and will not permit any of its Subsidiaries to make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or material assets or division thereof, in each case, except for (A) purchases of inventory and supplies in the ordinary course of business or pursuant to existing Contracts in effect as of the date hereof; or (B) capital expenditures that are permitted under Section 5.1(b)(xii));

(xvi) will not, and will not permit any of its Subsidiaries to, negotiate, enter into, adopt, extend, amend or terminate or agree to any Collective Bargaining Agreement or similar agreement with any labor organization;

(xvii) will not, and will not permit any of its Subsidiaries to, recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(xviii) will not, and will not permit any of its Subsidiaries to, implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions, in each case, that would reasonably be expected to implicate notification requirements pursuant to the WARN Act or implicate labor protection payments under any Collective Bargaining Agreement;

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(xix) will not, and will not permit any of its Subsidiaries to, expressly waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;

(xx) will not, and will not permit any of its Subsidiaries to, engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(xxi) will not make any loans, advances or capital contributions to, or investments in, any other Person;

(xxii) will not, and will not permit any of its Subsidiaries to, dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise), or otherwise sell, assign, transfer, license, abandon, permit to lapse or otherwise dispose of or subject to any Lien (or in the case of Trade Secrets, disclose), any Company Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, other than non-exclusive licenses of Intellectual Property granted by the Company and its Subsidiaries in the ordinary course of business;

(xxiii) will not, and will not permit any of its Subsidiaries to, enter into any new material line of business;

(xxiv) will not disclose, make available, deliver, or license or place into escrow, any source code owned by the Company or any of its Subsidiaries with respect to Software that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xxv) will not, and will not permit any of its Subsidiaries to, modify in any material respect any of its policies related to Privacy Obligations, or any administrative, technical or physical safeguards related to privacy or data security in any way that materially diminishes the privacy or security of Personal Data or the Company IT Assets;

(xxvi) will not (A) purchase any real property; (B) enter into any new lease agreement with respect to real property that is not leased by the Company or one of its Subsidiaries as of the date hereof; or (C) with respect to any Lease in effect on the date hereof, (1) expressly waive, release, assign, or sublease any material rights or claims thereunder, (2) amend or modify in any material respect the terms thereof, (3) except as set forth on Section 5.1(b)(xxvi) of the Company Disclosure Schedules, terminate such Lease (other than as a result of expiration of the then-existing term), (4) extend the term thereof, as in effect on the date hereof, or (5) grant any express waiver or give any express consent thereunder;

(xxvii) will not, and will not permit any of its Subsidiaries to, collectively, incur (A) greater than $50,000 in legal costs or expenses in any calendar month, other than legal costs or expenses solely relating to the transactions contemplated by this Agreement or (B) together with all such fees and expenses incurred prior to the date of this Agreement, fees and expenses of the Company Financial Advisor and any other investment banker, broker, advisor or similar party, and any accountant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby in excess of $2,600,000; and

(xxviii) will not, and will not permit any of its Subsidiaries to, authorize, commit or agree to, or to enter into any agreement, in writing or otherwise, to take any of the foregoing actions.

(c) Nothing contained in this Section 5.1 or elsewhere in this Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in Section 5.1(a) and Section 5.1(b), the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

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ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 6.1(b) from the execution of this Agreement to the earlier to occur of the Termination Date and the Effective Time, the Company will, and will cause its Affiliates and Representatives to, cease and cause to be terminated any discussions or negotiations with any Persons and their Representatives other than Parent and its Representatives with respect to any Alternative Acquisition Proposal, promptly request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any Person who entered into a confidentiality agreement with respect to its consideration of an Alternative Acquisition Proposal other than Parent (and its Representatives), cease providing any further information with respect to the Company or any Alternative Acquisition Proposal to any such Person or its Representatives and terminate all access granted to any such Person and its Representatives to any physical or electronic data room other than, in each case, Parent (and its Representatives). Subject to the terms of Section 6.1(b), from the execution of this Agreement to the earlier to occur of the Termination Date and the Effective Time, the Company and its Subsidiaries will not, and will not instruct, authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (ii) furnish to any such Person (other than to Parent or any designees of Parent) any non-public information relating to the Company or its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries (other than Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (v) negotiate or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Alternative Acquisition Proposal, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Alternative Acquisition Proposal, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the date of this Agreement until the earlier of (x) the date on which the Company Shareholder Approval is obtained and (y) the Termination Date, the Company will not be required to enforce, and will, if requested, be permitted to waive, any provision of any standstill or confidentiality agreement, in each case, solely to the extent that the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law.

(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 6.1 (but subject to the provisos in this Section 6.1(b)), at any time from the date hereof until the Company’s receipt of the Company Shareholder Approval, the Company and the Company Board may, directly or indirectly through one or more of their Representatives (including its financial advisor and outside legal counsel), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Alternative Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 6.1, and otherwise facilitate such Alternative Acquisition Proposal or assist such Person (and its Representatives) with such Alternative Acquisition Proposal (in each case, if requested by such Person); provided, that prior to and as a condition precedent to taking such actions, the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to or result in a Superior Proposal and the Company Board has determined in good

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faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 6.1(b) would be inconsistent with its fiduciary duties pursuant to applicable Law; provided, further, that the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 6.1(d), at no time after the date hereof may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation in a manner adverse to Parent; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Alternative Acquisition Proposal; (C) following the public announcement of an Alternative Acquisition Proposal, fail to publicly reaffirm the Company Recommendation within five Business Days after Parent so requests in writing; (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within five Business Days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or (E) fail to include the Company Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board that an Alternative Acquisition Proposal constitutes a Superior Proposal or (2) the delivery by the Company to Parent of any notice contemplated by Section 6.1(d) will, in and of itself, constitute a Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Recommendation Change. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval:

(i) the Company Board (or a committee thereof) may effect a Recommendation Change pursuant to clause (A), (C) or (E) of Section 6.1(c)(i) only in response to any material event or development or material change in circumstances with respect to the Company and its Subsidiaries, taken as a whole, that was (A) not actually known to, or reasonably foreseeable to, the Company Board as of the date of this Agreement (or if known or reasonably foreseeable to the Company Board as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement), which became known to the Company Board after the date of this Agreement but prior to the Company Shareholder Approval; and (B) does not relate to (a) any Alternative Acquisition Proposal; (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published or third-party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account); or (c) any change resulting primarily from a breach of this Agreement by the Company or any of its Subsidiaries (each such event, an “Intervening Event”), if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(1) the Company has provided prior written notice to Parent at least four Business Days in advance (an “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof) (A) so determined; and (B) resolved to effect a Recommendation Change pursuant to this Section 6.1(d)(i), which notice will specify the applicable Intervening Event in reasonable detail and the rationale for the Recommendation Change; and

(2) prior to effecting such Recommendation Change, the Company and its Representatives, during such Intervening Event Notice Period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the

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terms and conditions of this Agreement and the other documents contemplated hereby, and after taking into account any revisions to the terms of this Agreement and the other documents contemplated hereby proposed by Parent, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, however, that in the event of any material changes to the facts and circumstances relating to such Intervening Event, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.1(d)(i) with respect to such new written notice (it being understood that the “Intervening Event Notice Period” in respect of such new written notice will be three Business Days); or

(ii) if the Company has received a bona fide written Alternative Acquisition Proposal that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board may prior to the time the Company Shareholder Approval is obtained effect a Recommendation Change with respect to such Alternative Acquisition Proposal, if and only if:

(1) the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company, its Subsidiaries, and their respective Representatives have complied in all material respects with their obligations pursuant to this Section 6.1 with respect to such Alternative Acquisition Proposal, and the Alternative Acquisition Proposal did not, directly or indirectly, principally arise out of a material breach of this Section 6.1; and

(3) (i) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide written Alternative Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and legal counsel) that such Alternative Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Recommendation Change absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Recommendation Change, including the identity of the Person or “group” of Persons making such Alternative Acquisition Proposal, the status of material discussions relating to such Alternative Acquisition Proposal, the material terms and conditions thereof and unredacted copies of such Alternative Acquisition Proposal and all written requests, proposals, offers, agreements and other relevant documents (including all financing commitments) relating to such Alternative Acquisition Proposal provided by the Person or “group” of Persons making such Alternative Acquisition Proposal or any of its Representatives; (ii) prior to effecting such Recommendation Change, the Company and its Representatives, during the Notice Period, must have (A) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) and (B) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement and the other documents contemplated hereby so that such Alternative Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any change to the form or amount of consideration or any other material revisions, updates or supplements to such Alternative Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.1(d)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three Business Days); and (iii) at the end of the applicable Notice Period, the Company Board (or a committee thereof) concludes in good faith (after taking into account any revisions to the terms and conditions of this Agreement and the other Transaction Documents proposed by Parent) that such Alternative Acquisition Proposal remains a Superior Proposal and that failing to effect a Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.

(e) Notice. From the date of this Agreement until the Termination Date, the Company will promptly (and, in any event, within 24 hours) after receipt thereof by the Company notify Parent in writing if any inquiries, offers or proposals that constitute, or that would reasonably be expected to lead to or result in, an Alternative Acquisition Proposal are received by the Company or any of its Representatives or any non-public information is

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requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Alternative Acquisition Proposal, or that would reasonably be expected to lead to or result in an Alternative Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals; and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed on a prompt basis of any material developments (including all amendments or proposed amendments, whether or not in writing, and unredacted copies of any written documentation reflecting such modification or proposed modification) regarding any Alternative Acquisition Proposals and any material discussions or negotiations thereof.

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 6.1; or (iv) making any disclosure to the shareholders of the Company (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable Law, regulation or stock exchange rule or listing agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 6.1, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Recommendation Change other than in accordance with Section 6.1(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof), to the extent required by Law, that solely describes the Company’s receipt of an Alternative Acquisition Proposal, the identity of the Person making such Alternative Acquisition Proposal, and the material terms of such Alternative Acquisition Proposal will not, in and of itself, be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Recommendation; (B) an adoption, approval or recommendation with respect to such Alternative Acquisition Proposal; or (C) a Recommendation Change, in each case, so long as the Company Board (or a committee thereof), expressly reaffirms the Company Recommendation in such public statement.

(g) Breach by Representatives. The Company agrees that any breach of this Section 6.1 by any Representative of the Company will be deemed to be a breach of this Section 6.1 by the Company.

Section 6.2 Notices. Unless prohibited by applicable Law, the Company will give prompt notice to Parent, and Parent will give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated herein, (b) any Actions commenced or, to such Party’s Knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby, and (c) in the case of the Company, any event, development, change, effect, fact, circumstance or occurrence that would reasonably be expected to have a Company Material Adverse Effect or is reasonably likely to result in any of the conditions set forth in Section 2.2 not being able to be satisfied prior to the End Date; provided that the delivery of any notice pursuant to this Section 6.2 will not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.2 will not be taken into account for purposes of determining whether the condition referred to in Section 2.2(b)(ii) or Section 2.2(c)(ii), respectively, will have been satisfied with respect to performance in all material respects with this Section 6.2.

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Section 6.3 Company Shareholder Approval.

(a) The Company will prepare and use its best efforts to file with the SEC the preliminary Proxy Statement within five Business Days after the date hereof (but in no event later than ten (10) Business Days), and will provide regular updates to Parent as to timing and status of preparation and filing. Parent will reasonably cooperate and consult with the Company in the preparation of the Proxy Statement and will use reasonable best efforts to furnish all information concerning Parent and Merger Sub that is required by the Exchange Act in connection with the preparation of the Proxy Statement within the timeframe requested by the Company (which timeframe shall, in each case, not be less than 24 hours). Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the shareholders of the Company, or responding to any comments from the SEC with respect thereto, the Company will provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response, and the Company will consider in good faith any comments proposed by Parent or its counsel; provided, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent or its counsel from and after any Recommendation Change permitted pursuant to Section 6.1(d). The Company will respond promptly to any comments from the SEC or the staff of the SEC with respect to the Proxy Statement (or any amendment or supplement thereto). The Company will notify Parent promptly of the receipt of any comments or substantive communications (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement; provided, that the Company shall not be obligated to provide such notice or supply such information from and after any Recommendation Change permitted pursuant to Section 6.1(d). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Company Shareholder Meeting (or any adjournment or postponement thereof), (i) any information provided by Parent to the Company relating to Parent or Merger Sub or any of their respective officers or directors, is discovered by Parent (solely with respect to information relating to Parent or Merger Sub or any of their respective officers or directors) or (ii) the Company discovers that the Proxy Statement otherwise contains information that, in each case, (A) has become false and misleading and (B) the correction of which would require, in accordance with the Exchange Act, that an amendment or supplement to the Proxy Statement be filed with the SEC, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then either Parent or the Company, as applicable, will promptly notify the other Party of such discovery, and the Company will promptly file an amendment or supplement to the Proxy Statement to correct such information and, to the extent required by applicable Law, disseminate such Proxy Statement to the shareholders of the Company; provided, that except in connection with a Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company and filed with the SEC unless the Company will have provided Parent and its counsel with a reasonable opportunity to review and comment on such amendment or supplement, and the Company will consider in good faith any comments thereon proposed by Parent or its counsel. The Company will cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable (and in no event more than four Business Days) after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (which resolution will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the 10th calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, the “Clearance Date”).

(b) The Company will (i) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date hereof and (ii) subject to the terms of Section 6.1(d), take all action necessary in accordance with applicable Law (including the NYBCL), OTCQX requirements and the certificate of incorporation and bylaws of the Company to set a record date for, duly give notice of, convene and hold a meeting of its shareholders following the mailing of the Proxy Statement for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholder Meeting”) as soon as reasonably practicable following the Clearance Date and, subject to the terms of Section 6.3(c), in any event no later than 45 days following the date on which the definitive Proxy Statement is first mailed to the Company’s shareholders. Once established, the Company will not change the record date for the Company Shareholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned) or as otherwise required

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by applicable Law (including any requirement of Law in connection with any rescheduling, postponement or adjournment of the Company Shareholder Meeting that is permitted hereunder). Unless the Company will have made a Recommendation Change in accordance with Section 6.1(d), the Company will include the Company Recommendation in the Proxy Statement and will solicit, and use its reasonable best efforts to obtain, the Company Shareholder Approval at the Company Shareholder Meeting (including by soliciting proxies in favor of the adoption of this Agreement).

(c) The Company will reasonably cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its shareholders. The Company may adjourn or postpone the Company Shareholder Meeting (i) as required by applicable Law, including any order or a request from the SEC or its staff (as determined in good faith by the Company Board, after consultation with its outside legal counsel), (ii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required under applicable Law to be filed and disseminated within a reasonable amount of time in advance of the Company Shareholder Meeting, (iii) if as of the time that the Company Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholder Meeting (it being understood that the Company may not postpone or adjourn the Company Shareholder Meeting for more than 20 calendar days in total pursuant to this clause (iii) without Parent’s prior written consent), (iv) if the Company reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained (it being understood that the Company may not postpone or adjourn the Company Shareholder Meeting for more than 20 calendar days in total pursuant to this clause (iv) without Parent’s prior written consent), (v) if requested by Parent in order to allow additional time for the solicitation of votes in order to obtain the Company Shareholder Approval (it being understood that the Company will not be required to postpone or adjourn the Company Shareholder Meeting for more than 20 calendar days in total pursuant to this clause (v)), or (vi) with the prior written consent of Parent. Without the prior written consent of Parent, the adoption of this Agreement will be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s shareholders in connection with the adoption of this Agreement) that the Company will propose to be acted on by the shareholders of the Company at the Company Shareholder Meeting.

Section 6.4 General Efforts to Complete Merger. Subject to the terms and conditions set forth in this Agreement (including any different standard set forth herein with respect to any covenant or obligation of any Party), each of the Parties hereto will use its reasonable best efforts to take (or cause to be taken) all actions, and promptly do (or cause to be done), and to assist and cooperate with the other Party or Parties in doing (or causing to be done) all things, in each case that are necessary, proper or advisable under applicable Laws or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement (subject to the terms of this Agreement) and in any event prior to the End Date, including (i) delivering all required notices and using reasonable best efforts to obtain all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”), including the Company Approvals and the Parent Approvals, in each case, from Governmental Entities, and making all necessary registrations and filings and using reasonable best efforts to obtain approvals, clearances or waivers from, or to avoid an action or proceeding by, any Governmental Entity, (ii) using reasonable best efforts to obtain, upon the request of Parent, all necessary Consents from counterparties to any of the Company Material Contracts listed on Section 3.4(b) of the Company Disclosure Schedules, (iii) defending any Actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement or actions taken by the Company, Parent, Merger Sub or any of their Affiliates in connection with this Agreement and the transactions contemplated hereby, including by resisting, appealing, and using reasonable best efforts to obtain consent pursuant to, resolve or lift, as applicable, any injunction or other Order enjoining or prohibiting the consummation of the Merger, and (iv) executing and delivering any additional instruments necessary to consummate the Merger and other transactions contemplated by this Agreement; provided, however, that in no event will the Company or any of its Subsidiaries or Parent or any of its Subsidiaries be required to pay (and without the consent of Parent, none of the Company nor any of its Subsidiaries will pay or agree to pay) prior to the Effective Time any fee, penalty or other consideration to any third party for any Consent required for or triggered by the consummation of the transactions contemplated by this Agreement under any contract or agreement or otherwise.

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Section 6.5 Parent Financing.

(a) From and after the date of this Agreement and prior to the Closing Date, the Company will, and will cause its Subsidiaries (and their respective Representatives) to, provide reasonable and customary cooperation to Parent and Merger Sub, in each case, at Parent’s sole cost and expense, in connection with the arrangement of any debt financing to be used, together with the Equity Financing, to consummate the transactions contemplated by this Agreement (“Debt Financing”) (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Affiliates), in each case to the extent reasonably requested by Parent in writing (for the avoidance of doubt, email correspondence being sufficient), including:

(i) furnishing Parent as promptly as practicable, after written request therefor by Parent, any financial statements regarding the Company and its Subsidiaries as may be reasonably requested by Parent or any Debt Financing Sources that are reasonably available to the Company; provided that the financial statements shall not be required to include any post-Closing or pro forma cost savings, synergies, capitalization, ownership, or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing;

(ii) utilizing commercially reasonable efforts to assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders of, the Debt Financing), presentations, due diligence sessions and sessions with accountants, at reasonable times and with reasonable advance notice (which meetings, presentations and sessions will be virtual);

(iii) utilizing commercially reasonable efforts to facilitate the pledging of collateral of the Company and its Subsidiaries effective no earlier than the Closing, including the use of commercially reasonable efforts to provide original copies of all certificated securities (with transfer powers executed in blank) required to be delivered under the definitive agreements with respect to any Debt Financing to the extent in the possession of the Company or its Subsidiaries;

(iv) provide a fully-executed customary payoff letter and lien terminations and instruments of discharge (to the extent applicable) for all indebtedness for borrowed money (including any indebtedness for borrowed money permitted under Section 5.1(b)(viii)) (such indebtedness, collectively, the “Bank Debt”) in form and substance reasonably acceptable to Parent and Merger Sub, in each case to be delivered at least two Business Days prior to the Closing (x) confirming the total payment required to be made as of the Closing Date to repay in full and extinguish all applicable Bank Debt, including all principal, interest, fees, interest rate swap breakage and any other costs, prepayment premiums, penalties or fees, if any, together with pay-off instructions for payment of the such amount on the Closing Date, and (y) indicating that upon payment of such amounts, all of such Bank Debt will be repaid and satisfied in full, and providing for such lender’s or holder’s release of all liens securing such Bank Debt (including authorization of the Company or its respective designees to file any financing statements and any other documents and instruments as are necessary to effect the release and termination of all such liens), release of all obligations with respect to such Bank Debt and delivery of or arrangements for post-Closing delivery of all possessory collateral in the possession of such lender or holder in respect of such Bank Debt;

(v) utilizing commercially reasonable efforts to provide reasonable and customary assistance to Parent and any Debt Financing Source in the preparation of customary offering documents, lender presentations, bank information memoranda (including providing customary authorization and representation letters authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders or investors and containing representations with respect to the presence of or absence of material non-public information relating to the Company and its Subsidiaries and the accuracy of the information relating to the Company and its Subsidiaries contained therein) and other customary marketing material for any Debt Financing;

(vi) (A) so long as requested by Parent at least ten Business Days prior to the Closing Date, providing at least three Business Days prior to the Closing Date, all documentation and other information relating to the Company or any of its Subsidiaries required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and (B) if the Company is a “legal entity” customer under 31 C.F.R. § 1010.230, so long as requested by Parent at least ten Business Days prior to the Closing Date, provide at least three Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Company;

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(vii) utilizing commercially reasonable efforts to cooperate with any Debt Financing Sources’ due diligence, to the extent customary and reasonable;

(viii) utilizing commercially reasonable efforts to assist in the preparation of, and executing and delivering at Closing, definitive agreements in connection with any Debt Financing (including schedules, annexes and exhibits thereto), including guarantee and collateral documents, certificates, instruments or other documents as may be reasonably requested by Parent, customary closing certificates, and other customary documents and instruments as may be reasonably requested by Parent in writing and, in each case, necessary and customary as may be required by the definitive agreements related to any Debt Financing; provided that the effectiveness of any documentation executed by the Company or any of its Subsidiaries will be subject to the occurrence of the Closing; and

(ix) utilizing commercially reasonable efforts to take reasonable corporate actions (to the extent not inconsistent with applicable governing documents), subject to and only effective upon the occurrence of the Closing (and subject to the definitive agreements related to any Debt Financing with respect to subsidiary guarantors), reasonably necessary to permit the consummation of any Debt Financing.

(b) The foregoing notwithstanding, none of the Company or any of its Affiliates will be required to take or permit the taking of any action pursuant to this Section 6.5 that would: (i) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of any Debt Financing, except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing, (ii) require the Company or any of its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is not contingent upon the Closing or that would be effective prior to the Closing (other than the execution of customary authorization letters and representation letters referenced above), or (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with any Debt Financing prior to the Closing or have any obligation of the Company or any of its Affiliates under any agreement, certificate, document or instrument be effective prior to the Closing. The Company shall not be responsible for any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes.” Parent will, promptly on request by the Company, reimburse the Company or any of its Affiliates for all reasonable and documented out-of-pocket costs incurred by them or their respective Representatives in connection with such cooperation (it being understood that the reimbursement set forth in this paragraph will not apply to any fees, costs and expenses that are incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements or which would have been incurred regardless of any cooperation with any Debt Financing) and will indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses (excluding lost profits and losses from any consequential, indirect, special or punitive damages (other than any such damages awarded to a third party in a final non-appealable judgment of a court of competent jurisdiction)) suffered or incurred by them in connection with the arrangement of any Debt Financing, except (x) with respect to any losses suffered or incurred as a result of the bad faith, fraud, gross negligence or willful misconduct by the Company or any of its Subsidiaries or (y) to the extent resulting primarily from any material misstatement or omission in any written historical financial information relating to the Company or any of its Subsidiaries furnished by or on behalf of the Company or any of its Subsidiaries specifically for use in connection with any Debt Financing.

(c) All non-public or otherwise confidential information regarding the Company or any of its Affiliates obtained by Parent or its Representatives pursuant to this Section 6.5 will be kept confidential in accordance with each Confidentiality Agreement; provided, however, that Parent will be permitted to disclose information as necessary and consistent with customary practices in connection with the Equity Financing and any Debt Financing subject to customary confidentiality arrangements.

(d) The Company hereby consents to the use of the trademarks, service marks and logos of the Company and its Subsidiaries by Parent in connection with any Debt Financing; provided, however, that Parent will ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or the Company’s reputation or goodwill.

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(e) In the event Parent claims a breach by the Company of its obligations under Section 6.5(a) then, notwithstanding anything to the contrary in subsections (a) and (b) above, the condition set forth in Section 2.2(b)(ii) as it applies to the Company’s obligations under Section 6.5(a) will be deemed satisfied, unless (i) (A) the Company materially breached its obligations under Section 6.5(a) and (B) such breach is a proximate cause of Parent’s failure to obtain the Debt Financing, and (ii) Parent gave written notice to the Company specifying the alleged breach and the Company shall have not cured such breach with reasonably sufficient time prior to the date Closing is required to occur pursuant to Section 2.1.

(f) Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not, without the prior written consent of the Company: permit any amendment or modification to, or any waiver of any provision or remedy under, the Equity Commitment Letter, if such amendment, modification, waiver or remedy (i) adds new (or modifies adversely to Parent any existing) conditions to the provision of all or any portion of the Equity Financing, (ii) reduces the aggregate amount of the Equity Financing, except to the extent expressly permitted under the Equity Commitment Letter, (iii) adversely affects the ability of Parent to enforce its rights against other parties to the Equity Commitment Letter, or (iv) would prevent or delay the funding of the Equity Financing; provided, that the foregoing shall not require Parent to obtain any Equity Financing in excess of the amount required by Parent, together with the available cash on hand at the Company and its Subsidiaries at Closing, to pay the aggregate Merger Consideration payable under Section 1.4(b) and Section 1.5(b)(i). Parent shall promptly deliver to the Company copies of any such amendment, modification or waiver of the Equity Commitment Letter.

Section 6.6 Interim Access to Company. The Company will, and will cause its Subsidiaries and its and their Representatives to, afford to Parent and to its Representatives reasonable access, as is necessary in connection with the consummation of the Merger and the other transactions contemplated hereby, and other integration and transition planning relating thereto, during normal business hours, on reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ officers, employees and other personnel, properties, contracts, commitments, and books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or any Alternative Acquisition Proposal or Superior Proposal; provided that the Company may provide the access required by this Section 6.6 by electronic means if physical access is not reasonably feasible; provided, further, that Parent and its Representatives will conduct any such activities in a manner as not to interfere unreasonably with the operations of the Company and its Subsidiaries. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Company and its Subsidiaries will not be required to afford such access or furnish such information if and to the extent it (i) would (based on the advice of counsel) jeopardize the protection of any attorney-client privilege, work product doctrine or other applicable privilege or Trade Secret protection to the Company or any of its Subsidiaries, (ii) would result in the disclosure of any information in connection with any litigation or similar dispute between the Parties hereto, (iii) such information is not readily available to the Company, or (iv) would (based on the advice of counsel) constitute a violation of any applicable Law; provided that with respect to information withheld pursuant to clauses (i) through (iv), the Company will give notice to Parent of the fact that it is withholding such information or documents and inform Parent as to the general nature of the information or documents being withheld, and thereafter the Company will use its commercially reasonable efforts to make substitute arrangements to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate the foregoing clauses (i) or (iv) (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). Parent hereby agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby will be deemed to be “Confidential Information,” as such term is used in, and will be treated in accordance with, the Confidentiality Agreement; provided that the definition of “Associated Persons” in paragraph 1.2 of the Confidentiality Agreements will be deemed to include any potential debt or equity financing sources of Parent or Merger Sub.

Section 6.7 Employee Matters.

(a) Service Crediting. For all purposes of vesting, eligibility to participate and level of benefits under the corresponding employee benefit plans of Parent and its Subsidiaries providing benefits to any employee of the Company or any of its Subsidiaries who remains employed by the Company or any of its Subsidiaries after the Effective Time (the “New Plans” and such employees, the “Continuing Employees”), Parent shall use commercially reasonable efforts to credit each Continuing Employee with their years of service with the Company and its

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Subsidiaries and their respective predecessors before the Effective Time, to the same extent and for the same purpose as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing will not apply with respect to any defined benefit pension benefits or to the extent that its application would result in a duplication of compensation or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting time, in any New Plans to the extent coverage under such New Plan is comparable to and replaces a Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, and vision insurance benefits to any Continuing Employee, Parent will use commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived or satisfied under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent will use commercially reasonable efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan to the extent such amounts were credited to such person for the same purpose under the Old Plan.

(b) No Employment Commitments. Without limiting the generality of Section 8.12, the provisions of this Section 6.7 are solely for the benefit of the Parties to this Agreement, and (i) no current or former director, employee or consultant or any other person will be a third-party beneficiary of this Agreement, (ii) nothing herein will be construed as an amendment to, or the establishment, modification or termination of, any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose, (iii) subject to compliance with this Section 6.7, nothing herein will alter or limit Parent’s, the Company’s or any of their Affiliates’ ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement, and (iv) nothing herein will confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

Section 6.8 Indemnification and Insurance.

(a) Each of Parent and the Surviving Corporation will, to the fullest extent provided in the governing and organizational documents of the Company and its Subsidiaries as in effect on the date hereof, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former (in each case, as of the Effective Time) director and officer of the Company or any of its Subsidiaries (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any Proceeding to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each, a “Proceeding”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company or its Subsidiaries), whether asserted or claimed prior to, at or after the Effective Time, in all cases solely to the extent provided in the governing and organizational documents of the Company and its Subsidiaries as in effect on the date hereof. In the event of any such Proceeding, Parent and the Surviving Corporation will cooperate with the Indemnified Party in the defense of any such Proceeding, provided that the Surviving Corporation will have the ultimate right to control any Proceeding for which it is required to indemnify any Indemnified Party (it being understood that, by electing to control the defense thereof, the Surviving Corporation, on behalf of itself and its Affiliates, will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto). Each Indemnified Party will be entitled to retain their own counsel, whether or not the Surviving Corporation elects to control the defense of any such Proceeding.

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(b) For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the organizational documents of the Company as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(c) At or prior to the Effective Time, the Company shall purchase a six-year prepaid “tail” policy, which shall be effective as of the Closing Date, on the Company’s current policies of directors’ and officers’ liability insurance on terms and conditions that are not less advantageous to the Indemnified Parties as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising at or before the Effective Time, covering without limitation the transactions contemplated hereby; provided that the aggregate cost of such “tail” policy will not exceed 200% of the last annual premium paid by the Company prior to the date of this Agreement (the “Maximum Premium”) in respect of the coverage required to be obtained pursuant hereto, but in such case will purchase the greatest coverage available for the Maximum Premium. Parent and the Surviving Corporation will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party will have any further obligation to purchase or pay for insurance hereunder.

(d) The rights of each Indemnified Party hereunder will be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the NYBCL or otherwise. The provisions of this Section 6.8 will survive the consummation of the Merger for a period of six years and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties and shall not be terminated or modified in such a manner as to materially adversely affect any Indemnified Party to whom this Section 6.8 applies without the consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.8 applies shall be third party beneficiaries of this Section 6.8, each of whom may enforce the provisions of this Section 6.8). Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to, or in substitution for, any such claims under any such policies.

(e) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume the obligations set forth in this Section 6.8.

Section 6.9 Takeover Statute. If any Takeover Law will become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Sub and the members of their respective boards of directors will use reasonable best efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby. Nothing in this Section 6.9 will be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

Section 6.10 Public Announcements. Parent and the Company agree to issue an initial joint press release announcing this Agreement, the Merger and the transactions contemplated hereby in a form mutually agreed upon by the Parties. Prior to the issuance of any subsequent press release or other public statement or comment relating to this Agreement (including any proposed termination hereof) or the transactions contemplated hereby, the Company, Parent and Merger Sub will consult with each other and provide each other with the opportunity to review and comment on any press release or other public statement or comment relating to this Agreement or the transactions contemplated herein, and will not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law, SEC regulation or by obligations pursuant

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to any listing agreement with or continued listing standards of any national securities exchange; provided, however, that the restrictions in this Section 6.10 will not apply (a) to any Company communication (including a press release or other public statement) regarding an Alternative Acquisition Proposal or Company communication (including a press release or other public statement) made by the Company from and after a Recommendation Change by the Company Board, (b) to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and deal descriptions on such Person’s website in the ordinary course of business, (c) in connection with any dispute between the Parties regarding this Agreement, the Merger or the other transactions contemplated hereby, or (d) made by the Company or Parent, Merger Sub or their respective Affiliates in response to questions by the press, analysts, investors, employees or those participating in investor calls or industry conferences so long as such statements are consistent with information previously disclosed in previous press releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 6.10. Notwithstanding anything to the contrary in this Agreement, nothing herein will restrict Parent or their respective Affiliates or Representatives from making customary communications in connection with the arrangement and consummation of any Debt Financing.

Section 6.11 Stock Exchange Removal From Trading; Exchange Act Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part (including in accordance with applicable Laws and rules and policies of the OTCQX and the SEC) to cause the removal from trading of the Company Common Stock from the OTCQX and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.12 Rule 16b-3. Prior to the Effective Time, the Company will take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Shareholder Litigation. Prior to the Effective Time, the Company will keep Parent reasonably informed of the status of (including by promptly providing copies of all pleadings with respect thereto), and cooperate with Parent in connection with, any shareholder demand, Action or other proceeding (including class action or derivative claims) asserted, commenced or threatened against the Company, on behalf of or in the name of or otherwise involving the Company, its Affiliates or its and its Affiliates’ directors or officers relating, directly or indirectly, to this Agreement, the Merger or the other transactions contemplated by this Agreement (such litigation, “Shareholder Litigation”). Without limiting the generality of the foregoing, the Company will (a) give Parent a reasonable opportunity to participate in the defense or settlement of any such litigation or claim, (b) consult in good faith with Parent with respect to the defense, settlement and prosecution of any Shareholder Litigation, and (c) not compromise or settle, or agree to compromise or settle, any Shareholder Litigation or claim arising or resulting from the transactions contemplated by this Agreement without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.13, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Shareholder Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Shareholder Litigation, which the Company and its counsel will consider in good faith. For the avoidance of doubt, any Action related to Dissenting Shares will be governed by Section 1.4(d).

Section 6.14 Director Resignations. Prior to the Closing, the Company will use reasonable best efforts deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations will be effective at the Effective Time.

Section 6.15 Lease Termination. Prior to the Closing, the Company will use reasonable best efforts to terminate the Leases set forth on Section 6.15 of the Company Disclosure Schedules; provided, that, the Company shall not be required to pay any amounts to the applicable landlord as a fee, settlement, penalty or otherwise, in exchange for the landlord’s agreement to any such termination. All termination agreements or other documents related to such terminations shall be in a form reasonably acceptable to Parent, and any amount payable in connection with any termination of any such Lease shall be subject to the prior written consent of Parent.

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ARTICLE 7

TERMINATION OF AGREEMENT

Section 7.1 Termination or Abandonment. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement abandoned at any time prior to the Effective Time, whether before or after any approval by the shareholders of the Company of the matters presented in connection with the Merger:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Effective Time will not have occurred on or before October 23, 2025 (the “End Date”); provided, further, that this Agreement may not be terminated by a Party pursuant to this Section 7.1(b)(i) if such Party’s actions or failure to act materially contributed to the failure to satisfy the conditions to such Party’s obligation to consummate the Merger under this Agreement on or before the End Date or to consummate the Merger on or before the End Date and, in any such case, such actions or failures to act constitute a breach of such Party’s covenants or other obligations required to be performed at or prior to the Effective Time under this Agreement;

(ii) any Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, entered or enforced (A) an injunction or similar Order that permanently enjoins, prohibits, restrains or makes illegal the consummation of the Merger, and such injunction or Order will have become final and non-appealable or (B) any Law that prohibits, restrains or makes illegal the consummation of the Merger; provided, however, that this Agreement may not be terminated by a Party pursuant to this Section 7.1(b)(ii) if such Party’s actions or failure to act materially contributed to the enactment, issuance, promulgation, entry or enforcement of such Law, injunction or Order and, in any such case, such actions or failures to act (1) constitute a breach of such Party’s covenants or other obligations under this Agreement, or (2) constitute a failure to comply with its obligations under Section 6.4; or

(iii) the Company Shareholder Meeting (including any adjournments or postponements thereof) will have been held and been concluded and the Company Shareholder Approval will not have been obtained;

(c) by the Company:

(i) if Parent or Merger Sub will have breached any of their respective representations or warranties or failed to perform any of their covenants or other agreements under this Agreement, in any such case where such breach or failure to perform (A) would result in, and be the primary cause of, a failure of a condition set forth in Section 2.2(a) or Section 2.2(c) and (B) cannot be cured by the End Date or, if curable by such date, is not cured within the earlier of (1) 30 days following the Company’s delivery of written notice to Parent of such breach or failure to perform and (2) the End Date; provided, however, that the Company will not have a right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in breach of any of its representations, warranties, agreements or covenants in this Agreement such that Parent would be entitled to terminate pursuant to Section 7.1(d)(i); or

(ii) if (A) the conditions set forth in Section 2.2(a) and Section 2.2(b) have been and continue to be satisfied or waived at the time the Closing is required to have occurred pursuant to Section 2.1 (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), (B) Parent fails to consummate the Closing on the date on which Parent is required to consummate the Closing pursuant to Section 2.1 and (C) the Company has, at least three Business Days prior to seeking to terminate this Agreement pursuant to this Section 7.1(c)(ii), irrevocably confirmed in a written notice delivered to Parent that the Company is ready, willing and able to consummate the Closing subject to closing conditions that by their terms or nature are to be satisfied at the Closing, and Parent and Merger Sub have not consummated the Closing (but subject to such conditions being capable of being satisfied at the Closing) by the end of such three-Business Day period.

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(d) by Parent:

(i) if the Company will have breached any of its representations or warranties or failed to perform any of its covenants or other agreements under this Agreement, in any such case where such breach or failure to perform (A) would result in, and be the primary cause of, a failure of a condition set forth in Section 2.2(a) or Section 2.2(b) and (B) cannot be cured by the End Date or, if curable by such date, is not cured within the earlier of (1) 30 days following Parent’s delivery of written notice to the Company of such breach or failure to perform and (2) the End Date; provided, however, that Parent will not have a right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in breach of any of its representations, warranties, agreements or covenants in this Agreement such that the Company would be entitled to terminate pursuant to Section 7.1(c)(i); or

(ii) prior to receipt of the Company Shareholder Approval, if the Company Board effects a Recommendation Change.

Section 7.2 Effect of Termination. In the event of a valid termination of this Agreement pursuant to Section 7.1, the terminating Party will forthwith give written notice thereof to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement will terminate, and the transactions contemplated hereby will be abandoned, without further action by any of the Parties hereto. In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that, subject to the limitations set forth in Section 7.3: (i) no such termination will relieve any Party of its obligation to pay the Company Termination Fee, Parent Expense Reimbursement or the Parent Termination Fee, if, as and when required pursuant to Section 7.1; (ii) no such termination will relieve any Party for liability for such Party’s fraud or willful and material breach of any covenant or obligation contained in this Agreement prior to its termination (in which case the aggrieved Party will be entitled to all rights and remedies available at law or in equity); and (iii) the Guarantee, the Confidentiality Agreements, this Section 7.2, Section 7.3 and all of Article 8 (to the extent applicable after a termination of this Agreement) will survive the termination hereof.

Section 7.3 Termination Fees.

(a) Company Termination Fee. If (i) if this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) or (ii) (A) after the date of this Agreement, an Alternative Acquisition Proposal becomes publicly known or is otherwise known to the Company Board prior to the Company Shareholder Meeting and is not withdrawn prior to the date that is at least ten days prior to the date on which the Company Shareholder Meeting is held, (B) this Agreement is terminated pursuant to Section 7.1(b)(iii) or Section 7.1(d)(i), and (C) concurrently with or within 12 months after such termination, the Company will have (1) consummated such Alternative Acquisition Proposal (substituting for purposes of this Section 7.3(a)(iii)(C) in the definition thereof “50%” for “20%” and “80%” in each place each such phrase appears) or (2) entered into a definitive agreement providing for any Alternative Acquisition Proposal (substituting for purposes of this Section 7.3(a)(iii)(C) in the definition thereof “50%” for “20%” and “80%” in each place each such phrase appears), then, in each case, the Company will pay to Parent or Parent’s designee(s), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent or such designee, a fee of $2,500,000 in cash (the “Company Termination Fee”). The payment of any Company Termination Fee will be made concurrently with (and as a condition to) such termination in the case of clause (i) above, within three Business Days after such termination in the case of clause (ii) above, or on the earlier of (x) the execution of a definitive agreement with respect to an Alternative Acquisition Proposal and (y) the consummation of such Alternative Acquisition Proposal in the case of clause (iii) above (it being understood and agreed that in no event will the Company be required to pay the Company Termination Fee on more than one occasion). In addition to any Company Termination Fee that is payable pursuant to this Section 7.3(a), if (I) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) or (II) this Agreement is terminated pursuant to Section 7.1(b)(iii) or Section 7.1(d)(i) then, in each case, the Company will pay to Parent or Parent’s designee(s), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent or such designee an amount equal to the Parent Expenses actually incurred as of the date of such termination of this Agreement which in no event shall exceed $1,000,000 (the “Parent Expense Reimbursement”). The payment of the Parent Expense Reimbursement will be made by the Company within one Business Day following the delivery to the Company by Parent of a calculation of the Parent Expense Reimbursement amount (it being understood and agreed that in no event will the Company be required to pay the Parent Expense Reimbursement on more than one occasion). On the payment by the Company of the Company Termination Fee and Parent Expense Reimbursement

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as and when required by this Section 7.3(a), none of the Company, its Subsidiaries or their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives will have any further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or their respective Affiliates or Representatives, except to the extent provided in Section 7.2. Notwithstanding the foregoing, this Section 7.3(a) will not relieve the Company from liability for fraud or willful and material breach of this Agreement.

(b) Parent Termination Fee. If this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii), then Parent will pay, by wire transfer of immediately available funds to an account designated in writing by the Company, a fee of $1,000,000 in cash (the “Parent Termination Fee”). The payment of any Parent Termination Fee will be made within three Business Days of such termination (it being understood that in no event will Parent be required to pay the Parent Termination Fee on more than one occasion). On the payment by Parent of the Parent Termination Fee as and when required by this Section 7.3(b), none of Parent, Merger Sub or their respective former, current or future officers, directors, partners, stockholders, shareholders, managers, members, Affiliates and Representatives will have any further Liability with respect to this Agreement or the transactions contemplated hereby to the Company or its Affiliates or Representatives.

(c) Acknowledgements. The Company acknowledges that the agreements contained in Section 7.3(a) are an integral part of this Agreement and that, without Section 7.3(a), Parent would not have entered into this Agreement. Parent acknowledges that the agreements contained in Section 7.3(b) are an integral part of this Agreement and that, without Section 7.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent (as applicable, the “Defaulting Party”) fails to pay any amount due when such amount becomes due pursuant to Section 7.3(a) or Section 7.3(b), as applicable, and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand (as applicable, the “Non-Defaulting Party”) commences an Action with respect to the Defaulting Party’s failure to pay an amount due pursuant to Section 7.3(a) or Section 7.3(b), as applicable, and the Non-Defaulting Party is the prevailing party in such Action, the Defaulting Party will pay to the Non-Defaulting Party in such Action all of the Defaulting Party’s reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including reasonable and documented out-of-pocket attorneys’ fees and expenses incurred in connection with such action), together with interest on the amount of the Company Termination Fee or Parent Expense Reimbursement, or the Parent Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made, plus 2%, or a lesser rate that is the maximum rate permitted by applicable Law. The Parties further acknowledge that none of the Company Termination Fee, Parent Expense Reimbursement or Parent Termination Fee will constitute a penalty but is liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Company Termination Fee, Parent Expense Reimbursement or the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties further acknowledge that the right to receive the Company Termination Fee, Parent Expense Reimbursement or the Parent Termination Fee, as applicable, will not limit or otherwise affect any such Party’s right to specific performance as provided in Section 8.5; provided that in no event will either Party be entitled to receive both specific performance and payment of the (i) Company Termination Fee and Parent Expense Reimbursement or (ii) Parent Termination Fee, as applicable.

(d) Notwithstanding anything to the contrary in this Agreement, but without limiting or affecting Parent’s rights to specific performance expressly set forth in Section 8.5, if this Agreement is terminated under circumstances in which the Company Termination Fee and Parent Expense Reimbursement, as applicable, are payable and Parent is paid the Company Termination Fee and Parent Expense Reimbursement, as applicable, from the Company pursuant to this Section 7.3, the Company Termination Fee, Parent Expense Reimbursement, as applicable, and, if applicable, the costs and expenses of Parent pursuant to Section 7.3(c) will, subject to Section 8.5, be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Parent Related Parties against the Company, its Subsidiaries and any of their respective former, current or future general or limited partners, holders of equity, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, shareholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach

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of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties will have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except that nothing will relieve the Company of its obligations under Section 6.10. Notwithstanding the foregoing, this Section 7.3(d) will not relieve the Company from liability for fraud or willful and material breach of this Agreement.

(e) Notwithstanding anything to the contrary in this Agreement, but without limiting or affecting the Company’s rights to specific enforcement expressly set forth in Section 8.5, in any circumstances in which this Agreement is terminated and the Company is paid the Parent Termination Fee pursuant to this Section 7.3, the Parent Termination Fee, and, if applicable, the out-of-pocket costs and expenses of the Company pursuant to Section 7.3(c) will, subject to Section 8.5, be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company Related Parties against any of Parent, Merger Sub, the Guarantors, or any of their respective former, current or future direct or indirect general or limited partners, holders of equity, controlling Persons, direct or indirect equity holders, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, counsel, financial advisors, auditors, representatives, agents or any their respective assignees or successors or any former, current or future direct or indirect general or limited partner, holder of equity, controlling Person, direct or indirect equity holder, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, counsel, financial advisor, auditor, representative, agent, assignee or successor of any of the foregoing (collectively, excluding Parent and Merger Sub, the “Parent Related Parties”) or the lenders, agents, underwriters, commitment parties and arrangers of any Debt Financing (including pursuant any commitment letters, fee letters, engagement letters, credit agreements, loan agreements, joinders or indentures relating to any Debt Financing) or any Debt Financing Sources, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, controlling persons, advisors, attorneys, agents and representatives and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements related thereto (collectively, each, a “Lender Related Party” and, together, the “Lender Related Parties”) for any cost, expense, loss or damage suffered as a result of, or arising from or otherwise in connection with (i) this Agreement, the Guarantee, the Equity Commitment Letter or any of the other agreements, instruments, and documents contemplated hereby or executed in connection herewith, the transactions contemplated hereby or thereby, (ii) the failure of the Merger or the other transactions contemplated by this Agreement to be consummated (including the funding of the Equity Financing), (iii) any breach (including any willful and material breach) or failure to perform under, this Agreement or any of the other documents delivered herewith or executed in connection herewith or otherwise or (iv) any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Transaction Related Matters”); provided, however, that this Section 7.3(e) will not relieve any Parent Related Party for any liability for any breach of any Confidentiality Agreement; provided, further, that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches (including any fraud or willful and material breach) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Guarantee or the Equity Commitment Letter exceed an amount equal to $1,000,000 in the aggregate for all such breaches (such total amount, the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guarantee, or the transactions contemplated hereby and thereby (including, any breach by a Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. Except as expressly provided in this Article 7, none of Parent, Merger Sub, the Parent Related Parties or the Lender Related Parties will have any liability or obligation relating to or arising out of or in connection with any Transaction Related Matters, except that nothing will relieve Parent of its reimbursement obligations set forth under Section 6.5(b), and none of the Company, its Subsidiaries nor any other Company Related Party will seek or be entitled to seek or recover any damages or seek or be entitled to any remedy, whether based on a claim at Law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with any Transaction Related Matters; provided that (x) the foregoing will not limit the rights of the Company to specific performance in accordance with Section 8.5 and (y) in no event will the Company be entitled to receive both specific performance, on the one hand, and payment of the Parent Termination Fee or any monetary damages (subject to the Parent Liability Limitation), on the other hand.

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(f) Except for (i) claims against any Guarantor in accordance with and under the terms of the Guarantee, (ii) claims for specific performance of the Equity Commitment Letter to the extent provided therein, and (iii) claims against the parties to a Confidentiality Agreement for breaches thereof in accordance with the terms thereof (the foregoing (i), (ii) and (iii), “Permitted Claims”), this Agreement may only be enforced against, and all actions or claims (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to any Transaction Related Matters may only be made against (and are those solely of) the entities that are expressly identified as Parties hereto, and, except for Permitted Claims, none of the Guarantors or any other Parent Related Party will have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim against the Parties to this Agreement (whether in tort, contract or otherwise). In no event will the Company or any of the Company Related Parties, and the Company agrees not to and to cause the Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or make any claims in respect of any Transaction Related Matters against or seek to recover monetary damages from, any Parent Related Party (other than in respect of Permitted Claims).

ARTICLE 8

MISCELLANEOUS

Section 8.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the consummation of the Merger, except for covenants and agreements that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 8.2 Expenses. Except as set forth in Section 6.5 or Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the Party incurring or required to incur such expenses; provided, however, that Parent or the Surviving Corporation will pay or cause to be paid all transfer, documentary, sales, use, stamp, registration, real property transfer and other similar Taxes and fees imposed with respect to, or as a result of, entering into this Agreement and the consummation of the Merger, and such Taxes and fees expressly will not be a liability of holders of Company Common Stock or Company Equity Awards.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which will be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other Parties.

Section 8.4 Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Merger or the other transactions contemplated by this Agreement, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, except that matters relating to the fiduciary duties of the Company Board and matters that are specifically required by the NYBCL in connection with the Merger shall be governed by the laws of the State of New York. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Merger, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives,

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and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 8.4 in the manner provided for notices in Section 8.7. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

Section 8.5 Specific Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that unless and until this Agreement is validly terminated in accordance with Section 7.1, the Parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The Parties hereby further acknowledge and agree that prior to the Closing, the Parties will be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement (other than Parent and Merger Sub’s obligation to cause the Equity Financing to be funded and to effect the Closing, which will be governed solely by the next sentence), on the terms and subject to the conditions in this Agreement. Notwithstanding anything herein, the Guarantee, the Equity Commitment Letter or the Confidentiality Agreements to the contrary, it is hereby acknowledged and agreed that unless this Agreement is validly terminated in accordance with Section 7.1, the Company will be entitled to specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if, and only if, (i) this Agreement has not been validly terminated pursuant to Section 7.1 and all of the conditions set forth in Section 2.2(a) and Section 2.2(b) (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition is then capable of being satisfied at a Closing on such date) have been and continue to be satisfied or waived, and Parent is required to consummate the Closing pursuant to Section 2.1, and Parent fails to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 2.1 and the Company has irrevocably confirmed in writing to Parent that if the Equity Financing is funded, then the Company will take such actions that are required of it to cause the Closing to occur in accordance with Section 2.1 (and the Company has not revoked, withdrawn, modified or conditioned such confirmation) and Parent has failed to consummate the closing within three Business Days after receipt of such irrevocable conditions. For the avoidance of doubt, (a) in no event will the Company be entitled to specifically enforce (or to bring any action or proceeding in equity seeking to specifically enforce) Parent’s rights under the Equity Commitment Letter to cause the Equity Financing to be funded or to effect the Closing other than as expressly provided in the immediately preceding sentence, and (b) in no event will the Company be entitled to seek to specifically enforce any provision of this Agreement or to obtain an injunction or injunctions, or to bring any other action or proceeding in equity in connection with the transactions contemplated by this Agreement, against Parent other than under the circumstances expressly set forth in this Section 8.5. Subject to the two preceding sentences, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (i) specific performance or other equitable relief, subject in all respects to this Section 8.5, and (ii) payment of the Parent Termination Fee or monetary damages if, as and when required pursuant to this Agreement, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter), on the one hand, and payment of the Parent Termination Fee or monetary damages, on the other hand.

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Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

Section 8.7 Notices. Any notice or other communication required to be given hereunder will be sufficient if in writing, and sent by email, by overnight delivery service (with proof of service) (“Overnight Delivery”), or by hand delivery, addressed as follows:

To Parent or Merger Sub:

Bethpage Parent, Inc.

c/o Battery Ventures

One Marina Park Drive, Suite 1100

Boston, MA 02210

Attention: Jesse Feldman

Email: jesse@battery.com

with a copy (which will not constitute notice) to:

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116-3736

Attention: Alfred Browne; Izzy Lubarsky

Email: abrowne@cooley.com; ilubarsky@cooley.com

To the Company:

Enzo Biochem, Inc.

21 Executive Blvd.

Farmingdale, NY 11735

Attention: Kara Cannon

Email: kcannon@enzolifesciences.com

with a copy (which will not constitute notice) to:

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, New York 10111

Attention: Adam W. Finerman

Email: afinerman@bakerlaw.com

or to such other address as a Party will specify by written notice so given, and such notice will be deemed to have been delivered (a) when sent by email (so long as no transmission error is received), (b) on proof of service when sent by Overnight Delivery, or (c) on personal delivery in the case of hand delivery. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this Section 8.7. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party or Parties; provided that Parent and Merger Sub will have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights and obligations pursuant to this Agreement (a) from and after the Effective Time in connection with a merger or consolidation involving Parent or the Surviving Corporation or other disposition of all or substantially all of the assets of Parent or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Debt Financing Source or any other lender pursuant to the terms of any Debt Financing for purposes of creating a security interest herein or otherwise

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assigning as collateral in respect of any Debt Financing; provided that no such assignment pursuant to clause (b) or (c) will relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding on and will inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction; provided, that the Parties intend that the remedies and limitations contained in Section 7.3(e), Section 7.3(f) and Section 8.5 be construed as an integral provision of this Agreement and as such, this Agreement cannot be construed without such sections. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

Section 8.10 Confidentiality. The Parties hereby agree that the terms of that certain Mutual Non-Disclosure Agreement, dated as of October 2, 2024, by and between the Company and Battery Management Corp. (the “Confidentiality Agreement”) will remain in full force and effect.

Section 8.11 Entire Agreement. This Agreement (including the Annex hereto, but not the Company Disclosure Schedules or Parent Disclosure Schedules, which do not form a part of this Agreement but operate upon the terms of this Agreement as provided herein), the Equity Commitment Letter, the Guarantee, the Support Agreements, the Warrant Cancellation Agreements and the Confidentiality Agreement (collectively, the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 8.12 No Third-Party Beneficiaries. Except for (a) the provisions of Article 1 and Article 2 (which, from and after the Effective Time, will be for the benefit of holders of the Company Common Stock (including Company Equity Awards) as of immediately prior to the Effective Time solely with respect to their right to receive the Merger Consideration, Vested Company RSU Consideration, as applicable and, in each case, in accordance with the terms and conditions of this Agreement), (b) Section 6.8 (which, from and after the Effective Time, will be for the benefit of the Indemnified Parties), (c) the rights of the Company Related Parties set forth in Section 7.3(d), (d) the rights of the Parent Related Parties set forth in Section 7.3(e), (e) notwithstanding anything to the contrary contained herein, the rights of the Debt Financing Sources and Lender Related Parties set forth in Section 7.3(e), Section 8.8 and this Section 8.12 and (f) the provisions of the last sentence of Section 6.5(b) (which will be for the benefit of the express beneficiaries thereof), this Agreement is not intended to, and will not, confer upon any Person (other than the Persons expressly parties to this Agreement) any rights or remedies hereunder.

Section 8.13 Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided that after receipt of the Company Shareholder Approval, if any such amendment or waiver will by applicable Law or in accordance with the rules and regulations of the OTCQX require further approval of the shareholders of the Company or the sole shareholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver will be subject to the approval of the shareholders of the Company or the sole shareholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.14 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and will be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.15 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference will be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The

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word “or” means “and/or.” The phrase “ordinary course of business” will be construed to mean “ordinary course of business, in a manner consistent with past practice.” All references herein to “$” or “dollars” will be to U.S. dollars. All references herein to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any specific Law defined or referred to herein or in any schedule that is referred to herein means such Law as from time to time amended and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, such references will be deemed to refer to such law, as amended, and any rules or regulations promulgated thereunder, in each case, as of such date). Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. The words “made available to Parent” and words of similar import refer to documents (A) posted to the “Project Bethpage” virtual data room hosted at Firmex maintained by or on behalf of the Company or (B) delivered electronically to Parent, Merger Sub or their respective Representatives, in each case, at least two Business Days prior to the date of this Agreement.

Section 8.16 Obligations of Merger Sub. Whenever this Agreement requires Merger Sub to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Within one Business Day following the execution of this Agreement, Parent will provide the Company with a true, accurate and complete copy of its written consent to adopt this Agreement (by consent in lieu of a meeting).

[Signature Pages Follow]

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The Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BETHPAGE PARENT, INC.
By:	/s/ Jesse Feldman
Name:	Jesse Feldman
Title:	President
BETHPAGE MERGER SUB, INC.
By:	/s/ Jesse Feldman
Name:	Jesse Feldman
Title:	President
ENZO BIOCHEM, INC.
By:	/s/ Kara Cannon
Name:	Kara Cannon
Title:	Chief Executive Officer

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ANNEX A

DEFINITIONS

For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof, or (ii) executed, delivered and effective after the date hereof, in either case containing customary provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company or its Subsidiaries to keep such information confidential; provided, however, that (x) with respect to clause (ii), the provisions contained therein relating to the confidential treatment of information and the use thereof are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Alternative Acquisition Proposal), and (y) with respect to each of the foregoing clauses (i) and (ii), that such agreement does not contain provisions which prohibit the Company from providing any information to Parent in accordance with Section 6.1(e) or that otherwise prohibits the Company from complying with the provisions of Section 6.1(e).

“Action” means a claim, counterclaim, charge, inquiry, action, suit, complaint, audit, investigation, arbitration or proceeding, whether civil, criminal or administrative.

“Active Government Contract” means a Government Contract that, as of the date of this Agreement, has not been closed out under the procedure of the Governmental Entity responsible for administering the Government Contract.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, joint, unitary or similar group under state, local or non-U.S. Tax Law).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) will mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, that, respect to Parent and Merger Sub, none of the portfolio companies (as such term is used in the private equity industry) controlled, whether directly or indirectly, by Parent or any of its Affiliates shall be deemed to be an Affiliate of Parent or Merger Sub.

“AI Technologies” means any deep learning, machine learning, large language model, or other artificial intelligence technologies, including algorithms, software, or systems that make use of or employ neural networks, statistical learning algorithms, or reinforcement learning.

“Alternative Acquisition Proposal” means any offer, proposal or indication of interest made by any Person or group of Persons (other than Parent or Merger Sub or their respective Affiliates) relating to or concerning (i) a merger, reorganization, share exchange, consolidation, tender offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, in each case, as a result of which the shareholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, (ii) the direct or indirect acquisition by any Person of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company and its Subsidiaries, on a consolidated basis (including equity interests in any Subsidiaries), or (iii) the direct or indirect acquisition by any Person of more than 20% of the outstanding shares of Company Common Stock or securities representing more than 20% of the total voting power of the Company.

“Beneficial Ownership Certification” means a certification regarding the beneficial ownership required by 31 C.F.R. § 1010.230.

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“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in Boston, Massachusetts or New York, New York are authorized by Law or executive order to be closed.

“Collective Bargaining Agreement” means any collective bargaining agreement or other Contract with a labor union, trade union works council, labor organization, or other employee representative.

“Company Benefit Plans” means all independent contractor, employee or director compensation or benefit plans, programs, Contracts, policies, agreements or other arrangements, including any “employee welfare plan” within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and any superannuation, bonus, incentive, equity, or equity-based, deferred compensation, retirement, termination indemnity, welfare, post-employment welfare, profit-sharing, vacation, stock purchase, stock option, severance, transition, employment, consulting, retention, change of control, tax gross-up, fringe benefit or other compensation or benefit plan, Contract, policy, arrangement, program or agreement (other than any Multiemployer Plan, or any other plan or program required by statute that is maintained by a Governmental Entity to which the Company or any of its Affiliates contributes pursuant to applicable Law), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries are party, or with respect to which the Company or any of its Subsidiaries has any Liability.

“Company Common Stock” means the Common Stock, $0.01 par value, of the Company.

“Company Equity Awards” means, collectively, the Company Options and the Company RSUs.

“Company Equity Plan” means the Company’s Amended and Restated 2011 Incentive Plan, as amended and restated effective as of October 7, 2020.

“Company Financial Advisor” means BroadOak Capital Partners, LLC.

“Company Intellectual Property” means the Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company IT Assets” means the computer systems, Software and Software platforms, hardware, electronic data processing and telecommunications networks, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment, including any outsourced systems and processes, in each case, that are used by or for, or otherwise relied on by, the Company or any of its Subsidiaries in connection with the operation of the business of the Company and its Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, event, change, occurrence, effect or development that (A) individually or taken together with all other facts, circumstances, events, changes, occurrences, effects or developments, has or would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of the Company to satisfy the conditions precedent to the Merger, or consummate the Merger and the other transactions contemplated by this Agreement prior to the End Date, but, with respect to clause (A) only, will not include facts, circumstances, events, changes, occurrences, effects or developments relating to or resulting from (a) changes in general economic or political conditions or the securities, equity, credit or financial markets, (b) any decline in the market price or trading volume of the Company Common Stock (provided that the facts and circumstances underlying any such decline may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof), (c) general conditions or changes or developments in the industries in which the Company or any of its Subsidiaries operate, (d) changes in Law or the interpretation or enforcement thereof, (e) the execution, delivery or performance of this Agreement or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby (provided that this clause (e) will not apply to any representation or warranty set forth in Section 3.4(a) or Section 3.4(b) or the related condition to Closing), (f) the identity of Parent, any Guarantor or any of their respective Affiliates as the acquiror of the Company, (g) any act of civil unrest, mass protest, political instability, political election, insurrection, civil disobedience, war, terrorism, military activity,

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sabotage, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of this Agreement, (h) any hurricane, tornado, flood, earthquake, natural disasters or acts of God, (i) any pandemic, epidemic or disease outbreak or other comparable events, (j) changes in GAAP or the interpretation or enforcement thereof, (k) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions or (provided that the facts and circumstances underlying any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof) or (l) any tariffs that become effective after the date of this Agreement; except, with respect to the foregoing clauses (a), (c), (d), (g), (h), (i), (j) and (l), if the impact thereof is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to the operations of other participants operating in the industries in which the Company and its Subsidiaries operate, the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Options” will mean each compensatory option to purchase shares of Company Common Stock granted pursuant to the Company Equity Plan.

“Company Preferred Stock” means the Preferred Stock, $0.01 par value, of the Company.

“Company Products” means all products and services, including those used for research, drug discovery, and diagnostics, marketed, made commercially available, sold, licensed, distributed, provided, supported or maintained by the Company or any of its Subsidiaries or from which the Company or any of its Subsidiaries has derived revenue within the past three years or is currently deriving revenue from the sale, license, distribution or provision thereof.

“Company RSU” will mean each restricted stock unit granted pursuant to the Company Equity Plan that vests solely on the basis of time and pursuant to which the holder has a right to receive shares of Company Common Stock or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.

“Company Securities” means, collectively, the Company Common Stock, the Company Preferred Stock, and the Company Equity Awards.

“Company Warrant” means any warrant to acquire shares of Company Common Stock.

“Contract” means any legally binding, contract, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, commitment, agreement or other obligation.

“Debt Financing Sources” means the financial institutions, agents, arrangers, institutional investors and lenders that at any time have committed to provide or arrange or otherwise enter into agreements in connection with the Debt Financing, including the parties to any debt commitment letter, joinder agreements, credit agreements or the other definitive documentations relating to any Debt Financing entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.

“Environmental Law” means any Law relating to (a) pollution or the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) public or worker health or safety or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, discharge or disposal of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each Person treated at any relevant time as a single employer with the Company or any of its Subsidiaries pursuant to Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” means the U.S. Food and Drug Administration.

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“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, and all rules and regulations issued pursuant thereto.

“Fundamental Representations” means those representations and warranties set forth in Section 3.1 (Organization, Good Standing, Power and Subsidiaries), Section 3.3 (Authority and Enforceability), Section 3.4(b)(i) (Consents and Approvals; No Violation) and Section 3.24 (Finders or Brokers).

“GAAP” means United States generally accepted accounting principles consistently applied.

“Government Contract” means (a) any Contract entered into between Company and a Governmental Entity, and (b) any subcontract (at any tier) of the Company with another entity that holds either a prime Contract with such Governmental Entity or a subcontract (at any tier) under such a prime Contract. For clarity, any task, delivery or other order under any government-wide acquisition vehicle, indefinite-delivery or indefinite-quantity, or blanket purchase type Government Contract will not be deemed a separate contract but will be deemed a part of the Government Contract (including a prime contract) under which such order was placed.

“Government Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency or instrumentality or on behalf of any such public organization.

“HIPAA” means the Health Insurance Portability and Accountability Act (Public Law No. 104–191 (104th Cong.) (Aug. 21, 1996)), and any implementing regulation amendment thereof.

“Hazardous Substance” means any substance for which liability or standards of conduct may be imposed under Environmental Law or that is listed, defined, regulated, designated or classified as hazardous, toxic, radioactive or dangerous (or words of similar meaning and regulatory effect) under any Environmental Law, including any substance to which exposure is regulated by any Governmental Entity or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, mold, odor, lead-based paint, noise, per- and polyfluoroalkyl substances or polychlorinated biphenyls.

“Indebtedness” of the Company and its Subsidiaries means, without duplication: (a) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes (convertible or otherwise) or similar instruments, and all Liabilities in respect of mandatorily redeemable or purchasable share capital or securities convertible into share capital; (b) all Liabilities of such Person for the deferred purchase price of property or services (including any milestone, earnout, seller notes, indemnities, post-closing purchase price true-ups or similar payments (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation), which are required to be classified and accounted for under GAAP as Liabilities; (c) all Liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are, and to the extent, required to be classified and accounted for under GAAP as capital leases; (d) all Liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a)-(c) above to the extent of the obligation secured; (e) all obligations of such Person under swaps, collars, caps, hedges, derivatives of any kind or similar instruments; (g) any declared but unpaid dividends or distributions, or amounts owed to the Company’s securityholders or their Affiliates; (h) any unforgiven obligations under any government loan assistance program; (i) all accrued interest, fees and prepayment penalties on the items described in clauses (a) through (h) above, and (j) all guarantees by such Person of any Liabilities of a third party of a nature similar to the types of Liabilities described in clauses (a)-(i) above, to the extent of the obligation guaranteed.

“Intellectual Property” means any and all intellectual property rights existing anywhere in the world, including: (a) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”); (b) trademarks, service marks, trade dress, logos, slogans, corporate names, trade names, and other indicia of origin, and all applications and registrations therefor (this clause (b), collectively, “Marks”); (c) Internet domain names, (d) works of authorship, copyrights

Annex A-58

and any other equivalent rights in works of authorship (including rights in Software as a work of authorship) and any other related rights of authors (this clause (d), collectively, “Copyrights”); (e) trade secrets and industrial secret rights, inventions (whether or not patentable), know-how, ideas, methods, techniques, specifications, designs, algorithms, source code, confidential or proprietary business or technical data or information (clause (e), collectively, “Trade Secrets”), (f) social media accounts, and (g) any other intellectual property rights, in each case together with all goodwill associated therewith and in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

“Knowledge” means (a) with respect to Parent, the actual knowledge of the individuals listed on Section A-I of the Parent Disclosure Schedules after having made reasonable inquiry and (b) with respect to the Company, the actual knowledge of the individuals listed on Section A-I of the Company Disclosure Schedules after having made reasonable inquiry.

“Law” means any federal, state, local, or municipal statute, law (including common law), act, ordinance, regulation, rule, code, Order, or principle of common law enacted, promulgated, issued, enforced or entered by any Governmental Entity.

“Lease” means all leases, subleases, or licenses applicable to the Leased Real Property, and any ancillary documents pertaining thereto, including amendments, modifications, supplements, exhibits, schedules, addenda, notices, consents, waivers and restatements thereto and thereof.

“Liability” or “Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Lien” means a lien, mortgage, pledge, security interest, charge or other encumbrance of any kind or nature whatsoever, but excluding any restrictions or limitations under any securities Laws.

“Malicious Code” means any (i) “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry), or (ii) other code designed or intended to have any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT Asset on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Order” means any order, writ, decree, determination judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity.

“OTCQX” means the OTCQX Market.

“Parent Expenses” means all out-of-pocket costs, fees and expenses (including attorneys’ fees and expenses) incurred by Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement, the other agreements and documents contemplated hereby, and the transactions contemplated hereby and thereby.

“Permitted Lien” means (a) any Lien for Taxes or governmental assessments, charges or claims either (i) not yet delinquent or (ii) that are being contested in good faith and by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (b) any Lien that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business or that are not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) any Lien that is an entitlement, permit, license, utility easement or right of way, or zoning, building or other land use regulation imposed or promulgated by any Governmental Entity having jurisdiction over any of the Leased Real Property which are not violated by the current use or occupancy of such Leased Real Property or the operation of the business thereon, (d) any Lien that is disclosed on the most recent consolidated balance sheet of the Company

Annex A-59

or notes thereto (or securing liabilities reflected on such balance sheet), (e) any Lien that secures indebtedness (i) in existence on the date of this Agreement and set forth on Section A-II of the Company Disclosure Schedules or (ii) not prohibited by Section 5.1(b)(ix), (f) any Lien that is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, including any purchase money Lien or other Lien securing rental payments under capital lease arrangements, (h) any Lien that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company, (i) any Lien that will be released at or prior to the Closing, (j) any Lien that is an easement, declaration, covenant, condition, reservation, right-of-way, restriction, encroachment, servitude, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases and other charge, instrument or encumbrance of record with respect to any Leased Real Property which do not or would not materially impair the use or occupancy of such Leased Real Property in the operation of the business conducted thereon, (k) any Lien arising in the ordinary course of business under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (l) statutory or contractual Liens in favor of lessors arising in connection with any Lease which (i) are not the result of delinquent payments and (ii) do not or would not materially impair the use or occupancy of such Leased Real Property in the operation of the business conducted thereon, (m) any Lien created under federal, state or foreign securities Laws, (n) any Lien that is deemed to be created by this Agreement or any other document executed in connection herewith, (o) exceptions from title insurance policies or title commitments with respect to any Owned Real Property, (p) non-exclusive licenses of Intellectual Property, or (q) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate. Except for clauses (e) and (p), no other clause set forth in the foregoing will apply to Intellectual Property.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“Personal Data” will mean data or information that (a) relates to an identifiable individual or (b) is defined as “personal data,” “personal information,” or “personally identifiable information” or a similar term under applicable Law.

“Privacy Obligations” means, to the extent applicable to the Company or its Subsidiaries, all (a) applicable Laws (including, to the extent applicable, the General Data Protection Regulation (EU) 2016/679 and the California Consumer Privacy Act), (b) written policies of the Company or any of its Subsidiaries, (c) industry standards applicable to the business of the Company and its Subsidiaries to which the Company or any of its Subsidiaries adheres or holds itself out as adhering to (including, if applicable, the PCI DSS) and (d) contractual requirements or obligations, that in each case of clauses (a) – (d): pertain to privacy or the Processing or security of Personal Data (including any security breach notification requirements).

“Process” and its cognates means any operation or set of operations with respect to data or information, whether or not by automated means, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination, erasure, or destruction of such data, or any other operation that is otherwise considered “processing” under applicable Privacy Obligations.

“Representatives” means, with respect to any Person, its Affiliates, directors, officers, employees, financial advisors, financing sources, attorneys, accountants, consultants, agents, advisors and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means (a) any actual or reasonably suspected unauthorized, unlawful or accidental loss of, damage to, access to, acquisition of, use, alteration, encryption, theft, modification, destruction, unavailability, disclosure of, or other Processing of Personal Data or other sensitive or confidential data (including Trade Secrets), or (b) any damage to, or unauthorized, unlawful or accidental access to, theft of, or use of, any Company IT Asset.

Annex A-60

“Software” means software and computer programs, whether in source code or object code form, and including (a) software implementations of algorithms, models, and methodologies, firmware, and application programming interfaces, and (b) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written Alternative Acquisition Proposal substituting in the definition thereof “80%” for “20%” in each place each such phrase appears, made by a third party that (a) did not result from a breach of Section 6.1 and (b) the Company Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, and considering such factors as the Company Board considers to be appropriate (including after taking into account (i) all legal, regulatory and financial aspects of the proposal (including prospects for completing such proposal), the identity of the Person making the Alternative Acquisition Proposal and the likelihood that such Alternative Acquisition Proposal will be consummated in accordance with its terms, and (ii) any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 6.1(d)(ii)), to be more favorable from a financial point of view to the Company and its shareholders (in their capacity as such) than the transactions contemplated by this Agreement.

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, capital gains, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, estimated ad valorem, value added and goods and services taxes or other charge, fee, impost, levy, duty in the nature of (or similar to) a tax, however denominated, whether disputed or not.

“Tax Return” means any return, report, form or other document (or similar filing) made or required to be made (including any schedules or attachments thereto or amendments thereof) with respect to Taxes, including any information return, claim for refund, notice, election or declaration of estimated Taxes.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local or non-U.S. Laws, including, but not limited to, the New York State WARN Act.

“willful and material breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a material breach of this Agreement.

“Wolf Holders” means James G. Wolf, individually and as the trustee of the Wolf Family Charitable Foundation, Barbaranne R. Wolf, Stephen Paul Wolf and Preston M. Wolf.

Annex A-61

The following capitalized terms will have the respective meanings ascribed thereto in the sections of the Agreement noted below opposite each such capitalized term.

Term	Section	Page
Agreement	Preamble	A-1
Alternative Acquisition Agreement	Section 6.1(a)	A-33
Anti-Corruption Laws	Section 3.9(e)	A-13
Bank Debt	Section 6.5(a)(iv)	A-39
BIS	Section 3.9(h)(v)	A-14
Book-Entry Shares	Section 1.4(b)	A-2
Cancelled Shares	Section 1.4(c)	A-2
Capitalization Date	Section 3.2(a)	A-9
Certificate	Section 1.4(b)	A-2
Certificate of Merger	Section 1.2	A-2
Clearance Date	Section 6.3(a)	A-37
Closing	Section 2.1	A-4
Closing Date	Section 2.1	A-4
Code	Section 2.5	A-8
Company	Preamble	A-1
Company Approvals	Section 3.4(a)	A-10
Company Balance Sheet Date	Section 3.7	A-12
Company Board	Recitals	A-1
Company Disclosure Schedules	Article 3	A-8
Company Insurance Policies	Section 3.20	A-24
Company Material Contract	Section 3.18	A-23
Company Permits	Section 3.9(b)	A-12
Company Recommendation	Section 3.3(a)	A-10
Company Registered Intellectual Property	Section 3.15(a)	A-19
Company Related Parties	Section 7.3(d)	A-47
Company SEC Documents	Section 3.5(a)	A-11
Company Shareholder Approval	Section 3.3(b)	A-10
Company Shareholder Meeting	Section 6.3(b)	A-37
Company Termination Fee	Section 7.3(a)	A-46
Consents	Section 6.4	A-38
Contributor	Section 3.15(e)	A-20
Debt Financing	Section 6.5(a)	A-39
Dissenting Shares	Section 1.4(d)	A-3
Effective Time	Section 1.2	A-2
End Date	Section 7.1(b)(i)	A-45
Enforceability Exceptions	Section 3.3(d)	A-10
Equity Commitment Letter	Recitals	A-1
Equity Financing	Section 4.4	A-28
Ex-Im Laws	Section 3.9(h)(i)	A-14
Financing Uses	Section 4.4	A-28
Foreign Plan	Section 3.11(b)	A-15
Governmental Entity	Section 3.4(a)	A-10
Guarantee	Recitals	A-1
Guarantors	Recitals	A-1
Health Care Laws	Section 3.9(h)(ii)	A-14

Annex A-62

Term	Section	Page
Improvements	Section 3.14(d)	A-19
Indemnified Party	Section 6.8(a)	A-42
Intervening Event Notice Period	Section 6.1(d)(i)(2)	A-34
Last Condition	Section 2.1	A-4
Lease	Section 3.14(b)	A-18
Leased Real Property	Section 3.14(b)	A-18
Leases	Section 3.14(b)	A-18
Lender Related Parties	Section 7.3(e)	A-48
Lender Related Party	Section 7.3(e)	A-48
Material Customers	Section 3.18(a)(xii)	A-22
Material Vendors	Section 3.18(a)(xii)	A-22
Maximum Premium	Section 6.8(c)	A-43
Merger	Recitals	A-1
Merger Consideration	Section 1.4(b)	A-2
Merger Sub	Preamble	A-1
New Plans	Section 6.7(a)	A-41
Notice Period	Section 6.1(d)(ii)(3)	A-35
NYBCL	Recitals	A-1
OFAC	Section 3.9(h)(v)	A-14
Old Plans	Section 6.7(a)	A-42
Owned Real Property	Section 3.14(a)	A-18
Parent	Preamble	A-1
Parent Approvals	Section 4.3(a)	A-27
Parent Expense Reimbursement	Section 7.3(a)	A-46
Parent Liability Limitation	Section 7.3(e)	A-48
Parent Material Adverse Effect	Section 4.1	A-27
Parent Related Parties	Section 7.3(e)	A-48
Parent Termination Fee	Section 7.3(b)	A-47
participate	Section 6.13	A-44
Parties	Preamble	A-1
Party	Preamble	A-1
Paying Agent	Section 2.3(a)(i)	A-6
Payment Fund	Section 2.3(a)(i)	A-6
Permits	Section 3.9(b)	A-12
Permitted Claims	Section 7.3(f)	A-49
Proceeding	Section 6.8(a)	A-42
Proxy Statement	Section 3.4(a)	A-10
Real Property	Section 3.14(b)	A-18
Recommendation Change	Section 6.1(c)(i)	A-34
Regulatory Authorizations	Section 3.27	A-25
Restricted Person	Section 3.9(h)(iii)	A-14
Sanctioned Country	Section 3.9(h)(iv)	A-14
Sanctioned Person	Section 3.9(h)(v)	A-14
Sanctions Laws	Section 3.9(h)(vi)	A-14
Shareholder Litigation	Section 6.13	A-44
Support Agreement	Recitals	A-1
Support Shareholders	Recitals	A-1
Surviving Corporation	Section 1.1	A-2

Annex A-63

Term	Section	Page
Takeover Law	Section 3.25	A-24
Termination Date	Section 5.1(a)	A-29
Trade Control Laws	Section 3.9(f)	A-13
Transaction Documents	Section 8.11	A-52
Transaction Related Matters	Section 7.3(e)	A-48
Vested Company RSU	Section 1.5(b)(i)	A-3
Vested Company RSU Consideration	Section 1.5(b)(i)	A-3
Warrant Cancellation Agreement	Section 1.5(c)	A-4

Annex A-64

Annex B

June 19, 2025

PERSONAL & CONFIDENTIAL
Board of Directors
Enzo Biochem, Inc.
21 Executive Blvd.
Farmingdale, NY 11735

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $.01 per share (the “Shares”) of Enzo Biochem, Inc. (the “Company”), other than affiliates who have executed voting agreements (the “Holders”), of the Consideration (as defined below) to be received by the Holders pursuant to the terms of that certain Agreement and Plan of Merger, in the form of the draft provided to us on June 18, 2025 (the “Agreement”), by and among the Company, Acquisition Sub, Inc. (“Merger Sub”) and BV Entity, Inc. (“Acquiror”).

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement and subject to approval of the stockholders of the Company, Merger Sub will merge with and into the Company (the “Transaction”) and the Company’s stockholders will receive an amount per share equal to $0.70 in cash (the “Consideration”). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Acquiror, and each Share, other than Shares held in treasury, Shares held by the Acquiror, Merger Sub, the Company or any of their respective subsidiaries or Shares as to which dissenters’ rights have been perfected, will be converted into the right to receive $0.0 per Share in cash.

We have acted as financial advisor to the Company in connection with the Transaction. We will receive a fee for our services, a portion of which was paid upon execution of our engagement letter, a portion of which is payable monthly, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

BroadOak Partners LLC (“BroadOak”) is regularly engaged in the valuation of life sciences businesses and their securities in connection with mergers and acquisition transactions and related financings. In this capacity, we are continually engaged in performing financial analyses with respect to businesses and their securities in connection with strategic transactions and other corporate purposes. This opinion was reviewed and approved for issuance by our authorized internal fairness opinion committee.

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•     a draft of the Agreement and Plan of Merger as of June 18, 2025;

•     certain publicly available financial and other information for the Company, including Annual Reports on Form 10-K for the fiscal year ended July 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended January 31, 2025 and April 30, 2025, and certain other relevant financial and operating data furnished to BroadOak by the Company management;

Annex B-1

•     certain internal financial analyses, financial forecasts, reports and other information concerning the Company, prepared by the management of the Company;

•     a tour of the Company’s facilities and discussions with certain members of the Company’s management concerning the historical and current business operations, financial conditions and prospects of the Company and such other matters we deemed relevant;

•     certain operating results, the reported price and trading histories of the shares of the common stock of the Company and operating results, the reported price and trading histories of certain publicly traded companies we deemed relevant;

•     certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;

•     analyzed the present value of the Company’s future cash flows, based on the Company’s actual financial results and projections;

•     reviewed public financial and transaction information relating to selected multiples paid in certain business combination transactions which we deemed comparable to the Transaction;

•     participated in discussions and negotiations among representatives of the Company and the Parent; and

•     such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation or verification, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available. We have not assumed any responsibility for the accuracy, completeness or reasonableness of, or independently verified such information. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and such projections provide a reasonable basis for our opinion.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company nor have we been furnished with such materials. We have assumed with your consent that, other than those legal issues disclosed to us, there are no legal issues with regard to the Company, the Purchaser or the Parent that would affect our opinion, and we have relied on this assumption without undertaking any independent investigation or inquiry or verification. Our services to the Company in connection with the Transaction have been comprised of rendering an opinion from a financial point of view with respect to the Consideration to the Company. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof.

It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

For purposes of rendering our opinion we have assumed without independent verification in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all the covenants and agreements. We have assumed that the final form of the Agreement will be substantially similar to the draft provided as of June 18, 2025; the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does

Annex B-2

not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Consideration. Our opinion does not address the Company’s underlying business decision to effect the Merger. Our opinion does not address the non-financial terms of the Agreement, including any governance arrangement or effects relating to Purchaser.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the Company’s stockholders.

This opinion and a summary discussion of our underlying analyses with respect to the Transaction, in form and substance satisfactory to us and our legal counsel, may be included in a proxy or registration statement of the Company distributed in connection with the Transaction.

Very truly yours,

BROADOAK PARTNERS, LLC

Annex B-3

Annex C

New York Business Corporation Law Sections 623 and 910

§ 623. Procedure to enforce shareholder’s right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares

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represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

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(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

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(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

§ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than

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a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

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Annex D

VOTING AND Support AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of [•], 2025, by and among [•] Parent, Inc., a Delaware corporation (“Parent”), [•] Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the stockholders of Enzo Biochem, Inc., a New York corporation (the “Company”) listed on Schedule A hereto (each, a “Securityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, each Securityholder is the record or beneficial owner of the securities of the Company (including options, warrants and convertible securities) as set forth opposite such Securityholder’s name on Schedule A hereto (such securities, together with any other securities of the Company acquired by such Securityholder after the date hereof and during the term of this Agreement, collectively referred to herein as the “Subject Securities”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as amended, restated or supplemented from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof and in accordance with the applicable provisions of the New York Business Corporation Law (the “NYBCL”), Merger Sub will be merged with and into the Company, with the Company to be the surviving corporation of such merger as a wholly owned subsidiary of Parent (the “Merger”); and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and in consideration of the execution thereof by Parent and Merger Sub and to enhance the likelihood that the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) will be consummated, each Securityholder, solely in such Securityholder’s capacity as holder of such Securityholder’s Subject Securities, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises, and of the representations, warranties, covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           No Transfer of Subject Securities. During the term of this Agreement, no Securityholder shall cause or permit any Transfer (as defined below) of any of such Securityholder’s Subject Securities or enter into any Contract, option or arrangement with respect to a Transfer of any of such Securityholder’s Subject Securities. Following the date hereof and except as required by this Agreement, no Securityholder shall deposit (or permit the deposit of) any of such Securityholder’s Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of such Securityholder’s Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of any of such Securityholder’s Subject Securities. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of any Subject Securities, or any interest in such Subject Securities; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Subject Securities or any interest therein. Notwithstanding the foregoing, each Securityholder who holds any Company RSUs, with respect to such Securityholder’s Company RSUs, may make (i) transfers for the net settlement of such Securityholder’s Company RSUs settled in Subject Securities (to pay any Tax withholding obligations) or (ii) transfers for receipt upon settlement of such Securityholder’s Company RSUs, and the sale of a sufficient number of such Subject Securities acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate Taxes payable by such Securityholder as a result of such settlement. If any voluntary or involuntary transfer of any Subject Securities covered hereby shall occur (including a Transfer permitted by the preceding sentence, sale by a Securityholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of

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the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Securityholder and has not executed a counterpart hereof or joinder hereto. For the avoidance of doubt, the fact that any Subject Securities are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of this Section 1 or any representation or warranty of such Securityholder herein.

2.          Agreement to Vote Subject Securities; Irrevocable Proxy; No Exercise of Dissenters’ Rights.

(a) Agreement to Vote. At any meeting of stockholders of the Company or at any adjournment, postponement or recess thereof, in any action by written consent or in any other circumstances upon which Securityholder’s vote, consent or other approval is sought with respect to the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”) (including at the Company Shareholder Meeting), each Securityholder shall (i) appear (in person or by proxy) at each such meeting or otherwise cause all of such Securityholder’s Subject Securities that such Securityholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted, in person or by proxy), as applicable, all of such Securityholder’s Subject Securities that are then entitled to be voted (A) in favor of: (1) the adoption of the Merger Agreement and approval of the Transactions, (2) any other proposals presented by the Company to its stockholders in connection with the Transactions and (3) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement and approve the Transactions or there are not sufficient shares of capital stock of the Company represented to constitute a quorum necessary to conduct the business of the Company Shareholder Meeting; and (B) against (1) any Alternative Acquisition Proposal or any of the transactions contemplated thereby, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of such Securityholder under this Agreement and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Transactions or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporations or bylaws) except as required by the Merger Agreement.

(b) Acknowledgement. Each Securityholder agrees that such Securityholder’s Subject Securities that are entitled to be voted shall be voted (or caused to be voted) as set forth in this Section 2 whether or not such Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in this Section 2 and at any time or at multiple times during the term of this Agreement.

(c) Irrevocable Proxy. Subject to the last sentence of this Section 2(c), by execution of this Agreement, each Securityholder does hereby appoint Parent with full power of substitution and resubstitution, as such Securityholder’s true and lawful attorney and irrevocable proxy, to the full extent of such Securityholder’s rights with respect to the Subject Securities, to vote, only if Securityholder is unable to perform his, her or its obligations under this Agreement, each of such Subject Securities that such Securityholder shall be entitled to so vote solely with respect to the matters set forth in Section 2(a) hereof at any meeting of the stockholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent. Each Securityholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to Section 6 and hereby revokes any proxy previously granted by such Securityholder with respect to the Subject Securities. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement pursuant to Section 6.

(d) No Exercise of Dissenters’ Rights. Each Securityholder hereby irrevocably and unconditionally waives and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of capital stock of the Company, any appraisal rights, dissenters’ rights or similar rights related to the Transactions that such Securityholder may have under applicable Law, including without limitation Sections 623 and 910 of the NYBCL, in respect of such Securityholder’s Subject Securities that may arise in connection with the Transactions.

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3.           No Solicitation. Each Securityholder shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ directors and officers to not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, directly or indirectly: (a) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (b) furnish to any Person (other than to Parent or any designees of Parent) any non-public information relating to the Company or its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries (other than Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (c) participate or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (d) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Acquisition Proposal; (e) negotiate or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Alternative Acquisition Proposal or (f) authorize or commit to do any of the foregoing; provided, however, that nothing in this Section 3 shall prevent any Securityholder, in his or her capacity as a director or executive officer of the Company, from engaging in any activity permitted pursuant to Section 6.1 of the Merger Agreement.

4.          Confidentiality; Public Disclosure; Further Assurances.

(a) From the date of this Agreement until the termination of this Agreement in accordance with Section 6, each Securityholder shall not, and shall cause its Affiliates to not, make any public announcements regarding this Agreement, the Merger Agreement or the Transactions or the transactions contemplated hereby; provided, however, that nothing herein shall be deemed to prohibit such public announcement (i) that the Company and Parent mutually agree upon in writing or (ii) that is required by applicable Law, SEC rule or regulation (including the filing of a Schedule 13D (or amendment thereto) with the SEC, including this Agreement as an exhibit thereto) or by obligations pursuant to any listing agreement with or continued listing standards of any national securities exchange.

(b) Each Securityholder hereby severally as to itself only, but not jointly with any other Securityholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the Transactions and in any other announcement or disclosure required or requested by applicable Law, such Securityholder’s identity and ownership of the Subject Securities and the nature of such Securityholder’s obligations under this Agreement and authorizes the Company and Parent to include this Agreement as an exhibit to any filing required to be made by the Company with the SEC in connection with the Merger Agreement and the Transactions.

(c) From time to time and without additional consideration, each Securityholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the Company or Parent may reasonably request for the purpose of carrying out the intent of this Agreement.

5.           Representations and Warranties of Securityholder(s). Each Securityholder hereby represents and warrants as follows:

(a) Such Securityholder (i) is the record and/or beneficial owner of the Subject Securities set forth opposite its name on Schedule A, free and clear of any Liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (A) restrictions on transfer under applicable securities Laws or (B) this Agreement), and (ii) does not beneficially own any securities of the Company (including shares of capital stock, options, restricted stock units, warrants or convertible securities) other than the Subject Securities set forth opposite its name on Schedule A.

(b) Except with respect to obligations under the Company’s certificate of incorporation and bylaws, each as amended and in effect to date, as applicable, such Securityholder has the sole right to Transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of such Securityholder’s Subject Securities,

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and none of such Securityholder’s Subject Securities are subject to any voting trust or other Contract, arrangement or restriction with respect to the Transfer or the voting of such Securityholder’s Subject Securities (other than restrictions on transfer under applicable securities Laws), except as set forth in this Agreement.

(c) Such Securityholder (i) if not a natural person, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by such Securityholder of this Agreement, the consummation by such Securityholder of the transactions contemplated hereby and the compliance by such Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Securityholder, and no other corporate, company, partnership or other proceedings on the part of such Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d) This Agreement has been duly executed and delivered by such Securityholder, constitutes a valid and binding obligation of such Securityholder and, assuming due authorization, execution and delivery by the other parties hereto, is enforceable against such Securityholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) As of the date hereof, there is no Action pending against such Securityholder or, to the knowledge of such Securityholder, threatened against such Securityholder or any of its Subsidiaries or Affiliates, or any Order to which such Securityholder or any of its Subsidiaries or Affiliates is subject that would reasonably be expected to question the beneficial or record ownership of such Securityholder’s Subject Securities, the validity of this Agreement or the performance by such Securityholder of its obligations under this Agreement.

(f) Such Securityholder’s execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of such Securityholder, if applicable, (ii) any violation or breach of, or default (with or without notice or lapse of time, or both) under any applicable Law or Order, in each case, applicable to such Securityholder or its properties or assets, or (iii) any violation or breach of, or default (with or without notice or lapse of time, or both) under any Contract, obligation or restriction of any kind to which such Securityholder is a party or by which such Securityholder or such Securityholder’s assets are bound, except for any violation, breach or default that would not reasonably be expected to prevent or materially impair or delay such Securityholder’s performance of its obligations hereunder.

(g) Except for this Agreement, such Securityholder (i) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of such Securityholder’s Subject Securities, and shall not enter into any other voting agreement, voting trust or similar agreement or understanding with respect to any of such Securityholder’s Subject Securities, (ii) has not granted, and shall not grant at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to any of such Securityholder’s Subject Securities (other than pursuant to Section 2), (iii) has not given, and shall not give, prior to the Expiration Date, any voting instructions or authorities in any manner inconsistent with Section 1 or Section 2, with respect to any of such Securityholder’s Subject Securities and (iv) has not taken and shall not take any action that would reasonably be expected to constitute a breach hereof or make any representation or warranty of such Securityholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Securityholder from performing any of its obligations under this Agreement.

(h) No broker,  investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions or the transactions contemplated hereby based upon arrangements made by or on behalf of such Securityholder.

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(i) None of the information relating to such Securityholder and his, her or its Affiliates provided by or on behalf of such Securityholder or his, her or its Affiliates for inclusion in the Proxy Statement will, at the respective times the Proxy Statement is filed with the SEC or is first published, sent or given to stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Securityholder authorizes and agrees to permit Parent and the Company to publish and disclose in the Proxy Statement and related filings under the securities laws such Securityholder’s identity and ownership of Subject Securities and the nature of his, her or its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

6.           Termination. This Agreement shall terminate upon the earliest to occur of: (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated in accordance with Section 7.1 of the Merger Agreement; provided, however, that if the Merger Agreement has been terminated in accordance with Section 7.1(b)(i), 7(b)(iii), or 7.1(d), and if Parent or Merger Sub thereafter continues actively pursuing the Company at a value equal to or greater than the Merger Consideration (as evidenced by a tender offer to Company shareholders or a public bid for the Company), then the Securityholder’s obligations under clause (B)(1) of Section 2(a)(ii) shall survive any termination of this Agreement pursuant to this clause (b) until December 31, 2025; (c) by written agreement of Parent and each Securityholder party hereto; and (d) with respect to any Securityholder, the delivery by such Securityholder of written notice to Parent of such Securityholder’s election, in its sole discretion, to terminate this Agreement following any amendment or modification to the Merger Agreement as in effect on the date hereof that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s shareholders as a whole (the first to occur of clauses (a) through (d), the “Expiration Date”). In the event of the termination of this Agreement, this Agreement shall forthwith become null and void (except the surviving obligations of the Securityholders referenced in clause (b) of the preceding sentence), there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease (except the surviving obligations of the Securityholders referenced in clause (b) of the preceding sentence); provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any fraud or willful and material breach of any provision of this Agreement prior to such termination.

7.           No Agreement as Director or Officer. No Securityholder makes any agreement or understanding in this Agreement in such Securityholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if such Securityholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Securityholder in such Securityholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Securityholder from exercising its fiduciary duties as a director or officer of the Company or any of its Subsidiaries to the Company or its stockholders.

8.           Opportunity to Review. Each Securityholder acknowledges receipt of the Merger Agreement and represents that he, she, or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (b) the opportunity to review and discuss the Merger Agreement, this Agreement, the Transactions and the transactions contemplated hereby with his, her or its own advisors and legal counsel.

9.           No Securityholder Litigation. Each Securityholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the Transactions or the transactions contemplated hereby; provided that this Section 9 shall not be deemed a waiver of any rights of such Securityholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.

Annex D-5

10.         Miscellaneous.

(a) Notices. Any notice or other communication required to be given hereunder will be sufficient if in writing, and sent by email, by overnight delivery service (with proof of service) (“Overnight Delivery”), or by hand delivery, addressed as follows:

to Parent or Merger Sub:

BethPage Parent, Inc.

c/o Battery Ventures

One Marina Park Drive, Suite 1100

Boston, MA 02210

Attention: Jesse Feldman

Email: jesse@battery.com

with a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116-3736

Attention: Al Browne; Izzy Lubarsky

Email: abrowne@cooley.com; ilubarsky@cooley.com

to any Securityholder, to the address or email address set forth opposite the name of such Securityholder on Schedule A hereto or to such other address as specified by written notice so given, and such notice will be deemed to have been delivered (a) when sent by email (so long as no transmission error is received), (b) on proof of service when sent by Overnight Delivery, or (c) on personal delivery in the case of hand delivery. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 10(a). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

(b) Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, each Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of such Securityholder’s Subject Securities shall pass, whether by operation of law or otherwise, including such Securityholder’s heirs, guardians, administrators or successors, and such Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

(c) Amendments; Waivers. This Agreement may not be amended, supplemented or modified, except by an instrument in writing signed by Parent and each Securityholder party hereto. Any provision of this Agreement may be waived only if such waiver is in writing and signed by the party against whom the waiver is to be effective. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

(d) Incorporation. Sections 8.3 (Counterparts; Effectiveness), 8.4 (Governing Law; Jurisdiction), 8.6 (WAIVER OF JURY TRIAL), 8.9 (Severability), 8.14 (Headings) and 8.15 (Interpretation) of the Merger Agreement shall apply to this Agreement, mutatis mutandis, as if such provisions had been fully set forth herein.

(e) Specific Performance. Each Securityholder acknowledges and agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to

Annex D-6

seek to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages (and each Securityholder hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each Securityholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that the Company or Parent otherwise have an adequate remedy at law.

(f) Entire Agreement. This Agreement (including the provisions of the Merger Agreement referenced herein) and the other documents and instruments executed pursuant hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

(g) Several, Not Joint, Obligations. Notwithstanding anything contained herein to the contrary, each Securityholder’s representations, warranties and covenants herein are made severally, as to itself only, and not jointly with any other Securityholder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

[SECURITYHOLDER]
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex D-8

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

BETHPAGE PARENT, INC.
By:
Name:
Title:
BETHPAGE MERGER SUB, INC.
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex D-9

SCHEDULE A

Name, Address and Electronic Mail Address of Securityholder	Number, Type and Class (i.e. Company Common Stock, Company Options, Company RSUs, and Company Warrants) of Subject Securities (if applicable)

Annex D-10

Annex E

FORM OF

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF ENZO BIOCHEM, INC.

ARTICLE I

The name of the corporation is “Enzo Biochem, Inc.” (the “Corporation”).

ARTICLE II

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board”).

ARTICLE III

The office of the Corporation is to be located in County of Suffolk, State of New York.

ARTICLE IV

The Corporation is authorized to issue one class of capital stock to be designated Common Stock. The total number of shares of Common Stock authorized to be issued is two hundred (200) shares without par value.

ARTICLE V

The Secretary of State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon the Secretary of State is: 81 Executive Blvd, Suite 3, Farmingdale NY 11735.

ARTICLE VI

The name and address of the registered agent which is to be the agent of the Corporation upon whom process against it may be served, are CT Corporation System, 28 Liberty Street, New York, NY 10005.

ARTICLE VII

The Bylaws of the Corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot, and directors need not be shareholders of the Corporation

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the shareholders of the Corporation to alter or repeal any Bylaws made by the Board.

Annex E-1

ARTICLE IX

Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE X

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of New York at the time in force that may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE XI

The Corporation shall, to the fullest extent permitted by the Business Corporation Law of the State of New York, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matter as provided under Article Seven of the Business Corporation Law of the State of New York.

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Annex F

AMENDED AND RESTATED
BY-LAWS OF
ENZO BIOCHEM, INC.

ARTICLE I
OFFICES

Section 1.01    Principal Office. The principal office of the corporation shall be located at such place within or without the State of New York as the board of directors may from time to time determine.

Section 1.02    Other Offices. The corporation may also have offices and places of business at such other places within and without the State of New York as the board of directors may from time to time determine.

ARTICLE II
SHAREHOLDERS

Section 2.01    Annual Meeting. The annual meeting of the shareholders of the corporation, for the election of directors and for the transaction of other business, shall be held each year at such time and such place within or without the State of New York as the board of directors shall determine. The board of directors may, in its sole discretion, determine that the annual meeting be held solely by means of electronic communication, the platform or service of which shall be the place of the meeting. If the annual meeting is to be held at a physical location, the board of directors may, in its discretion, authorize shareholders not physically present to participate and/or vote in the proceedings of such meeting by means of electronic communication, as more fully set forth in Section 2.03.

Section 2.02    Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the board of directors and shall be held on such date, at such time and place, either within or without the State of New York, as shall be determined by the board of directors. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of such meeting. The board of directors may, in its sole discretion, determine that the meeting be held solely by means of electronic communication, the platform or service of which shall be the place of the meeting. If the meeting is to be held at a physical location, the board of directors may, in its discretion, authorize shareholders not physically present to participate and/or vote in the proceedings of such meeting by means of electronic communication, as more fully set forth in Section 2.03.

Section 2.03    Electronic Communication. The board of directors may, in its discretion, authorize shareholders not physically present, in person or proxy, at a meeting of shareholders to participate in the proceedings of such meeting and/or vote or grant proxies with respect to matters submitted to the shareholders at such meeting by means of electronic communication. A shareholder participating in a shareholders’ meeting by such means is deemed to be present in person at the meeting.

Section 2.04    Notice of Meetings. Written or electronic notice of each meeting of the shareholders shall be given, personally or by mail or electronic transmission, not fewer than ten nor more than 60 days before the date of the meeting; provided, however, that such notice may be given by third class mail not fewer than 24 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such shareholder’s address as it appears on the record of shareholders or, if a shareholder shall have filed with the Secretary of the corporation a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address. If transmitted electronically, such notice shall be directed to the shareholder’s electronic address supplied to the Secretary of the corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions. The notice shall state (i) the place, date and hour of the meeting, (ii) the means of electronic communications, if any, by which shareholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting and (iii) unless it is the annual meeting, the purpose or purposes for which the meeting is called and indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. The notice need not refer to the approval of minutes or to other matters normally incident to the conduct of the meeting.

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Section 2.05    Waiver of Notice. Notice of a meeting need not be given to any shareholder who submits a waiver of notice. Waivers of notice may be written or electronic and may be submitted before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of such notice by such shareholder.

Section 2.06    Procedure. At each meeting of shareholders, the order of business and all other matters of procedure shall be determined by the person presiding at the meeting.

Section 2.07    List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat, or prior thereto, by any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 2.08    Quorum. At each meeting of shareholders for the transaction of any business, a quorum must be present to organize such meeting. Except as otherwise provided by law, a quorum shall consist of the holders of a majority of the votes of shares of the corporation entitled to vote at such meeting, present either in person or by proxy. When a quorum is once present to organize a meeting of the shareholders, it is not broken by the subsequent withdrawal of any shareholders.

Section 2.09    Adjournments. The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not a quorum shall be present at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting, and the shareholders entitled to vote at the meeting on the original date (whether or not they were present thereat), and no others, shall be entitled to vote at such adjourned meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to such notice.

Section 2.10    Voting; Proxies. Each shareholder of record shall be entitled at every meeting of shareholders to one vote for each share having voting power standing in the shareholder’s name on the record of shareholders of the corporation on the record date fixed pursuant to Section 7.03 of these by-laws, unless otherwise provided in the certificate of incorporation of the corporation. Each shareholder entitled to vote at a meeting of shareholders may vote in person or, if authorized by the board of directors, by electronic communication, or may authorize another person or persons to act for the shareholder by proxy. Any proxy shall be signed by the shareholder or the shareholder’s duly authorized officer, director, employee or agent and shall be delivered to the secretary of the meeting. The signature of a shareholder or the shareholder’s duly authorized officer, director, employee or agent on any proxy may be affixed by any reasonable means, including facsimile signature. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Directors shall, except as otherwise provided by applicable law or the certificate of incorporation, be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. All other corporate action to be taken by vote of the shareholders shall, except as otherwise provided by law, the certificate of incorporation or these by-laws, be authorized by a majority of the votes cast in favor of such action at a meeting of the shareholders. The vote for directors, or upon any corporate action coming before a meeting of shareholders, shall not be by ballot unless the person presiding at such meeting shall so direct or any shareholder, present in person or by proxy and entitled to vote thereon, shall so demand. Except as otherwise provided in the certificate of incorporation, an abstention shall not constitute a vote cast.

Section 2.11    Appointment of Inspectors at Meetings. The board of directors may, in advance of any meeting of the shareholders, appoint one or more inspectors to act at the meeting (or any adjournment thereof) and make a written report thereof, and shall do so if the corporation has a class of voting shares that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association. If inspectors are required and not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by

Annex F-2

the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. No person who is a candidate for the office of director of the corporation shall act as an inspector at any meeting of the shareholders at which directors are elected.

Section 2.12    Duties of Inspectors of Election. Whenever one or more inspectors of election is appointed as provided in these by-laws, such inspector or inspectors shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section 2.13    Written Consent of Shareholders Without a Meeting. Whenever by law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by the requisite shareholders needed to take action are delivered to the corporation. Written consent thus given by the holders of all such number of shares as is required under this Section 2.13 shall have the same effect as a valid vote of holders of such number of shares.

ARTICLE III
Directors

Section 3.01    Number and Qualifications. The board of directors shall consist of one or more members. Subject to any provision as to the number of directors contained in the certificate of incorporation or these by-laws, the exact number of directors shall be fixed from time to time by action of the shareholders or by vote of a majority of the entire board of directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors is increased at any time, the vacancy or vacancies in the board arising from such increase shall be filled as provided in Section 3.06. If the number of directors is not otherwise fixed as provided above, it shall be one. Each of the directors shall be at least 18 years of age.

Section 3.02    Powers. The business of the corporation shall be managed under the direction of the board of directors, which shall have and may exercise all of the powers of the corporation, except such as are expressly conferred upon the shareholders by law, by the certificate of incorporation or by these by-laws.

Section 3.03    Election and Term of Office. Except as otherwise provided by law or these by-laws, each director of the corporation shall be elected at an annual meeting of shareholders, and shall hold office until the next annual meeting of shareholders and until such director’s successor has been elected and qualified.

Section 3.04    Resignation. Any director of the corporation may resign at any time by giving such director’s resignation to the President or any Vice President or the Secretary. Such resignation shall take effect at the later of the date of receipt of the notice or the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05    Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

Section 3.06    Vacancies. Except as otherwise provided by law or these by-laws, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, except the removal of directors without cause, may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. Any such newly created directorships and vacancies occurring in the board of directors for any reason may also be filled by vote of the shareholders at any meeting of shareholders and notice of which shall have referred to the proposed election. If any such newly created directorships or vacancies occurring in the board of directors for any reason shall not be filled prior to the next annual meeting of shareholders, they shall be filled by vote of the shareholders at such annual meeting. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until such director’s successor has been elected and qualified.

Annex F-3

Section 3.07    Directors’ Fees. Directors may receive a fee for their services as directors and travelling and other out-of-pocket expenses incurred in attending any regular or special meeting of the board. The fee may be a fixed sum to be paid for attending each meeting of the board of directors or a fixed sum to be paid monthly, quarterly or semi-annually, irrespective of the number of meetings attended or not attended. The amount of the fee, if any, and the basis on which it shall be paid shall be determined by the board of directors. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 3.08    First Meeting of Newly Elected Directors. The first meeting of each newly elected board of directors (other than the initial board of directors elected by the incorporator) shall be held immediately after the annual meeting of shareholders and at the same place as such annual meeting of shareholders, provided a quorum be present, and no notice of such meeting shall be necessary. In the event such first meeting of a newly elected board of directors is not held at said time and place, the same shall be held as provided in Section 3.09.

Section 3.09    Other Meetings of Directors. Subject to Section 3.08, regular and special meetings of the board of directors may be held at such times and at such places, within or without the State of New York, as the board of directors may determine.

Section 3.10    Notice of Meetings. Regular meetings of the board of directors may be held without notice if the times and places of such meetings are fixed by the board or these by-laws. Except as provided in the preceding sentence, notice of each regular or special meeting of the board of directors to be held in accordance with Section 3.09, stating the time and place thereof, shall be given by the President, the Secretary, any Assistant Secretary or any member of the board to each member of the board (a) by depositing the notice not less than three days before the meeting in the United States mail, with first-class postage thereon prepaid, directed to such member of the board at the address designated by such member for such purpose (or, if none is designated, at such member’s last known address), or (b) not less than 24 hours before the meeting by either (i) delivering the same to such member of the board personally or (ii) transmitting the same by telephone, electronic mail or other electronic transmission method to the address or contact information designated by such member for such purposes (or, if none is designated, to such member’s last known address or other contact information). Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting. The notice of any meeting of the board of directors need not specify the purpose or purposes for which the meeting is called, except as provided in Section 3.06.

Section 3.11    Quorum and Action by the Board. At all meetings of the board of directors, except as otherwise provided by law, the certificate of incorporation or these by-laws, a quorum shall be required for the transaction of business and shall consist of not less than a majority of the entire board, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

Section 3.12    Procedure. The order of business and all other matters of procedure at every meeting of directors may be determined by the person presiding at the meeting.

Section 3.13    Action Without a Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The written consent of a member may be made electronically, where such consent is submitted via email, text, or other secured platform for electronic communications, along with information from which it can be reasonably determined that the transmission was authorized by such member. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 3.14    Presence at a Meeting by Telephone. Unless otherwise restricted by the certificate of incorporation of the corporation, members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by a director in a board or committee meeting by such means shall constitute presence in person at such meeting.

Annex F-4

ARTICLE IV
Committees of directors

Section 4.01    Designation of Committees. The board of directors, by resolution or resolutions adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. In the interim between meetings of the board of directors, the executive committee, if and to the extent permitted in the resolution designating such committee, shall have all the authority of the board of directors except as otherwise provided by law and shall serve at the pleasure of the board of directors. Each other committee so designated shall have such name as may be provided from time to time in the resolution or resolutions, shall serve at the pleasure of the board of directors and shall have, to the extent provided in such resolution or resolutions, all the authority of the board of directors except as otherwise provided by law.

Section 4.02    Acts and Proceedings. All acts done and power and authority conferred by the executive committee from time to time within the scope of its authority shall be, and may be deemed to be, and may be specified as being, the act and under the authority of the board of directors. The executive committee and each other committee shall keep minutes of its proceedings and report its actions to the board of directors when required.

Section 4.03    Compensation. Members of the executive committee or of any other committee may receive such compensation for their services as the board of directors shall from time to time determine.

ARTICLE V
Officers

Section 5.01    Officers. The board of directors may appoint or elect a President, one or more Vice Presidents, a Secretary and a Treasurer. The board of directors may from time to time appoint or elect such additional officers as it may determine. Such additional officers shall have such titles and such authority and perform such duties as the board of directors may from time to time prescribe.

Section 5.02    Term of Office. The President, each Vice President, the Secretary and the Treasurer shall, unless otherwise determined by the board of directors, hold office until the first meeting of the board following the next annual meeting of shareholders and until their successors have been appointed or elected and qualified. Each additional officer appointed or elected by the board of directors shall hold office for such term as shall be determined from time to time by the board of directors and until such officer’s successor has been appointed or elected and qualified. Any officer, however, may be removed or have its authority suspended by the board of directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the board of directors shall have the power to fill such vacancy.

Section 5.03    The President. The President shall be the Chief Executive Officer of the corporation. The President shall preside at all meetings of the shareholders and of the board of directors. The President shall have the general powers and duties of supervision and management of the corporation which usually pertain to such office, and shall perform all such other duties as are properly required of the President by the board of directors.

Section 5.04    The Vice Presidents. Each Vice President may be designated by such title as the board of directors may determine, and each such Vice President in such order of seniority as may be determined by the board shall, in the absence or disability of the President, or at the request of the President, perform the duties and exercise the powers of the President. Each Vice President also shall have such powers and perform such duties as usually pertain to such office or as are properly required of such Vice President by the board of directors.

Section 5.05    The Secretary and Assistant Secretaries. The Secretary shall issue notices of all meetings of shareholders and directors where notices of such meetings are required by law or these by-laws. The Secretary shall attend all meetings of shareholders and of the board of directors and keep the minutes thereof. The Secretary shall affix the corporate seal (if one is adopted pursuant to Section 9.01) to and sign such instruments as require the seal and the signature of the Secretary and shall perform such other duties as usually pertain to such office or as are properly required of the Secretary by the board of directors.

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Each Assistant Secretary may, in the absence or disability of the Secretary, or at the request of the Secretary or the President, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board of directors shall prescribe.

Section 5.06    The Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all the moneys and securities of the corporation. The Treasurer shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by the Treasurer and paid by the Treasurer on account of the corporation. The Treasurer shall make and sign such reports, statements and instruments as may be required of the Treasurer by the board of directors or by the laws of the United States or by any state, country or other jurisdiction in which the corporation transacts business, and shall perform such other duties as usually pertain to such office or as are properly required of the Treasurer by the board of directors.

Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at the request of the Treasurer or the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the board of directors shall prescribe.

Section 5.07    Execution Authority of Officers. All agreements of the corporation shall be executed on behalf of the corporation by (a) the President or Vice President of Assurance, (b) such other officer or employee of the corporation authorized in writing by the President, with such limitations or restrictions on such authority as the President deems appropriate or (c) such other person as may be authorized by the board of directors.

Section 5.08    Officers Holding Two or More Offices. Any two or more offices may be held by the same person. When all the issued and outstanding shares of the corporation are held by one individual, such individual may hold all or any combination of offices.

Section 5.09    Duties of Officers May be Delegated. In case of the absence or disability of any officer of the corporation or in case of a vacancy in any office or for any other reason that the board of directors may deem sufficient, the board of directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

Section 5.10    Compensation. The compensation of each officer shall be determined by the board of directors. The compensation of all other employees shall be fixed by the President or the President’s designees within such limits as may be prescribed by the board of directors.

Section 5.11    Security. The board of directors may require any officer, agent or employee of the corporation to give security for the faithful performance of the duties of such officer, agent or employee, in such amount as may be satisfactory to the board. Such security may be in the form of a fidelity bond obtained by the corporation at its expense.

ARTICLE VI
Indemnification of directors and officers

Section 6.01    Right of Indemnification. The corporation shall, to the fullest extent permitted by the laws of the State of incorporation, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the corporation, any subsidiary of the corporation or of any other corporation for which he acted as officer or director at the request of the corporation.

ARTICLE VII
Shares

Section 7.01    Certificate of Shares. The shares of the corporation shall be represented by certificates, or will be uncertificated. Certificates, if any, shall be numbered and shall be entered in the records of the corporation as they are issued. Each share certificate shall when issued state upon the face thereof that the corporation is formed under the laws of the State of New York, the name of the person or persons to whom issued, and the number and class of shares and the designation of the series, if any, which such certificate represents and shall be signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation, if any, or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if: (a) the certificate is countersigned by a transfer agent or registered by a registrar other than

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the corporation itself or its employee; or (b) the corporation’s shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the officer were such officer at the date of issue. No certificate shall be valid until countersigned by a transfer agent if the corporation has a transfer agent, or until registered by a registrar if the corporation has a registrar.

Section 7.02    Transfers of Shares. Shares of the corporation shall be transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof. The board of directors, to the extent permitted by law, shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates and may appoint one or more transfer agents and registrars of the shares of the corporation.

Section 7.03    Fixing of Record Date and Time. The board of directors may fix, in advance, a day and hour not more than 60 days nor less than ten days before the date on which any meeting of the shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined and, in the event such record date and time are fixed by the board of directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the board of directors for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record on the day such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

The board of directors may fix, in advance, a day and hour not more than 60 days before the date fixed for the payment of a dividend of any kind or the allotment of any rights, as the record time for the determination of shareholders entitled to receive such dividend or rights, and in such case only shareholders of record at the date and time so fixed shall be entitled to receive such dividend or rights; provided, however, that if no record date and time for the determination of shareholders entitled to receive such dividend or rights are fixed, shareholders of record at the close of business on the day on which the resolution of the board of directors authorizing the payment of such dividend or the allotment of such rights is adopted shall be entitled to receive such dividend or rights.

Section 7.04    Record of Shareholders. The corporation shall keep at its office in the State of New York, or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

Section 7.05    Lost Share Certificates. The board of directors may in its discretion cause a new certificate for shares to be issued by the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate; but the board of directors may in its discretion refuse to issue such new certificate save upon the order of a court having jurisdiction in such matters.

ARTICLE VIII
Finances

Section 8.01    Corporate Funds. The funds of the corporation shall be deposited in its name with such banks, trust companies or other depositories as the board of directors or the officers may from time to time designate. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by such officer or officers, employee or employees, agent or agents as the board of directors may from time to time designate. No officers, employees or agents of the corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the corporation or to bind the corporation thereby, except as provided in this section.

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Section 8.02    Fiscal Year. The fiscal year of the corporation shall be the calendar year unless otherwise provided by the board of directors.

Section 8.03    Loans to Directors. The corporation may not lend money to or guarantee the obligation of a director of the corporation unless (a) the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum, or (b) the board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this section does not affect the borrower’s liability on the loan.

ARTICLE IX
MISCELLANEOUS

Section 9.01    Corporate Seal. The board of directors may in its discretion adopt or alter the seal of the corporation. The seal of the corporation, if the board elects to adopt one, shall be in such form as may be determined from time to time by the board of directors. The seal on any corporate obligation for the payment of money may be facsimile.

Section 9.02    Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board and committees, if any, and shall keep at the office of the corporation in this state or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 9.03    Inspection of Books and Records. The annual balance sheet and profit and loss statement of the corporation, minutes of proceedings of the shareholders and record of shareholders of the corporation shall, to the extent provided by law, be open to the inspection of shareholders and voting trust certificate holders, in the manner provided by law.

Section 9.04    Affidavit of Proper Purpose. The corporation may require any shareholder or voting trust certificate holder requesting an inspection under Section 9.03 to furnish to the corporation, its transfer agent or registrar an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that such shareholder or holder has not within five years sold or offered for sale any list of shareholders of any corporation of any type or kind, or aided or abetted any person in procuring any such record of shareholders for any such purpose. An inspection requested under Section 9.03 may be denied to a shareholder or other person upon their refusal to furnish to the corporation, its transfer agent or registrar such an affidavit.

Section 9.05    Amendment of By-Laws. By-laws of the corporation may be adopted, amended or repealed at any meeting of shareholders, notice of which shall have referred to the proposed action, by a majority of the votes cast by the holders of the shares of the corporation at the time entitled to vote in the election of any directors, or at any meeting of the board of directors, notice of which shall have referred to the proposed action, by the vote of a majority of the entire board of directors.

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ENZO BIOCHEM, INC. 21 Executive Blvd. Farmingdale, New York 11735 [INSERT QR CODE IMAGE AND ANY RELATED INSTRUCTIONS] VOTE BY INTERNET Before the Meeting – Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting – Go to [●] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions. VOTE BY PHONE – [1-800-690-6903] Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Enzo Biochem, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 below. Vote on Proposals 1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated June 23, 2025 and approve the Merger and the transactions contemplated by the Agreement and Plan of Merger (the “Merger Proposal”). 2. To consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special meeting (the “Adjournment Proposal”). For Against Abstain The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2 in accordance with the recommendations of the Company’s Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting in accordance with their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENZO BIOCHEM, INC. SPECIAL MEETING OF SHAREHOLDERS PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE The undersigned hereby appoints Kara Cannon as proxy, with full power of substitution, revoking all proxies previously given, and hereby authorizes her to represent and vote, as designated on the reverse side of this form, all shares of common stock of Enzo Biochem, Inc. that the undersigned would be entitled to vote if present at the Special Meeting of shareholders to be held at [●] a.m. Eastern Time on [●], 2025 virtually at www.virtualshareholdermeeting.com/[●] , and at any adjournment or postponement thereof (the “Special Meeting”) This proxy, when properly executed, will be voted in the manner specified on the reverse side. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. The proposals are more fully described in the Proxy Statement If a matter is not timely submitted pursuant to Rule 14a-4(c)(1), the proxy appointed in this proxy card will have discretionary authority to vote with respect to any such matter subsequently and properly raised at the Special Meeting. Only shareholders of record as of the close of business on [●], 2025 may vote at the Special Meeting. YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY CONTINUED AND TO BE SIGNED ON REVERSE SIDE 4926-5376-5970.3